EXECUTION COPY

CREDIT AGREEMENT

dated as of

March 17, 2011

among

ROTECH HEALTHCARE INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC

and

JEFFERIES FINANCE LLC,
as Joint Bookrunners and Joint Lead Arrangers

JEFFERIES FINANCE LLC,
as Documentation Agent

Page
ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	15
SECTION 1.03.	Pro Forma Calculations	16
SECTION 1.04.	Classification of Loans and Borrowings	16
ARTICLE II

The Credits

(continued)

Page

ARTICLE III

Representations and Warranties

ARTICLE IV

Conditions of Lending

SECTION 4.01.	All Borrowings	36
SECTION 4.02.	First Borrowing	36

(continued)
Page
ARTICLE V

Affirmative Covenants

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indenture Covenants	44
SECTION 6.02.	Prepayments or Modification of Certain Debt	44
SECTION 6.03.	Maximum Leverage Ratio	45

ARTICLE VII

Events of Default
ARTICLE VIII

The Administrative Agent and the Collateral Agent

(continued)
Page
ARTICLE IX

Miscellaneous

(continued)
Page

SCHEDULES

Schedule 1.01(a)	- Subsidiary Guarantors

Schedule 2.01	- Lenders and Commitments

Schedule 3.08	- Restricted Subsidiaries

Schedule 3.09	- Litigation

Schedule 3.17	- Environmental Matters

Schedule 3.18	- Insurance

Schedule 3.19(a)	- UCC Filing Offices

Schedule 3.20	- Leased Real Property

Schedule 4.02(a)	- Local Counsel

Schedule 4.02(j)	- Indebtedness

EXHIBITS

Exhibit A	- Form of Administrative Questionnaire

Exhibit B	- Form of Assignment and Acceptance

Exhibit C	- Form of Borrowing Request

Exhibit D	- Form of Collateral Agreement

Exhibit E	- Form of Guarantee Agreement

Exhibit F-1	- Form of Opinion of Latham & Watkins LLP

Exhibit F-2	- Form of Local Counsel Opinion (Colorado)

Exhibit F-3	- Form of Local Counsel Opinion (Florida)

Exhibit F-4	- Form of Local Counsel Opinion (South Carolina)

Exhibit G	- Form of Compliance Certificate

CREDIT AGREEMENT dated as of March 17, 2011, among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in Article I), and CREDIT SUISSE AG, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Secured Parties (as defined in Article I).
The Borrower has requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $10,000,000. The proceeds of the Loans are to be used solely for general corporate purposes of the Borrower and the Subsidiaries.
The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day for a three-month Interest Period commencing on such day plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate or Adjusted LIBO Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 5.00% per annum, and (b) with respect to any ABR Loan, 4.00% per annum.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.
“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof, (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above, and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.
“Change in Control” shall have the meaning assigned to the term “Change of Control” in the Senior Secured Notes Indenture as in effect on the Closing Date.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date.
“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean March 17, 2011.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all the “Collateral” as defined in any Security Document.
“Collateral Agent” shall mean The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Secured Parties, together with its successors and assigns.
“Collateral Agreement” shall mean the Amended and Restated Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Communications” shall have the meaning assigned to such term in Section 9.01.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that has (a) defaulted in its obligation to make a Loan required to be made by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.
“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EBITDA” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.
“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Events of Default” shall have the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (and, in each case, franchise taxes imposed in lieu thereof) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in which it is otherwise deemed to be engaged in business, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)) or participant, any withholding tax (including FATCA) that is imposed on amounts payable to such Lender or participant pursuant to any law enacted at the time such Lender becomes a party to this Agreement (or designates a new lending office) or such participant acquires its participation or is attributable to such Lender’s or participant’s failure to comply with Sections 2.20(e) and 2.20(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) or sale of the participation, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).
“Existing Subordinated Notes” shall mean the Borrower’s 9.5% Senior Subordinated Notes due 2012.
“Existing Subordinated Notes Transactions” shall mean, on the Closing Date, (a) the issuance by the Borrower of a redemption notice to redeem all of the Existing Subordinated Notes outstanding on the Closing Date and (b) compliance by the Borrower with the provisions of the indenture governing the Existing Subordinated Notes dated March 26, 2002 (the “Existing Subordinated Notes Indenture”) to satisfy and discharge the Existing Subordinated Notes Indenture as to all such Existing Subordinated Notes.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations thereunder or official interpretations thereof.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.
“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 9.16.
“Intercreditor Agreements” shall mean the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement dated as of March 17, 2011, among the Senior Secured Notes Trustee, as first priority representative, the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as junior priority representative.
“Junior Secured Notes” shall mean the Borrower’s 10.5% senior second priority secured notes due 2018, issued on the Closing Date in an aggregate principal amount of $290,000,000 and any exchange notes issued in exchange therefor, in each case pursuant to the Junior Secured Notes Indenture.

“Junior Secured Notes Documents” shall mean the Junior Secured Notes, the Junior Secured Notes Indenture and all other documents executed and delivered with respect to the Junior Secured Notes or the Junior Secured Notes Indenture.

“Junior Secured Notes Indenture” shall mean the Indenture for the Junior Secured Notes dated as of March 17, 2011, among the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“Leverage Ratio” shall mean, on any date of determination, the ratio of Total Debt on such date to EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.
“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” shall mean March 17, 2012.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Obligations” shall mean all obligations defined as “Loan Documents Obligations” in the Collateral Agreement and the other Security Documents.
“OFAC” shall have the meaning assigned to such term in Section 3.23.
“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement dated as of March 17, 2011, among the Collateral Agent, the Senior Secured Notes Trustee, the Borrower, the Subsidiaries party thereto, the Administrative Agent, as initial additional authorized representative, and each additional representative from time to time party thereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Annex X to the Collateral Agreement.
“Permitted Liens” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.01.
“Prime Rate” shall mean the rate of interest per annum determined from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.
“Pro Forma Compliance” shall mean, at any date of determination, that the Leverage Ratio on such date shall be less than or equal to 5.50 to 1.00.
“Pro Rata Percentage” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment. In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.
“Public Lender” shall have the meaning assigned to such term in Section 9.01.
“Refinancing Indebtedness” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.
“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that (a) at any time there are two or more Lenders which are not Defaulting Lenders, “Required Lenders” shall mean at least two such Lenders, and (b) in any event, the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Subsidiary” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, (e) each counterparty to any Hedging Agreement that constitutes a Guaranteed Obligation (as defined in the Guarantee Agreement) and (f) the permitted successors and assigns of each of the foregoing.

“Security Documents” shall mean the Collateral Agreement, the Intercreditor Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.
“Senior Secured Notes” shall mean the Borrower’s 10.5% senior secured notes due 2016, issued on October 6, 2010, in an aggregate principal amount of $230,000,000, and any exchange notes issued in exchange therefor, in each case pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Note Indenture.
“Senior Secured Notes Indenture” shall mean the Indenture for the Senior Secured Notes dated as of October 6, 2010, among the Borrower, the Subsidiaries party thereto and the Senior Secured Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Trustee” shall mean The Bank of New York Mellon Trust Company, N.A. and its successors and assigns acting as trustee under the Senior Secured Notes Indenture.

“Significant Subsidiary” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“subsidiary” shall mean, with respect to any person (herein referred to as the

“parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean any subsidiary of the Borrower.
“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The initial Total Commitment is $10,000,000.
“Total Debt” shall mean, at any time, (a) the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term, except to the extent of any unreimbursed drawings thereunder) minus (b) unrestricted cash and Cash Equivalents, at such time, in an aggregate amount not to exceed $50,000,000, to the extent that any such unrestricted cash is, or any such Cash Equivalents are, maintained in one or more deposit or securities accounts over which the Collateral Agent has a perfected security interest by virtue of satisfying one of the requirements for control specified in Section 9-104 of the New York Uniform Commercial Code.
“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, and, in the case of the Borrower, the making of the Borrowings hereunder, (b) the execution, delivery and performance by the Borrower and the Subsidiaries party thereto of the Junior Secured Notes Documents and the issuance of the Junior Secured Notes, (c) the Existing Subordinated Notes Transactions, and (d) the payment of related fees and expenses.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
“Unfunded Advances” shall mean, without duplication of amounts paid to the Administrative Agent under the Intercreditor Agreements, the aggregate amount, if any, (a) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) and (b) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision contained or incorporated by reference in this Agreement or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision contained or incorporated by reference in this Agreement or any related definition for such purpose), then the Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.
SECTION 1.03.    Pro Forma Calculations. Whenever it shall be necessary to calculate the Leverage Ratio hereunder, the Leverage Ratio shall be calculated after giving effect to all applicable adjustments contemplated by clauses (1) through (5) and the final paragraph of the definition of the term “Consolidated Coverage Ratio” in the Senior Secured Notes Indenture as in effect on the Closing Date.

SECTION 1.04.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of such Lender’s outstanding Loans exceeding such Lender’s Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.
SECTION 2.02.    Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(b)    Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short‑term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i)  whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the

Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04.    Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05.    Commitment Fees. The Borrower agrees to pay to each Lender (other than a Defaulting Lender for so long as, and with respect to the period during which, such Lender is a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.75% per annum on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the

Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, the Commitment Fees shall not be refundable under any circumstances.
SECTION 2.06.    Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
(b)    Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.
(c)    Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.07.    Default Interest. If (i) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (ii) if any Event of Default under Article VII (other than paragraphs (b), (c), (g) or (h) thereunder, which shall be covered by clause (i) above) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full or, in the case of clause (ii) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.
SECTION 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the costs (other than with respect to Taxes) to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09.    Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date.
(b)    Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the aggregate outstanding principal amount of the Loans at the time.
(c)    Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
SECTION 2.10.    Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
(i)    each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii)    each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(iv)    if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(v)    any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
(vi)    any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and
(vii)    upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

SECTION 2.11.    RESERVED
SECTION 2.12.    Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, however, that (i) each partial prepayment of a Borrowing shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) at the election of the Borrower in connection with any prepayment of Loans pursuant to this Section 2.12(a), such prepayment shall not, so long as no Event of Default then exists, be applied to any Loan of a Defaulting Lender.
(b)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a refinancing, in which case it shall still be subject to Section 2.16, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Loans that are not made in connection with the termination or permanent reduction of the Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.13.    Mandatory Prepayments. (a) In the event of any termination of all the Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings. If, after giving effect to any partial reduction of the Commitments or at any other time, the aggregate principal amount of the outstanding Loans would exceed the Total Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.
(b)    All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
SECTION 2.14.    Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if any Change in Law (other than with respect to Excluded Taxes) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender at the time set forth in paragraph (c) of this Section 2.14 such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)    Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.15.    Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)    such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(b)    For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16.    Indemnity. Except with respect to Taxes, the Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
SECTION 2.17.    Pro Rata Treatment. Except as otherwise set forth herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
SECTION 2.18.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.    Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Commitment Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. All payments received by the Administrative Agent after 1:00 p.m., New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Commitment Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Commitment Fees, if applicable.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
SECTION 2.20.    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant

Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed on amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Foreign Lender and the Administrative Agent hereby agrees that it shall, no later than the Closing Date, or in the case of a Foreign Lender that becomes a party hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Foreign Lender becomes a party hereto, or, in the case where a Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”), no later than the date such Lender designates the New Lending Office, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender or the Administrative Agent is legally able to do so, deliver to the Borrower and the Administrative Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W‑8ECI or successor form, (y) U.S. Internal Revenue Service Form W‑8BEN or successor form, in each case, indicating that such Foreign Lender or the Administrative Agent is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax, or (z) U.S. Internal Revenue Service Form W-8IMY (and required attachments or supporting statements) or successor form, (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W‑8BEN or successor form, or (iii) any other form or documentation prescribed by applicable law indicating that such Foreign Lender or the

Administrative Agent is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax. In addition, each Foreign Lender and the Administrative Agent shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender or the Administrative Agent and shall deliver such forms within 5 days after receipt of a written request therefor from the Borrower or the Administrative Agent.
(f)    Each Lender that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code, other than a Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender that becomes a party hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Lender becomes a party hereto, deliver to the Borrower and the Administrative Agent two accurate, complete and signed copies of U.S. Internal Revenue Service Form W‑9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Unless the Borrower and the Administrative Agent has received such forms or other documents required by this Section 2.20(f), the Borrower or the Administrative Agent, as applicable, shall withhold amounts as required by applicable requirements of law from such payments at the applicable statutory rate.
(g)    If a Lender or the Administrative Agent determines that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which the Borrower has paid additional amounts pursuant to Section 2.20(a) or made an indemnity payment, pursuant to this Section 2.20(c), it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.
(h)    Each Lender shall severally indemnify the Administrative Agent for any Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.20(h) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(i)    If a payment made to the Administrative Agent or a Lender under this Agreement may be subject to U.S. federal withholding tax under FATCA, the Administrative Agent or such Lender shall deliver to the Borrower (and, in the instance of a payment made to a Lender, to the Administrative Agent), at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
SECTION 2.21.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Commitment Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
(b)    If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Administrative Agent and each of the Lenders that:
SECTION 3.01.    Organization; Powers. The Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.    Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than any Lien created hereunder, under the Security Documents, under the Senior Secured Notes Documents or under the Junior Secured Notes Documents).
SECTION 3.03.    Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 3.04.    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.
SECTION 3.05.    Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2010, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
SECTION 3.06.    No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 2010.
SECTION 3.07.    Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to or valid leasehold interests in all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.
(b)    Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.
SECTION 3.08.    Restricted Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Restricted Subsidiaries and the percentage ownership interest of the Borrower and its Restricted Subsidiaries therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Permitted Liens.
SECTION 3.09.    Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
(c)    Neither the Borrower nor any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Agreements. (a) Neither the Borrower nor any of the

Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Borrower nor any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Federal Reserve Regulations. (a) Neither the Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
SECTION 3.12.    Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 3.13.    Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement and not to purchase or carry Margin Stock.
SECTION 3.14.    Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state and local tax returns required to have been filed by it with a Governmental Authority and has paid or caused to be paid all material taxes due and payable by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.
SECTION 3.15.    No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
SECTION 3.16.    Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.17.    Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.18.    Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Restricted Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
SECTION 3.19.    Security Documents. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and the proceeds thereof and when financing statements or other filings in appropriate form are filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement), in each case prior and superior in right to any other person, other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement.
(b)    Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements or such other filings in appropriate form filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in Patents and Trademarks (as each term is defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other person other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied for Patents, Trademarks, or Copyrights, acquired by the Loan Parties after the date hereof).
SECTION 3.20.    Location of Leased Premises. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Restricted Subsidiaries and the addresses thereof. The Borrower and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20. On the Closing Date, neither the Borrower nor any Restricted Subsidiary owns any real property in fee.
SECTION 3.21.    Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

SECTION 3.22.    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan (if any) on the Closing Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.23.    Sanctioned Persons. Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE IV

Conditions of Lending
The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:
SECTION 4.01.    All Borrowings. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):
(a)    The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.
(b)    The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
(c)    At the time of and immediately after such Borrowing, no Default or Event of

Default shall have occurred and be continuing.
(d)    At the time of such Borrowing and immediately after giving effect thereto, the Borrower would be in Pro Forma Compliance.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.
SECTION 4.02.    First Borrowing. On the Closing Date:
(a)    The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Latham & Watkins LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibits F-2, F-3 and F-4, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
(b)    All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.
(c)    The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(d)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
(e)    The Administrative Agent shall have received from the Borrower (i) for the account of each Lender on the Closing Date, an upfront fee in an amount equal to 0.50% of the Commitment of such Lender on the Closing Date, and (ii) all other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(f)    The Guarantee Agreement and the Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.
(g)    The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or will be contemporaneously released or terminated.
(h)    The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.
(i)    The Borrower shall have received gross cash proceeds of not less than $290,000,000 from the issuance of Junior Secured Notes pursuant to the Junior Secured Notes Indenture.
(j)    The Administrative Agent shall be satisfied that the Existing Subordinated Notes Transactions will be consummated substantially concurrently with the Closing Date. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness outstanding under this Agreement, (b) Indebtedness outstanding under the Senior Secured Notes Indenture, (c) Indebtedness outstanding under the Junior Secured

Notes Indenture, (d) Indebtedness outstanding and set forth on Schedule 4.02(j) and (e) other Indebtedness permitted to be incurred under this Agreement in an aggregate outstanding principal amount not in excess of $1,000,000.
(k)    The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower and the Subsidiaries taken as a whole from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.
(l)    The Lenders shall have received a detailed consolidated budget for the fiscal year ending December 31, 2011, in form and substance reasonably satisfactory to the Lenders.
(m)    The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower and the Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent (determined in a manner consistent with the representation in Section 3.22).
(n)    The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(o)    There shall be no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person that involve any Loan Document or the Transactions.
ARTICLE V

Affirmative Covenants
The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Commitment Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:
SECTION 5.01.    Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would otherwise be permitted in compliance with Article VI.
(b)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.02.    Insurance. (a) Maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
(b)    Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent.
SECTION 5.03.    Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, materials and supplies or otherwise, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, with respect to a contested obligation, such contest operates to suspend collection and enforcement of a Lien.
SECTION 5.04.    Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:
(a)    within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2010, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Restricted Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and (ii) an opinion of such accountants (which opinion shall, except as specified in the opinion of Deloitte & Touche LLP dated February 25, 2011 in relation to Note 2 to the consolidated financial statements for the fiscal year ended December 31, 2010, be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2011, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year and (ii) a certificate of a Financial Officer of the Borrower certifying that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;
(c)    notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report for the Borrower on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of paragraph (a) above; provided that, such Form 10-K, when filed with the Securities and Exchange Commission, is accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing that satisfies the requirements of clause (ii) of paragraph (a) above and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report for the Borrower on Form 10-Q for such fiscal quarter, as filed with the Securities and Exchange Commission, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy the requirements of paragraph (b) above;
(d)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit G (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth a reasonably detailed calculation of the

Leverage Ratio as of the period then ended (regardless of whether the Borrower is then required to comply with Section 6.03);
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;
(f)    promptly after the receipt thereof by the Borrower or any of the Restricted Subsidiaries, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto;
(g)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(h)    promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(i)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
SECTION 5.06.    Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, or (iii) in any Loan Party’s identity or corporate structure. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.
SECTION 5.08.    Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.
SECTION 5.09.    Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.
SECTION 5.10.    Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
SECTION 5.11.    Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.
SECTION 5.12.    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary that is a Restricted Subsidiary and each other person that shall Guarantee any of the Senior Secured Notes or the Junior Secured Notes to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Security Documents, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (including properties acquired subsequent to the Closing Date that secure any of the Senior Secured Notes or the Junior Secured Notes)). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the relevant Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section. Each of the Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
SECTION 5.13.    Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by the Borrower or any Subsidiary in connection with any sale, transfer,

lease or other disposition of any asset, the Borrower would be required by the terms of the Senior Secured Notes Documents or the Junior Secured Notes Documents to make an offer to purchase any Senior Secured Notes or Junior Secured Notes, respectively, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, the Borrower shall (i) prepay Loans in accordance with Section 2.12 or (ii) acquire assets in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.
ARTICLE VI

Negative Covenants
The Borrower hereby covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Commitment Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:
SECTION 6.01.    Indenture Covenants. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply (for the benefit of, and enforceable by, the Administrative Agent and the Lenders) with the covenants set forth in Sections 4.03 (Limitation on Indebtedness), 4.04 (Limitation on Restricted Payments), 4.05 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), 4.06 (Limitation on Sales of Assets and Subsidiary Stock), 4.07 (Limitation on Affiliate Transactions), 4.08 (Limitation on Line of Business), 4.10 (Limitation on Liens), 4.11 (Limitation on Sale/Leaseback Transactions) and 5.01 (When Company May Merger or Transfer Assets) of the Senior Secured Notes Indenture, as in effect on the date hereof, and each such covenant (and their related defined terms) is hereby incorporated by reference herein mutatis mutandis as if set forth herein in full.
SECTION 6.02.    Prepayments or Modification of Certain Debt. Without limiting the obligations of the Borrower and the Restricted Subsidiaries under Section 6.01, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to (a) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, the Senior Secured Notes or the Junior Secured Notes, except prepayments of such Indebtedness in exchange for, or with the net cash proceeds of, Refinancing Indebtedness or (b) permit any waiver, supplement, modification or amendment of the Senior Secured Notes Documents or the Junior Secured Notes Documents, in each case to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Lenders.
SECTION 6.03.    Maximum Leverage Ratio. If during any fiscal quarter of

the Borrower any Loan is outstanding, the Borrower will not permit the Leverage Ratio as of the last day of the immediately preceding fiscal quarter to be greater than 5.50:1.00.
ARTICLE VII

Events of Default
If any of the following events shall occur (“Events of Default”):
(a)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or any Commitment Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
(d)    default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;
(e)    default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)    (i)  the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (after the giving of notice and/or the lapse of any applicable grace period) any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or a Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
(i)    one or more judgments shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $10,000,000;
(j)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;
(k)    any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect, or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (in each case, other than in accordance with its terms or other than as a result of the discharge or sale or other disposition of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);
(l)    (i) a default by the Borrower or any Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Collateral in any material respect, (ii) repudiation or disaffirmation by the Borrower or any Subsidiary Guarantor of any of its material obligations under the Security Documents or (iii) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against the Borrower or any Subsidiary Guarantor for any reason except to the extent any such unenforceability or invalidity is caused by the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Collateral Agreement or to make filings, renewals and continuations (or other equivalent filings) which the Borrower has indicated in the Perfection Certificate are required to be made; or
(m)    there shall have occurred a Change in Control;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Intercreditor Agreements, as applicable), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of their Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Intercreditor Agreements, as applicable) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan

Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.
Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Each Lender hereby consents to and approves each and all of the provisions of the Intercreditor Agreements and irrevocably authorizes and directs the Collateral Agent to execute and deliver the same and to exercise and enforce its rights and remedies and perform its obligations thereunder.
Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the Intercreditor Agreements). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or contribute a defense available to, any Loan Party.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Lead Bookrunner, Joint Lead Arranger or Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each such person and its Affiliates shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, no such person, in its capacity as Joint Bookrunner, Joint Lead Arranger or Documentation Agent shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)    if to the Borrower or any Subsidiary Guarantor, to the Borrower at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, FL 32804, Attention of Rebecca L. Myers, Chief Legal Officer (Fax No. (407) 521-9814);
(b)    if to the Administrative Agent, to Credit Suisse AG, One Madison Avenue, New York, NY 10010, Sean Portrait – Agency Manager (Fax No. (212) 322-2291), Email: agency.loanops@credit-suisse.com; and
(c)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as

“Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of this Agreement.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE

ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
SECTION 9.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
SECTION 9.04.    Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) each of the Borrower and the Administrative Agent must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the consent of the Borrower shall (x) not be required to any such assignment made to another Lender or an Affiliate of a Lender or a Related Fund or after the occurrence and during the continuance of any Event of Default and (y) shall be deemed given unless the Borrower shall have objected to such assignment by written notice to the Administrative Agent within five Business Days after having received notice thereof), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and the parties to each such assignment (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund) shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms described in Section 2.20(e) and 2.20(f). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Commitment Fees accrued for its account and not yet paid).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, the Intercreditor Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Intercreditor Agreements; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms described in Section 2.20(e) and 2.20(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein (it being understood that such banks or persons shall be entitled to benefit from Section 2.20 only to the extent the documentation required under Section 2.20(e) or Section 2.20(f) shall be delivered to the Lender selling a participation)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted under Article VI) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h)    Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)    The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
SECTION 9.05.    Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one local counsel for the Administrative Agent or any Lender in each appropriate jurisdiction.
(b)    Except with respect to Taxes, the Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto

(and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 9.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION THEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release one or more Subsidiary Guarantors representing all or substantially all of the value of the Guarantees hereunder or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv)  modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(c)    The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN

THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.16.    Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower or any Subsidiary and related to the Borrower or any Subsidiary, or their respective business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.
SECTION 9.17.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in each case with respect to any Collateral owned by such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 9.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
SECTION 9.19.    Application of Proceeds. Upon receipt from the Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds as follows:
SECTION 9.20.    FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECTION 9.21.    SECOND, to the payment in full of Unfunded Advances owed to the Administrative Agent; and
SECTION 9.22.    THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution).
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROTECH HEALTHCARE INC.,
by
/s/ Philip L. Carter
Name: Philip L. Carter
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent, by
/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

by
/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC, as a Lender,
by
/s/ E. J. Hess
Name: E.J. Hess
Title: Managing Director

[Signature Page to Credit Agreement]

SCHEDULE 1.01(a)
TO CREDIT AGREEMENT

Subsidiary Guarantors

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Cynthiana Home Medical Equipment, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lawrence Medical Equipment, Inc.

Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.

The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
White's Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

SCHEDULE 2.01
TO CREDIT AGREEMENT

Lenders and Commitments

Lender	Commitment
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010	$7,500,000
Jefferies Finance LLC 520 Madison Avenue New York, NY 10022	$2,500,000
TOTAL:	$10,000,000.00

SCHEDULE 3.08
TO CREDIT AGREEMENT

Restricted Subsidiaries

Rotech Healthcare Inc. holds 100% ownership interest for the Restricted Subsidiaries listed below.

ISSUER	CLASS OF	STOCK	NO. OF
	STOCK	CERT #	SHARES
A-1 Medical Equipment, Inc.	Common	4	500
Abba Medical Equipment, Inc.	Common	4	500
Acadia Home Care	Common	53	10
Allied Medical Supply, Inc.	Common	7	6,000
Always Medical Equipment, Inc.	Common	4	500
Andy Boyd’s InHome Medical, Inc., West	Common	53	10
Andy Boyd’s InHome Medical/InHome Medical Inc.	Common	53	10
Anniston Health & Sickroom Supplies, Inc.	Common	103	100
Berkeley Medical Equipment, Inc.	Common	4	500
Beta Medical Equipment, Inc.	Common	4	500
Cambria Medical Supply, Inc.	Common	4	500
Camden Medical Supply, Inc.	Common	4	500
Care Medical Supplies, Inc.	Common	6	1,000
Centennial Medical Equipment, Inc.	Common	4	500
Charlotte Medical Supply, Inc.	Common	4	500
Collins Rentals, Inc.	Common	12	52,000
Community Home Oxygen, Inc.	Common	4	500
Contour Medical Supply, Inc.	Common	4	500
Corley Home Health Care, Inc.	Common	8	4,000
CPO 2, Inc.	Common	6	1,000
Cynthiana Home Medical Equipment, Inc.	Common	5	500
Daniel Medical Systems, Inc.	Common	103	12,000
Distinct Home Health Care, Inc.	Common	4	500
Don Paul Respiratory Services, Inc.	Common	5	500
DuMEd, Inc.	Common	7	30,200
East Tennessee Infusion & Respiratory, Inc.	Common	4	500
Encore Home Health Care, Inc.	Common	4	500

Excel Medical of Fort Dodge, Inc.	Common	7	200
Excel Medical of Marshalltown, Inc.	Common	10	536
First Community Care of Niagara, Inc.	Common	53	10
Firstcare, Inc.	Common	39	2,000,000
Fischer Medical Equipment, Inc.	Common	12	667
Four Rivers Home Health Care, Inc.	Common	8	6
G&G Medical, Inc.	Common	6	8,000
Gate City Medical Equipment, Inc.	Common	4	500
Georgia Medical Resources, Inc.	Common	5	100
Gladwin Area Home Care, Inc.	Common	8	110
Hamilton Medical Equipment Service, Inc.	Common	24	31,044
Health Care Services of Mississippi, Incorporated	Common	4	500
Holland Medical Services, Inc.	Common	4	500
Home Care Oxygen Service, Inc.	Common	53	10
Home Medical Systems, Inc.	Common	4	500
IHS Acquisition XXVII, Inc.	Common	5	100
Integrated Health Services at Jefferson Hospital, Inc.	Common	5	180
Intensive Home Care Services, Inc.	Common	6	10,000
IOTA Medical Equipment, Inc.	Common	4	500
LAMBDA Medical Equipment, Inc.	Common	4	500
LAMS, Inc.	Common	7	1,000
Lawrence Medical Equipment, Inc.	Common	5	500
Lovejoy Medical, Inc.	Common	5	500
Major Medical Supply, Inc.	Common	7	1,000
Medco Professional Services, Corp.	Common	6	20,000
MedCorp International, Inc.	Common	5	13,000
Medic-Aire Medical Equipment, Inc.	Common	4	500
Medical Electro-Therapeutics, Inc.	Common	4	500
Medicare Rental Supply, Inc.	Common	53	10
Michigan Medical Supply, Inc.	Common	12	1,367.48
National Medical Equipment Centers, Inc.	Common	10	1,000
Neumann’s Home Medical Equipment, Inc.	Common	103	2,400
Nightingale Home Health Care, Inc.	Common	4	500
North Central Washington Respiratory Care Services, Inc.	Common	103	5,500
Northeast Medical Equipment, Inc.	Common	4	500

Northwest Home Medical, Inc.	Common	12	300
OMICRON Medical Equipment, Inc.	Common	4	500
Oxygen of Oklahoma, Inc.	Common	103	500
Oxygen Plus, Inc.	Common	7	3,000
Oxygen Plus Medical Equipment, Inc.	Common	4	500
Oxygen Therapy Associates, Inc.	Common	5	100
Peterson’s Home Care, Inc.	Common	8	2,000
PHI Medical Equipment, Inc.	Common	4	500
Pioneer Medical Services, Inc.	Common	9	500
Preferential Home Health Care, Inc.	Common	4	500
Principal Medical Equipment, Inc.	Common	4	500
Professional Breathing Associates, Inc.	Common	103	45,000
Professional Breathing Associates, Inc.	Preferred	103	10,000
Professional Respiratory Home Healthcare, Inc.	Common	4	500
PSI Health Care, Inc.	Common	7	250
Pulmo-Dose, Inc.	Common	4	500
Pulmonary Home Care, Inc.	Common	10	100
Quality Home Health Care, Inc.	Common	4	500
R.C.P.S., Inc.	Common	16	13,500
RCG Information Services Corporation	Common	4	500
RCI Medical Corp.	Common	11	1,200
Regency Medical Equipment, Inc.	Common	4	500
Resp-A-Care, Inc.	Common	11	300
Respiracare Medical Equipment, Inc.	Common	4	500
Respiratory Medical Equipment of Ga., Inc.	Common	5	500
Respitech Home Health Care, Inc.	Common	4	500
Responsive Home Health Care, Inc.	Common	4	500
Rhema, Inc.	Common	4	500
Ritt Medical Group, Inc.	Common	13	32,847
RN Home Care Medical Equipment Company, Inc.	Common	4	500
Roswell Home Medical, Inc.	Common	4	500
Rotech Employee Benefits Corporation	Common	4	500
Rotech Home Medical Care, Inc.	Common	4	500
RoTech Oxygen and Medical Equipment, Inc.	Common	4	500
Roth Medical, Inc.	Common	13	10,000

Rothert’s Hospital Equipment, Inc.	Common	4	500
Sampson Convalescent Medical Supply, Inc.	Common	53	10
Select Home Health Care, Inc.	Common	4	500
SIGMA Medical Equipment, Inc.	Common	4	500
Southeastern Home Health, Inc.	Common	4	500
Sun Medical Supply, Inc.	Common	5	2,000
Sunshine Home Health Care, Inc.	Common	4	500
The Kilroy Company	Common	5	1,000
Theta Home Health Care, Inc.	Common	5	500
Tupelo Home Health, Inc.	Common	4	500
Valley Medical Equipment, Inc.	Common	4	500
Value Care, Inc.	Common	6	500
VitalCare Health Services, Inc.	Common	4	500
VitalCare of Pennsylvania, Inc.	Common	4	1,000
VitalCare of Texas, Inc.	Common	4	1,000
White’s Medical Rentals, Inc.	Common	9	2/3/666
Wichita Medical Care, Inc.	Common	5	500
Zeta Home Health Care, Inc.	Common	4	500

SCHEDULE 3.09
TO CREDIT AGREEMENT

Litigation

None.

SCHEDULE 3.17
TO CREDIT AGREEMENT

Environmental Matters

None.

SCHEDULE 3.18
TO CREDIT AGREEMENT
Insurance

Policy Type	Coverage Notes	Carrier	Policy Period	Policy #	Limits
Management Liability
Directors & Officers	Primary: $10M	St. Paul Mercury Ins. Co. (Trav.)	3/26/10-11	EC09003202	$10,000,000
	1st Excess: $10M XS $10M	Continental Casualty Company (C.N.A)	3/26/10-11	267979900	$10,000,000
	2nd Excess: $10M XS $20M	Axis Insurance Company	3/26/10-11	MNN751513012010	$10,000,000
	3rd Excess: $10M XS $30M	ACE American	3/26/10-11	DOXG21670753006	$10,000,000
	4th Excess: $10M XS $40M	Nat'l. Union Fire Ins Co. of PA (AIG)	3/26/10-11	01-658-78-93	$10,000,000
	5th Excess: $10M XS $50M (Side A)	XL Specialty Ins. Co.	3/26/10-11	ELU116289-10	$10,000,000
	6th Excess: $10M XS $60M (Side A)	Liberty Mutual Insurance Company	3/26/10-11	78363030	$10,000,000
	Primary: $15M	Axis Insurance Company	3/26/10-11	MNN746963/01/2010	$15,000,000
Employed Lawyers	Professional Liability	Chartis Specialty Insurance Company	3/26/10-11	01-658-45-79	$5,000,000
Fiduciary Liability	Employee Benefit Plans	St. Paul Mercury Ins Co. (Trav.)	3/26/10-11	EC09003205	$5,000,000
	Excess $5m xs $5m	Continental Casualty Company (C.N.A)	3/26/10-11	267979959	$5,000,000
Crime	Employee Dishonesty.	Zurich American Ins Co	3/26/08-11	FID398475002	$10,000,000
Special Crime	Kidnap, Ransom, Extortion	Liberty Ins Underwriters, Inc. thru Professional Indemnity Agency, Inc.	2/29/08-3/26/11	206320-018	$10,000,000
Property
Property-Primary incl.BM	All Risk Physical Damage	Great Northern Ins. Co. (Chubb)	3/26/10-11	35828150	$75,000,000
Primary Casualty
Workers Compensation / Employers Liability		Ace American Insurance. Co.	3/26/10-11	WLRC4438215-5-A SCFC4438217-9	WC-Statutory EL: 1M/1M/1M
Automobile Liability		Ace American Insurance. Co.	3/26/10-11	ISAH0796181-9	$2M
ESIS Charges-Casualty		ESIS	3/26/10-11
General Liability / Professional Liability	Per Occurrence / Aggregate	Columbia Casualty Company (CNA)	3/26/10-11	HMA 2097413902	GL-$1M / $3M PL-$1M/$3M/$3M
Excess Liability

Umbrella Liability (EL/AL)	$25M xs EL/AL only	American Guarantee & Liability Ins. Co. (Zurich)	3/26/10-11	AEC 5966023-02	$25,000,000
Umbrella Liability (GL/PL)	$14M xs GL/PL only	Columbia Casualty Company (CNA)	3/26/10-11	HMC2097420736	$14,000,000
Excess Liability	$11M xs$14M xs GL/PL only	Homeland Insurance Company of New York (One Beacon)	3/26/10-11	MFX008810	$11,000,000
Excess Liability	$10M XS $25M xs all primary	Allied World Assurance Co. Ltd.	3/26/10-11	C001760/008	$10,000,000

SCHEDULE 3.19(a)
TO CREDIT AGREEMENT

UCC Filing Offices

Guarantor Name	Filing Office
A-1 Medical Equipment, Inc.	Florida, Secured Transaction Registry
Abba Medical Equipment, Inc.	Florida, Secured Transaction Registry
Acadia Home Care	Maine, Secretary of State
Allied Medical Supply, Inc.	Arizona, Secretary of State
Always Medical Equipment, Inc.	Florida, Secured Transaction Registry
Andy Boyd’s InHome Medical, Inc., West	West Virginia, Secretary of State
Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia, Secretary of State
Anniston Health & Sickroom Supplies, Inc.	Alabama, Secretary of State
Berkeley Medical Equipment, Inc.	Florida, Secured Transaction Registry
Beta Medical Equipment, Inc.	Florida, Secured Transaction Registry
Cambria Medical Supply, Inc.	Florida, Secured Transaction Registry
Camden Medical Supply, Inc.	Florida, Secured Transaction Registry
Care Medical Supplies, Inc.	Illinois, Secretary of State
Centennial Medical Equipment, Inc.	Florida, Secured Transaction Registry
Charlotte Medical Supply, Inc.	Florida, Secured Transaction Registry
Collins Rentals, Inc.	Missouri, Secretary of State
Community Home Oxygen, Inc.	Montana, Secretary of State
Contour Medical Supply, Inc.	Florida, Secured Transaction Registry
Corley Home Health Care, Inc.	Georgia, Appling County Clerk of Superior Court
CPO 2, Inc.	Pennsylvania, Department of State
Cynthiana Home Medical Equipment, Inc.	Florida, Secured Transaction Registry
Daniel Medical Systems, Inc.	Oklahoma, County Clerk's Office
Distinct Home Health Care, Inc.	Florida, Secured Transaction Registry
Don Paul Respiratory Services, Inc.	Colorado, Secretary of State
DuMEd, Inc.	Iowa, Secretary of State
East Tennessee Infusion & Respiratory, Inc.	Florida, Secured Transaction Registry
Encore Home Health Care, Inc.	Florida, Secured Transaction Registry
Excel Medical of Fort Dodge, Inc.	Iowa, Secretary of State
Excel Medical of Marshalltown, Inc.	Iowa, Secretary of State
First Community Care of Niagara, Inc.	New York, Department of State
Firstcare, Inc.	Kansas, Secretary of State
Fischer Medical Equipment, Inc.	Idaho, Secretary of State
Four Rivers Home Health Care, Inc.	Missouri, Secretary of State
G&G Medical, Inc.	Colorado, Secretary of State
Gate City Medical Equipment, Inc.	Florida, Secured Transaction Registry
Georgia Medical Resources, Inc.	Georgia, Appling County Clerk of Superior Court
Gladwin Area Home Care, Inc.	Michigan, Department of State
Hamilton Medical Equipment Service, Inc.	Iowa, Secretary of State
Health Care Services of Mississippi, Incorporated	Florida, Secured Transaction Registry
Holland Medical Services, Inc.	Florida, Secured Transaction Registry
Home Care Oxygen Service, Inc.	Minnesota, Secretary of State
Home Medical Systems, Inc.	South Carolina, Secretary of State
IHS Acquisition XXVII, Inc.	Delaware, Department of State
Integrated Health Services at Jefferson Hospital, Inc.	Delaware, Department of State
Intensive Home Care Services, Inc.	Texas, Secretary of State
IOTA Medical Equipment, Inc.	Florida, Secured Transaction Registry
LAMBDA Medical Equipment, Inc.	Florida, Secured Transaction Registry
LAMS, Inc.	Texas, Secretary of State

Lawrence Medical Equipment, Inc.	Kansas, Secretary of State
Lovejoy Medical, Inc.	Kentucky, Secretary of State
Major Medical Supply, Inc.	Texas, Secretary of State
Medco Professional Services, Corp.	Colorado, Secretary of State
MedCorp International, Inc.	Arizona, Secretary of State
Medic-Aire Medical Equipment, Inc.	Florida, Secured Transaction Registry
Medical Electro-Therapeutics, Inc.	Florida, Secured Transaction Registry
Medicare Rental Supply, Inc.	West Virginia, Secretary of State
Michigan Medical Supply, Inc.	Michigan, Department of State
National Medical Equipment Centers, Inc.	Florida, Secured Transaction Registry
Neumann’s Home Medical Equipment, Inc.	Illinois, Secretary of State
Nightingale Home Health Care, Inc.	Florida, Secured Transaction Registry
North Central Washington Respiratory Care Services, Inc.	Washington, Department of Licensing
Northeast Medical Equipment, Inc.	Florida, Secured Transaction Registry
Northwest Home Medical, Inc.	Idaho, Secretary of State
OMICRON Medical Equipment, Inc.	Florida, Secured Transaction Registry
Oxygen of Oklahoma, Inc.	Oklahoma, County Clerk's Office
Oxygen Plus Medical Equipment, Inc.	Florida, Secured Transaction Registry
Oxygen Plus, Inc.	Colorado, Secretary of State
Oxygen Therapy Associates, Inc.	Texas, Secretary of State
Peterson’s Home Care, Inc.	California, Secretary of State
PHI Medical Equipment, Inc.	Florida, Secured Transaction Registry
Pioneer Medical Services, Inc.	West Virginia, Secretary of State
Preferential Home Health Care, Inc.	Florida, Secured Transaction Registry
Principal Medical Equipment, Inc.	Florida, Secured Transaction Registry
Professional Breathing Associates, Inc.	Michigan, Department of State
Professional Respiratory Home Healthcare, Inc.	Florida, Secured Transaction Registry
PSI Health Care, Inc.	South Dakota, Secretary of State
Pulmo-Dose, Inc.	Florida, Secured Transaction Registry
Pulmonary Home Care, Inc.	New Jersey, Department of the Treasury
Quality Home Health Care, Inc.	Florida, Secured Transaction Registry
R.C.P.S., Inc.	California, Secretary of State
RCG Information Services Corporation	Florida, Secured Transaction Registry
RCI Medical Corp.	New Jersey, Department of the Treasury
Regency Medical Equipment, Inc.	Florida, Secured Transaction Registry
Resp-A-Care, Inc.	Kentucky, Secretary of State
Respiracare Medical Equipment, Inc.	Florida, Secured Transaction Registry
Respiratory Medical Equipment of Ga., Inc.	Florida, Secured Transaction Registry
Respitech Home Health Care, Inc.	Wyoming, Secretary of State
Responsive Home Health Care, Inc.	Florida, Secured Transaction Registry
Rhema, Inc.	Texas, Secretary of State
Ritt Medical Group, Inc.	Arizona, Secretary of State
RN Home Care Medical Equipment Company, Inc.	Florida, Secured Transaction Registry
Roswell Home Medical, Inc.	Florida, Secured Transaction Registry
Rotech Employee Benefits Corporation	Florida, Secured Transaction Registry
Rotech Healthcare Inc.	Delaware, Department of State
Rotech Home Medical Care, Inc.	Florida, Secured Transaction Registry
RoTech Oxygen and Medical Equipment, Inc.	Florida, Secured Transaction Registry
Roth Medical, Inc.	Colorado, Secretary of State
Rothert’s Hospital Equipment, Inc.	Kentucky, Secretary of State
Sampson Convalescent Medical Supply, Inc.	North Carolina, Secretary of State
Select Home Health Care, Inc.	Florida, Secured Transaction Registry
SIGMA Medical Equipment, Inc.	Florida, Secured Transaction Registry
Southeastern Home Health, Inc.	Florida, Secured Transaction Registry

Sun Medical Supply, Inc.	North Carolina, Secretary of State
Sunshine Home Health Care, Inc.	Florida, Secured Transaction Registry
The Kilroy Company	North Carolina, Secretary of State
Theta Home Health Care, Inc.	Florida, Secured Transaction Registry
Tupelo Home Health, Inc.	Florida, Secured Transaction Registry
Valley Medical Equipment, Inc.	Utah, Department of Commerce
Value Care, Inc.	Florida, Secured Transaction Registry
VitalCare Health Services, Inc.	Florida, Secured Transaction Registry
VitalCare of Pennsylvania, Inc.	Pennsylvania, Department of State
VitalCare of Texas, Inc.	Texas, Secretary of State
White's Medical Rentals, Inc.	South Carolina, Secretary of State
Wichita Medical Care, Inc.	Kansas, Secretary of State
Zeta Home Health Care, Inc.	Florida, Secured Transaction Registry

Guarantor Name	Filing Office
Rotech Healthcare Inc.	United States Patent and Trademark Office

SCHEDULE 3.20
TO CREDIT AGREEMENT

Leased Real Property

Legal Entity Name	Address 1	City	County	State	Zip
A-1 MEDICAL EQUIPMENT, INC.	6749 GILMORE RD STE B	HAMILTON	Butler	OH	45011
ABBA MEDICAL EQUIPMENT, INC.	8300 Central Park Dr., #E	WACO	McLennan	TX	76712
ACADIA HOME CARE	215 W MAIN ST STE 101	FT KENT	Aroostook	ME	4743
ACADIA HOME CARE	21 WHITE PINE RD, STE 7	HERM0N	Penobscot	ME	4401
ACADIA HOME CARE	470 Riverside St., Unit 10	PORTLAND	Washington	ME	4103
ACADIA HOME CARE	72 INDUSTRIAL ST	PRESQUE ISLE	Aroostook	ME	4769
ALLIED MEDICAL SUPPLY, INC.	611 & 613 W. DESMOND ST.	WINSLOW	Navajo	AZ	86047
ALWAYS MEDICAL EQUIPMENT, INC.	48 E. STIMON AVE	ATHENS	Athens	OH	45701
ALWAYS MEDICAL EQUIPMENT, INC.	21 OHIO RIVER PLAZA	GALLIPOLIS	Gallia	OH	45631
ALWAYS MEDICAL EQUIPMENT, INC.	731 E MAIN ST, STE 18	JACKSON	JACKSON	OH	45640
ANDY BOYD'S INHOME MEDICAL, INC., WEST	15 26TH ST., STE 1	HUNTINGTON	Cabell	WV	25703
ANDY BOYD'S INHOME MEDICAL/INHOME MEDICAL INC.	1209 GARFIELD AVE	PARKERSBURG	Wood	WV	26101
ANNISTON HEALTH & SICKROOM SUPPLIES, INC.	5502 MCCLELLAN BLVD	ANNISTON	Calhoun	AL	36206
ANNISTON HEALTH & SICKROOM SUPPLIES, INC.	3355 HIGHWAY 431, STE3B	ROANOKE	Randolph	AL	36274
BERKELEY MEDICAL EQUIPMENT, INC.	1503 W 12TH AVE	EMPORIA	Lyon	KS	66801
BERKELEY MEDICAL EQUIPMENT, INC.	118 N. MAIN ST.	NEWTON	Harvey	KS	67114
BERKELEY MEDICAL EQUIPMENT, INC.	7275 W. 162ND ST., STE 101	STILWELL	JOHNSON	KS	66085
BERKELEY MEDICAL EQUIPMENT, INC.	100 S. MAIN ST.	ULYSSES	Grant	KS	67880
BERKELEY MEDICAL EQUIPMENT, INC.	8500 W. 110TH ST., #470	OVERLAND PARK	Johnson	KS	66210
BETA MEDICAL EQUIPMENT, INC.	453 CUMBERLAND ST	CHATTANOOGA	Hamilton	TN	37404
CAMBRIA MEDICAL SUPPLY, INC.	801-809 LOGAN BLVD	ALTOONA	BLAIR	PA	16602
CAMBRIA MEDICAL SUPPLY, INC.	2029 PLANK RD	CARROLTOWN	CAMBRIA	PA	15722
CAMBRIA MEDICAL SUPPLY, INC.	5930 OLD FRENCH RD.	ERIE	ERIE	PA	16509
CAMBRIA MEDICAL SUPPLY, INC.	1425 Scalp Ave.	JOHNSTOWN	CAMBRIA	PA	15904
CAMBRIA MEDICAL SUPPLY, INC.	1081 GREENTREE RD	PITTSBURGH	Allegheny	PA	15220
CAMBRIA MEDICAL SUPPLY, INC.	214 PITTSBURGH ST STE A	UNIONTOWN	Fayette	PA	15401
CAMDEN MEDICAL SUPPLY, INC.	630/640 CASH RD	CAMDEN	Ouachita	AR	71701
CAMDEN MEDICAL SUPPLY, INC.	903 ROGERS ST	CLARKSVILLE	Johnson	AR	72830
CAMDEN MEDICAL SUPPLY, INC.	2104 HARKRIDER STE 109	CONWAY	Faulkner	AR	72032
CAMDEN MEDICAL SUPPLY, INC.	8501 HWY 271 SOUTH	FT SMITH	Sebastion	AR	72908
CAMDEN MEDICAL SUPPLY, INC.	118 EAST 12TH ST	HOPE	Hempstead	AR	71801
CAMDEN MEDICAL SUPPLY, INC.	818 E. MATHEWS AVE	JONESBORO	Craighead	AR	72401
CAMDEN MEDICAL SUPPLY, INC.	2038 N JACKSON ST.	MAGNOLIA	Columbia	AR	71753
CAMDEN MEDICAL SUPPLY, INC.	14 SUBLETT CIRCLE	MAYFLOWER	Mayflower	AR	72106
CAMDEN MEDICAL SUPPLY, INC.	333 HIGHWAY 5 NORTH, STE 3	MOUNTAIN HOME	Baxter	AR	72653
CAMDEN MEDICAL SUPPLY, INC.	3054 Hwy 90 West	POCAHONTAS	Randolph	AR	72455
CAMDEN MEDICAL SUPPLY, INC.	2912 HAWKINS DR	SEARCY	White	AR	72143
CAMDEN MEDICAL SUPPLY, INC.	5322 BLEAUX AVENUE, SUITE C	SPRINGDALE	Washington	AR	72762
CAMDEN MEDICAL SUPPLY, INC.	705 N. COMMERCE	ARDMORE	CARTER	OK	73401
CAMDEN MEDICAL SUPPLY, INC.	2045 W. ELK	DUNCAN	Stephens	OK	73533
CAMDEN MEDICAL SUPPLY, INC.	212-214 S. JEFFERSON	ELK CITY	Beckham	OK	73644
CAMDEN MEDICAL SUPPLY, INC.	611-B WEST MAIN ST	ENID	Garfield	OK	73703
CAMDEN MEDICAL SUPPLY, INC.	1225 EAST CARL ALBERT PKWY	MCALESTER	Pittsburg	OK	74501
CAMDEN MEDICAL SUPPLY, INC.	209 W MAIN	PURCELL	Cleveland/McClain	OK	73080
CAMDEN MEDICAL SUPPLY, INC.	1120 S LEWIS AVE	TULSA	TULSA	OK	74104
CARE MEDICAL SUPPLIES, INC.	6500 W. MAIN ST., STE 38	BELLEVILLE	St. Clair	IL	62223

CARE MEDICAL SUPPLIES, INC.	4201 ILBERTY RD	MT VERNON	Jefferson	IL	62864
CARE MEDICAL SUPPLIES, INC.	333 WEST HINTZ RD	WHEELING	Cook	IL	60090
CARE MEDICAL SUPPLIES, INC.	891 BOLGER COURT	FENTON	Saint Louis	MO	63026
CENTENNIAL MEDICAL EQUIPMENT, INC	540 E. VALAS RD. STE F	CENTRAL POINT	JACKSON	OR	97502
CENTENNIAL MEDICAL EQUIPMENT, INC.	411 W. WALNUT	GARDENA	Los Angeles	CA	90248
CENTENNIAL MEDICAL EQUIPMENT, INC.	888 N Fair Oaks Ave.	PASADENA	Los Angeles	CA	91103
CENTENNIAL MEDICAL EQUIPMENT, INC.	3181 CLEVELAND AVE.	SANTA ROSA	Sonoma	CA	95403
CENTENNIAL MEDICAL EQUIPMENT, INC.	20727 HIGH DESERT COURT	BEND	Deschutes	OR	97701
CENTENNIAL MEDICAL EQUIPMENT, INC.	4284 W. 7TH AVE.	EUGENE	LANE	OR	97402
CENTENNIAL MEDICAL EQUIPMENT, INC.	10150 SW NUMBUS AVENUE	PORTLAND	Washington	OR	97223
CENTENNIAL MEDICAL EQUIPMENT, INC.	5013 PACIFIC HWY E	FIFE	Pierce	WA	98424
CENTENNIAL MEDICAL EQUIPMENT, INC.	4138-4140 148th Ave. NE	REDMOND	King	WA	98052
CHARLOTTE MEDICAL SUPPLY, INC.	25069 E. MARION AVENUE	PUNTA GORDA	Charlotte	FL	33950
COLLINS RENTALS, INC.	1846 E 9TH ST	TRENTON	Gilchrist	MO	64683
COMMUNITY HOME OXYGEN, INC.	2030 FOURTH AVE. NORTH	BILLINGS	Yellowstone	MT	59101
COMMUNITY HOME OXYGEN, INC.	2617 17TH ST	BLACK EAGLE	Cascade	MT	59414
COMMUNITY HOME OXYGEN, INC.	109 COMMERCIAL DR.	BOZEMAN	Gallatin	MT	59715
COMMUNITY HOME OXYGEN, INC.	3928 WYNNE AVE. STE 1	BUTTE	Silver Bow	MT	59701
COMMUNITY HOME OXYGEN, INC.	114 S. PACIFIC ST	DILLON	Beaverhead	MT	59725
COMMUNITY HOME OXYGEN, INC.	114 WEST BENHAM	GLENDIVE	DAWSON	MT	59330
COMMUNITY HOME OXYGEN, INC.	829 - 835 W. 3rd st.	HARDIN	BIG HORN	MT	59034
COMMUNITY HOME OXYGEN, INC.	701 1ST ST.	HAVRE	HILL	MT	59501
COMMUNITY HOME OXYGEN, INC.	3175 E. LYNDALE AVE	HELENA	Lewis and Clark	MT	59601
COMMUNITY HOME OXYGEN, INC.	3103 PROSPECT AVE	HELENA	Lewis and Clark	MT	59601
COMMUNITY HOME OXYGEN, INC.	327 PARKWAY DR.	KALISPELL	FLATHEAD	MT	59901
COMMUNITY HOME OXYGEN, INC.	15 NORTH 8TH	MILES CITY	CUSTER	MT	59301
COMMUNITY HOME OXYGEN, INC.	2111/2115 SOUTH AVE. WEST	MISSOULA	Missoula	MT	59801
COMMUNITY HOME OXYGEN, INC.	58 CENTRAL AVENUE	STANFORD	Judith Basin	MT	59479
COMMUNITY HOME OXYGEN, INC.	538 YELLOWSTONE AVENUE	CODY	PARK	WY	82414
COMMUNITY HOME OXYGEN, INC.	810 S. FEDERAL BLVD	RIVERTON	Fremont	WY	82501
COMMUNITY HOME OXYGEN, INC.	2240 COFFEEN AVE. UNIT F	SHERIDAN	Sheridan	WY	82801
COMMUNITY HOME OXYGEN, INC.	460 W. BIG HORN AVE	WORLAND	Washakie	WY	82401
CONTOUR MEDICAL SUPPLY, INC.	108 HILLCREST AVE.	LEDGEWOOD	Middlesex	NJ	7852
CONTOUR MEDICAL SUPPLY, INC.	3902 COLUMBIA AVE STE 200	LINWOOD	DELAWARE	PA	19061
CONTOUR MEDICAL SUPPLY, INC.	340 CONSTANCE DR., SUITE 1	WARMINSTER	BUCKS	PA	18974
CORLEY HOME HEALTH CARE, INC.	104-106 BATTLE ST.	LAGRANGE	Troup	GA	30240
CPO 2, INC.	232 S. POPLAR ST.	BERWICK	Columbia	PA	18603
CPO 2, INC.	93 BRIM BLVD, STE 1	CHAMBERSBURG	FRANKLIN	PA	17201
CPO 2, INC.	335 BEDFORD ST.	CLARKS SUMMIT	Lackawanna	PA	18411
CPO 2, INC.	2404 E STATE ST	HERMITAGE	MERCER	PA	16148
CPO 2, INC.	1630 MANHEIM PIKE	LANCASTER	Lancaster	PA	17601
CPO 2, INC.	5264 SIMPSON FERRY RD.	MECHANICSBURG	Montour	PA	17050
CPO 2, INC.	150 & 200 E. CHESTNUT ST.	MIFFLINBURG	UNION	PA	17844
CPO 2, INC.	2880 POTTSVILLE-MINERSVILLE HWY#100	MINERSVILLE	Schuylkill	PA	17954
CPO 2, INC.	90 PLAZA LANE	WELLSBORO	TIOGA	PA	16901
CPO 2, INC.	1020 COMMERCE PARK DR., STE 9A	WILLIAMSPORT	Lycoming	PA	17701
CPO 2, Inc.	1088 Hanover St.	SUGAR NOTCH	Luzerne	PA	18706
CYNTHIANA HOME MEDICAL EQUIPMENT, INC.	660 US HWY 27S	CYNTHIANA	Harrison	KY	41031
DANIEL MEDICAL SYSTEMS, INC.	400 HUDIBURG CIRCLE, STE C	OKLAHOMA CITY	Oklahoma	OK	73118
DISTINCT HOME HEALTH CARE, INC.	2801 NORTHSIDE DRIVE	BOSSIER CITY	Bossier	LA	71111
DISTINCT HOME HEALTH CARE, INC.	311 SOUTH DRIVE #324	NATCHITOCHES	Natchitoches	LA	71457
DISTINCT HOME HEALTH CARE, INC.	112 SOUTH TRENTON	RUSTON	Lincoln	LA	71270
DISTINCT HOME HEALTH CARE, INC.	10394 EXPRESS DRIVE	GULFPORT	Harrison	MS	39503
DISTINCT HOME HEALTH CARE, INC.	7535 AIRWAYS BLVD., SUITE 101	SOUTHAVEN	DESOTO	MS	38671

DISTINCT HOME HEALTH CARE, INC.	408 EAST MAIN STREET	ATLANTA	Mommorency	TX	75551
DISTINCT HOME HEALTH CARE, INC.	1328 HERITAGE BLVD.	LONGVIEW	GREGG	TX	75605
DISTINCT HOME HEALTH CARE, INC.	911 W. LOOP 281	LONGVIEW	GREGG	TX	75604
DISTINCT HOME HEALTH CARE, INC.	5502 SUMMERHILL ROAD	TEXARKANA	Bowie	TX	75503
DON PAUL RESPIRATORY SERVICES, INC.	975 PLATTE RIVER BLVD	BRIGHTON	Adams	CO	80601
DON PAUL RESPIRATORY SERVICES, INC.	412 E BURLINGTON AVE.	FT. MORGAN	Morgan	CO	80701
DON PAUL RESPIRATORY SERVICES, INC.	965 59th Ave. Unit C	GREELEY	Weld	CO	80634
DUMED, INC.	3250 JFK CIRCLE	DUBUQUE	Dubuque	IA	52002
EAST TENNESSEE INFUSION & RESPIRATORY, INC.	742 W. LAMAR ALEXANDER PARKWAY	MARYVILLE	BLOUNT	TN	37801
ENCORE HOME HEALTH CARE, INC.	338 S. SILVER SPRINGS RD	CAPE GIRARDEAU	Cape Girardeau	MO	63704
ENCORE HOME HEALTH CARE, INC.	1006 LINN ST.	SIKESTON	Scott	MO	63801
EXCEL MEDICAL OF FORT DODGE, INC.	1426 CENTRAL AVE STE C2	FT DODGE	Webster	IA	50501
EXCEL MEDICAL OF MARSHALLTOWN, INC.	501 E. MAIN ST.	MARSHALLTOWN	Marshall	IA	50158
FIRST COMMUNITY CARE OF NIAGARA, INC.	15 D SCOTLAND BLVD	BRIDGEWATER	Plymouth	MA	2324
FIRST COMMUNITY CARE OF NIAGARA, INC.	26 TOWER OFFICE PARK	WOBURN	Hamoen	MA	1801
FIRSTCARE, INC.	111 TUCKER RD, STE C	LIBERAL	Seward	KS	67901
FIRSTCARE, INC.	122 N. MAIN	PRATT	Pratt	KS	67124
FIRSTCARE, INC.	650 N. CARRIAGE PARKWAY, STE 80	WICHITA	Sedgwick	KS	67208
FISCHER MEDICAL EQUIPMENT, INC.	44 N. PINE ST	BLACKFOOT	Bingham	ID	83221
FISCHER MEDICAL EQUIPMENT, INC.	2275 CHANNING WAY	IDAHO FALLS	Bonneville	ID	83404
FISCHER MEDICAL EQUIPMENT, INC.	386 WASHINGTON	MONTPELIER	Bear Lake	ID	83254
FOUR RIVERS HOME HEALTH CARE, INC.	1900 W SUNSET, A1--	SPRINGFIELD	Sangamon	MO	65807
FOUR RIVERS HOME HEALTH CARE, INC.	20 E. SPRINGFIELD AVE.	SULLIVAN	Franklin	MO	63080
G&G MEDICAL, INC.	27 N HARRISON	CORTEZ	Montezuma	CO	81321
G&G MEDICAL, INC.	551 RUSSELL ST	CRAIG	Moffat	CO	81625
G&G MEDICAL, INC.	799 B TECH CENTER DR. STE 1	DURANGO	La Plata	CO	81301
G&G MEDICAL, INC.	739 Kimball Ave	Grand Junction	Mesa	CO	81501
G&G MEDICAL, INC.	622 W. GUNNISON AVE.	GRAND JUNCTION	Mesa	CO	81501
G&G MEDICAL, INC.	815 W. BROADWAY, STE B	FARMINGTON	SAN JUAN	NM	87401
GATE CITY MEDICAL EQUIPMENT, INC.	912 E. 4TH STREET	BIG SPRING	Howard	TX	79720
GATE CITY MEDICAL EQUIPMENT, INC.	2400 CHAMBERS ST	VENUS	Johnson	TX	76084
GEORGIA MEDICAL RESOURCES INC.	600 KIRK RD, NW, STE A	MARIETTA	Cobb	GA	30060
GLADWIN AREA HOME CARE, INC.	3415 ISABELLA RD	MIDLAND	Bay/Midland	MI	48640
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.	1395 N CENTER POINT RD, STE A	HIAWATHA	Linn	IA	52233
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.	715 E CHARLES ST	OELWEIN	Bremor	IA	50662
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.	1901 N. BROADWAY ST STE B	RED OAK	Montgomery	IA	51566
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.	240 W. MILWAUKEE	STORM LAKE	Buena Vista	IA	50588
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.	219 N. STATE ST.	FAIRMONT	Martin	MN	56031
HEALTH CARE SERVICES OF MISSISSIPPI, INCORPORATED	316-B N. DAVIS AVE.	CLEVELAND	Bolivar	MS	38732
HEALTH CARE SERVICES OF MISSISSIPPI, INCORPORATED	934 BROADWAY DRIVE	HATTIESBURG	Forrest/Lamar	MS	39401
HOLLAND MEDICAL SERVICES, INC.	3907 W. ERNESTINE DR.	MARION	Williamson	IL	62959
HOLLAND MEDICAL SERVICES, INC.	215 CLINIC DR.	MADISONVILLE	Hopkins	KY	42431
HOLLAND MEDICAL SERVICES, INC.	252 STURGIS RD.	MARION	Williamson	KY	48064
HOLLAND MEDICAL SERVICES, INC.	905 ARCADIA CIRCLE	MURRAY	Calloway	KY	42071
HOLLAND MEDICAL SERVICES, INC.	1914 BROADWAY	PADUCAH	McCraken	KY	42001
HOME CARE OXYGEN SERVICE, INC.	7938 College Rd., Ste 100	BAXTER	Crow Wing	MN	56425
HOME MEDICAL SYSTEMS, INC.	102 EAST JAMES STREET	ADEL	Cook	GA	31620
HOME MEDICAL SYSTEMS, INC.	1901 N. SLAPPEY BLVD. C,D & E	ALBANY	Dougherty	GA	31701
HOME MEDICAL SYSTEMS, INC.	83 PEEPLES VALLEY RD SE STE 101	CARTERSVILLE	Bartow	GA	30121
HOME MEDICAL SYSTEMS, INC.	8305 CHEROKEE BLVD, STE D	DOUGLASVILLE	Douglas	GA	30134
HOME MEDICAL SYSTEMS, INC.	1617 E CHURCH ST, STES C,D & F	JASPER	Pickens	GA	30143
HOME MEDICAL SYSTEMS, INC.	1645 Lakes Parkway, Ste G	LAWRENCEVILLE	Gwinnett	GA	30043
HOME MEDICAL SYSTEMS, INC.	1102 N 5TH AVE	ROME	Floyd	GA	30161
HOME MEDICAL SYSTEMS, INC.	150 NORTHSIDE DRIVE	STATESBORO	Chatham	GA	30458

HOME MEDICAL SYSTEMS, INC.	130 & 132 JACKSON ST.	THOMSON	McDuffie	GA	30824
HOME MEDICAL SYSTEMS, INC.	1495 KENNEDY RD.	TIFTON	Tift	GA	31794
HOME MEDICAL SYSTEMS, INC.	301 10th STREET, D-105	CONOVER	Catawba	NC	28613
HOME MEDICAL SYSTEMS, INC.	298 N. HIGHWAY 16, UNIT E-1	DENVER	ADAMS	NC	28037
HOME MEDICAL SYSTEMS, INC.	2551 RAVENHILL RD	FAYETTEVILLE	Cumberland	NC	28303
HOME MEDICAL SYSTEMS, INC.	119 COPPER PENNY DR.	HENDERSONVILLE	Henderson	NC	28792
HOME MEDICAL SYSTEMS, INC.	1677 WESTCHESTER DR. #145	HIGH POINT	Guilford	NC	27262
HOME MEDICAL SYSTEMS, INC.	13 C. DORIS AVENUE EAST	JACKSONVILLE	Duval	NC	28540
HOME MEDICAL SYSTEMS, INC.	1446 E. GASTON, STE 202	LINCOLNTON	Lincoln	NC	28092
HOME MEDICAL SYSTEMS, INC.	1402 E FRANKLIN ST	MONROE	UNION	NC	2812
HOME MEDICAL SYSTEMS, INC.	224 Rolling Hills Rd. Ste 6A	MOORESVILLE	Irdell	NC	28117
HOME MEDICAL SYSTEMS, INC.	101 Southcenter Court, Ste 900	MORRISVILLE	WAKE	NC	27560
HOME MEDICAL SYSTEMS, INC.	1207 JULIAN R ALLSBROOK HIGHWAY	ROANOKE RAPIDS	Halifax	NC	27870
HOME MEDICAL SYSTEMS, INC.	127 GATEWAY BLVD	ROCKY MOUNT	NASH	NC	27804
HOME MEDICAL SYSTEMS, INC.	1347 S. MADISON STREET	WHITEVILLE	Columbus	NC	28472
HOME MEDICAL SYSTEMS, INC.	720 OLD CLEMSON RD, STE C	COLUMBIA	Richland	SC	29229
HOME MEDICAL SYSTEMS, INC.	1200 WOODRUFF RD., H19	GREENVILLE	Greenville	SC	29607
HOME MEDICAL SYSTEMS, INC.	1228 COLONIAL COMMONS CT., STE. 205	LANCASTER	Lancaster	SC	29720
HOME MEDICAL SYSTEMS, INC.	900 W MEETING ST	LANCASTER	Lancaster	SC	29720
HOME MEDICAL SYSTEMS, INC.	11692 BYPASS 17	MURRELLS INLET	Horry	SC	29576
HOME MEDICAL SYSTEMS, INC.	3215 FORTUNE DR. STE 101	N. CHARLESTON	Charleston	SC	29418
IHS ACQUISITION XXVII, INC.	415 W CENTRAL AVE., STE 1	LAFOLLETTE	Campbell	TN	37766
IHS ACQUISITION XXVII, INC.	420 WEST MORRIS BLVD	MORRISTOWN	Hamblen	TN	37813
IHS ACQUISITION XXVII, INC.	2687 HWY 25 EAST	TAZEWELL	Clairborne	TN	37879
INTEGRATED HEALTH SERVICES AT JEFFERSON HOSPITAL, INC.	700 FAIRGROUNDS RD.	ALAMOGORDO	OTERO	NM	88310
INTENSIVE HOME CARE SERVICES, INC.	12025 ROJAS STREET	EL PASO	El Paso	TX	79936
IOTA MEDICAL EQUIPMENT, INC.	5503 WEST 9TH	AMARILLO	Potter	TX	79106
IOTA MEDICAL EQUIPMENT, INC.	1708 NORTH HOBART STREET	PAMPA	GRAY	TX	79065
LAMBDA MEDICAL EQUIPMENT, INC.	398 CIRCLE OF PROGRESS	POTTSTOWN	Montgomery	PA	19464
LAMS, INC.	108 GARRETT MORRIS PKWY	MINERAL WELLS	Palopinto	TX	76067
LAWRENCE MEDICAL EQUIPMENT, INC.	450 N. IOWA ST., BLDG A STE B	LAWRENCE	Douglas	KS	66044
LOVEJOY MEDICAL, INC.	1707 18TH ST., STE U8 & U9	CORBIN	Whitly/Knox	KY	40702
LOVEJOY MEDICAL, INC.	106 DIAGNOSTIC DR., STE B	FRANKFORT	Franklin	KY	40601
LOVEJOY MEDICAL, INC.	110 CORPORATE DR., STE 101	HAZARD	Perry	KY	41701
LOVEJOY MEDICAL, INC.	132 VENTURE COURT STE 12 & 13	LEXINGTON	Fayette	KY	40511
LOVEJOY MEDICAL, INC.	1424 S. Mayo Trail	Pikeville	Pike	KY	41501
LOVEJOY MEDICAL, INC.	311 LANGDON ST	SOMERSET	Pulaski	KY	42503
MAJOR MEDICAL SUPPLY, INC.	612 BEDELL AVENUE	DEL RIO	Val Verde	TX	78840
MAJOR MEDICAL SUPPLY, INC.	4310 W. ILLINOIS, STE 140	MIDLAND	Bay/Midland	TX	79703
MAJOR MEDICAL SUPPLY, INC.	618 NORTH GOLDER AVENUE	ODESSA	Ector	TX	79761
MEDCO PROFESSIONAL SERVICES, CORP.	300 PINE ST.	TRINIDAD	Las Animas	CO	81082
MEDCO PROFESSIONAL SERVICES, CORP.	915 W 7TH ST	WALSENBURG	Huerfano	CO	81089
MEDCORP INTERNATIONAL, INC.	1203 F. AVE	DOUGLAS	Cochise	AZ	85607
MEDIC-AIRE MEDICAL EQUIPMENT, INC.	11615 Crossroads Circle, Ste J	BALTIMORE	Baltimore	MD	21220
MEDIC-AIRE MEDICAL EQUIPMENT, INC.	1030 Theate Dr., Unit B	PRINCE FREDERICK	Calvert	MD	20678
MEDIC-AIRE MEDICAL EQUIPMENT, INC.	BERKELEY PLAZA, STE 153	MARTINSBURG	Berkeley	WV	25401
MEDICAL ELECTRO-THERAPEUTICS, INC.	241A W DUNBAR CAVE RD	CLARKSVILLE	Johnson	TN	37040
MEDICAL ELECTRO-THERAPEUTICS, INC.	54 OLD HICKORY BLVD	E. JACKSON	MADISON	TN	38305
MEDICAL ELECTRO-THERAPEUTICS, INC.	1520 MEMORIAL BLVD.	MURFREESBORO	Rutherford	TN	37129
MEDICAL ELECTRO-THERAPEUTICS, INC.	912 TWIN ELMS CT	NASHVILLE	Davidson	TN	37210
MEDICAL ELECTRO-THERAPEUTICS, INC.	6214 HIGHWAY 58	HARRISON	Hamilton	TN	37341
MEDICAL ELECTRO-THERAPEUTICS, INC.	50 STANLEY ST.	CROSSVILLE	Cumberland	TN	38555
MEDICAL ELECTRO-THERAPEUTICS, INC.	101 E UNAKA AVE., STE 5	JOHNSON CITY	Washington	TN	37604
MEDICARE RENTAL SUPPLY, INC.	5030 ELK RIVER RD. SOUTH, STE A	ELKVIEW	Kanawha	WV	25071

MICHIGAN MEDICAL SUPPLY, INC.	8113 Belmont Rd. NE, Ste. A	BELMONT	KENT	MI	49306
MICHIGAN MEDICAL SUPPLY, INC.	60 DIVISION ST	MANISTEE	Manistee	MI	49660
MICHIGAN MEDICAL SUPPLY, INC.	2915 N GARFIELD RD, STE B	TRAVERSE CITY	Grand Traverse	MI	49686
NATIONAL MEDICAL EQUIPMENT CENTERS, INC.	8350 PARKLINE BLVD	ORLANDO	ORANGE	FL	32809
NATIONAL MEDICAL EQUIPMENT CENTERS, INC.	4131 SUN-N-LAKES BLVD	SEBRING	Highlands	FL	33872
NEUMANN'S HOME MEDICAL EQUIPMENT, INC.	821 W. ILLINOIS AVE	AURORA	DuPage/Kane	IL	60506
NEUMANN'S HOME MEDICAL EQUIPMENT, INC.	650 PEACE RD. UNIT G	DE KALB	Dekalb	IL	60115
NIGHTINGALE HOME HEALTH CARE, INC.	11913 STARCREST	SAN ANTONIO	Bexar	TX	78247
NORTH CENTRAL WASHINGTON RESPIRATORY CARE SERVICES, INC.	239 NE MIDWAY BOULEVARD	OAK HARBOR	Island	WA	98277
NORTH CENTRAL WASHINGTON RESPIRATORY CARE SERVICES, INC.	705 OMACHE DR, STE E & F	OMAK	Omak	WA	98841
NORTH CENTRAL WASHINGTON RESPIRATORY CARE SERVICES, INC.	712 N CHELAN AVE	WENATCHEE	Chelan	WA	98801
NORTHEAST MEDICAL EQUIPMENT, INC.	625 DAY HILL ROAD	WINDSOR	Hartford	CT	6095
NORTHEAST MEDICAL EQUIPMENT, INC.	14 TINKER AVE.	LONDONDERRY	Hillsborough	NH	3053
NORTHEAST MEDICAL EQUIPMENT, INC.	210 JOHN GLENN DR, STE 10	AMHERST	ERIE	NY	14228
NORTHEAST MEDICAL EQUIPMENT, INC.	6500 JOY RD.	EAST SYRACUSE	Onondaga	NY	13057
NORTHEAST MEDICAL EQUIPMENT, INC.	220 FLUVANNA AVE. STE 500	JAMESTOWN	Chatutauqua	NY	14701
NORTHEAST MEDICAL EQUIPMENT, INC.	474 & 478 E MAIN ST	MALONE	FRANKLIN	NY	12953
NORTHEAST MEDICAL EQUIPMENT, INC.	6997 US ROUTE 11	POTSDAM	St. Lawrence	NY	13676
NORTHEAST MEDICAL EQUIPMENT, INC.	532 ALPHA DRIVE	PITTSBURGH	Allegheny	PA	15238
NORTHEAST MEDICAL EQUIPMENT, INC.	31 WESTERN INDUSTRIAL DR.	CRANSTON	Providence	RI	2907
NORTHEAST MEDICAL EQUIPMENT, INC.	27 FARMVU DR.	WHITE RIVER JUNCTION	Windsor	VT	5001
NORTHWEST HOME MEDICAL, INC.	2120 IRONWOOD CENTER DR	COEUR D'ALENE	Kootenai	ID	83814
NORTHWEST HOME MEDICAL, INC.	2329 WHEATON WAY	BREMERTON	Kitsap	WA	98310
NORTHWEST HOME MEDICAL, INC.	10502 E MONTGOMERY STE 1	SPOKANE	Spokane	WA	99206
OMICRON MEDICAL EQUIPMENT, INC.	9613 LINCOLN HIGHWAY, SUITE 201	BEDFORD	Bedford	PA	15522
OMICRON MEDICAL EQUIPMENT, INC.	212 FORWARD BLVD	SOMERSET	Pulaski	PA	15501
OXYGEN OF OKLAHOMA, INC.	1172 North Hills Shopping Centre	ADA	Pontotoc	OK	74820
OXYGEN OF OKLAHOMA, INC.	1020 E MCARTHUR	SHAWNEE	Pottawatomie	OK	74804
OXYGEN PLUS MEDICAL EQUIPMENT, INC.	5828 ASHLEYANNE CIRCLE	WICHITA FALLS	Wichita	TX	76310
OXYGEN PLUS, INC.	4740 FORGE RD, STE 100 & 102	COLORADO SPRINGS	El Paso	CO	80907
OXYGEN PLUS, INC.	1410 VALLEY VIEW DR. #306	DELTA	Delta	CO	81416
OXYGEN PLUS, INC.	3265 S. WADSWORTH BLVD. STE J	LAKEWOOD	Jefferson	CO	80117
OXYGEN PLUS, INC.	5161 WARD RD, #6	WHEAT RIDGE	Jefferson	CO	80033
OXYGEN THERAPY ASSOCIATES, INC.	3850 FOOTHILLS RD STE 5	LAS CRUCES	DONA ANNA	NM	88011
OXYGEN THERAPY ASSOCIATES, INC.	3226 S. Clack, Suite K	ABILENE	Taylor	TX	79606
OXYGEN THERAPY ASSOCIATES, INC.	6102 45TH STREET - SUITE D	LUBBOCK	Lubbock	TX	79407
OXYGEN THERAPY ASSOCIATES, INC.	4436 OLTON ROAD	PLAINVIEW	HALE	TX	79072
OXYGEN THERAPY ASSOCIATES, INC.	115 WEST MAIN STREET	UVALDE	Uvalde	TX	78801
PETERSON'S HOME CARE, INC.	1401 JOSHUA AVE.	PARKER	La Paz	AZ	85344
PHI MEDICAL EQUIPMENT, INC.	690 WEST INDUSTRIAL RD, #12 & #13	CEDAR CITY	Iron	UT	84720
PHI MEDICAL EQUIPMENT, INC.	530 E. TABERNACLE ST	ST. GEORGE	Washington	UT	84770
PIONEER MEDICAL SERVICES, INC.	108 MELLON ST	BECKLEY	Raleigh	WV	25801
PIONEER MEDICAL SERVICES, INC.	310 MAIN ST	MAN	Logan	WV	25635
PREFERENTIAL HOME HEALTH CARE, INC.	1818-A S. DIVISION ST	BLYTHEVILLE	Mississippi	AR	72315
PREFERENTIAL HOME HEALTH CARE, INC.	705 INDEPENDENCE	KENNETT	Dunklin	MO	63857
PRINCIPAL MEDICAL EQUIPMENT, INC.	820 Spring Street	CALIENTE	LINCOLN	NV	89008
PRINCIPAL MEDICAL EQUIPMENT, INC.	3125-3127 W. POST RD.	LAS VEGAS	CLARK	NV	89118
PROFESSIONAL BREATHING ASSOCIATES, INC.	12519 STATE STREET	ATLANTA	Mommorency	MI	49709
PROFESSIONAL BREATHING ASSOCIATES, INC.	9750 N. STRAITS HWY, STE 2	CHEBOYGAN	Cheboygan	MI	49721
PROFESSIONAL BREATHING ASSOCIATES, INC.	3011 DANFORTH RD	ESCANABA	Delta	MI	2500
PROFESSIONAL BREATHING ASSOCIATES, INC.	307 W CEDAR ST. STE B	GLADWIN	Gladwin	MI	48624
PROFESSIONAL BREATHING ASSOCIATES, INC.	34 & 40 MCCOLLUM ST	HILLSDALE	Hillsdale	MI	49242
PROFESSIONAL BREATHING ASSOCIATES, INC.	4963 HWY US 2 W	IRON RIVER	Iron	MI	49935
PROFESSIONAL BREATHING ASSOCIATES, INC.	39201 SCHOOLCRAFT RD., STE B1	LIVONIA	Wayne	MI	48510

PROFESSIONAL BREATHING ASSOCIATES, INC.	1309 8TH AVE	MENOMINEE	Menominee	MI	49858
PROFESSIONAL BREATHING ASSOCIATES, INC.	256 US 41 EAST	NEGAUNEE	Marquette	MI	49866
PROFESSIONAL BREATHING ASSOCIATES, INC.	1683 STAR-BATT DR.	ROCHESTER HILLS	Oakland	MI	48309
PROFESSIONAL BREATHING ASSOCIATES, INC.	2237 ASHMUN SREET	SAULT SAINTE MARIE	Chippewa	MI	49783
PROFESSIONAL BREATHING ASSOCIATES, INC.	122 W. HOUGHTON AVE	WEST BRANCH	Ogemaw	MI	48661
PROFESSIONAL BREATHING ASSOCIATES, INC.	895 HAMPSHIRE RD, STEG	STOW	SUMMIT	OH	44224
PROFESSIONAL BREATHING ASSOCIATES, INC.	606 EAST THIRD STREET	MARSHFIELD	Wood	WI	54449
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	5555 N. LAMAR BLVD. SUITE B103	AUSTIN	Travis	TX	78751
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	2209 N PADRE ISLAND DRIVE	CORPUS CHRISTI	Nueces	TX	78408
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	2112 HIGHWAY 1431	KINGSLAND	Llano	TX	78639
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	1800 SOUTH MAIN ST	MCALLEN	Hidalgo	TX	78503
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	1500 W. CAMERON AVE. STE E	ROCKDALE	Milam	TX	76567
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	2801 OAKMONT DRIVE	ROUND ROCK	Williamson	TX	78664
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	1218 HIGHWAY 123	SAN MARCOS	HAYS	TX	78666
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.	4503 HUNTER ROAD	SAN MARCOS	HAYS	TX	78666
PSI HEALTH CARE, INC.	9555 JAMES AVE. SOUTH STE 253	BLOOMINGTON	Hennepin	MN	55431
PSI HEALTH CARE, INC.	495-A HGWY 10 EAST	DETROIT LAKES	Becker	MN	56501
PSI HEALTH CARE, INC.	117 N. MILL ST.	FERGUS FALLS	OtterTail	MN	56537
PSI HEALTH CARE, INC.	230 20th Ave. SW Ste 101	ROCHESTER	Olmsted	MN	55904
PSI HEALTH CARE, INC.	940 INDUSTRIAL DR S.	SAUK RAPIDS	Benton	MN	56379
PSI HEALTH CARE, INC.	4025 4TH AVE. SW, UNIT 1	FARGO	CASS	ND	58103
PSI HEALTH CARE, INC.	1900 E MILITARY AVE STE 212	FREMONT	DODGE	NE	68025
PSI HEALTH CARE, INC.	8656 F. STREET	OMAHA	DOUGLAS	NE	68124
PSI HEALTH CARE, INC.	1108 6TH AVE. SE	ABERDEEN	BROWN	SD	57401
PSI HEALTH CARE, INC.	2024 JACKSON BLVD	RAPID CITY	Pennington	SD	57702
PSI HEALTH CARE, INC.	2209 W. 49TH ST	SIOUX FALLS	Lincoln/Minnehaha	SD	57105
PSI HEALTH CARE, INC.	1101 BROADWAY AVENUE, SUITE 119	YANKTON	Yankton	SD	57078
PSI HEALTH CARE, INC.	2808 E. ELIZABETH ST.	PIERRE	Hughes	SD	57501
PSI HEALTH CARE, INC.	609-4 J COURT, STE B	GILLETTE	Campbell	WY	82716
PULMO-DOSE, INC.	120 MAX HURT DR.	MURRAY	Calloway	KY	42071
PULMO-DOSE, INC.	104 MAX HURT DR.	MURRAY	Calloway	KY	42071
QUALITY HOME HEALTH CARE, INC.	153 ALTAMA CONNECTOR	BRUNSWICK	Glynn	GA	31525
R.C.P.S., INC.	1240 PALMYRITA AVE	RIVERSIDE	Riverside	CA	92507
R.C.P.S., INC.	99-890 IWAENA ST	AIEA	Honolulu	HI	96701
RCG INFORMATION SERVICES CORPORATION	1999 ALOMA AVE	WINTER PARK	Orange	FL	32792
RCI MEDICAL CORP.	3137 FIRE ROAD	EGG HARBOR TWNSHP	ATLANTIC	NJ	8234
REGENCY MEDICAL EQUIPMENT, INC.	306 W. AERO DRIVE	PAYSON	GILA	AZ	85541
REGENCY MEDICAL EQUIPMENT, INC.	1312 RED BARON	PAYSON	GILA	AZ	85341
REGENCY MEDICAL EQUIPMENT, INC.	4116 E. SUPERIOR AVE STE 8	PHOENIX	Maricopa	AZ	85040
REGENCY MEDICAL EQUIPMENT, INC.	2430 W. MISSION LANE, STES 5-7	PHOENIX	Maricopa	AZ	85021
REGENCY MEDICAL EQUIPMENT, INC.	6901 E. FIRST ST., STE A	PRESCOTT VALLEY	Yavapai	AZ	86314
REGENCY MEDICAL EQUIPMENT, INC.	420 S. 5th Ave.	SAFFORD	Graham	AZ	85546
REGENCY MEDICAL EQUIPMENT, INC.	5171 CUB LAKE RD	SHOW LOW	Navajo	AZ	85901
REGENCY MEDICAL EQUIPMENT, INC.	4251 S. STATION MASTER DR.	TUCSON	Pima	AZ	85714
RESP-A-CARE, INC	2628 Ring Rd. Ste 105	ELIZABETHTOWN	Hardin	KY	42701
RESP-A-CARE, INC.	79 N. GARDNER ST.	SCOTTSBURG	Scott	IN	47170
RESP-A-CARE, INC.	6919-A ENTERPRISE DR	LOUISVILLE	Jefferson	KY	40214
RESP-A-CARE, INC.	954-956 COMMERCIAL DR	RICHMOND	Madison	KY	40475
RESPIRACARE MEDICAL EQUIPMENT, INC.	508 S 26TH ST	MATTOON	Coles	IL	61938
RESPIRACARE MEDICAL EQUIPMENT, INC.	3109 TATMAN CT. STE 103	URBANA	Champaign	IL	61802
RESPIRATORY MEDICAL EQUIPMENT OF GA., INC.	186 ROBERSON MILL RD. NE	MILLEDGEVILLE	Baldwin	GA	31061
RESPIRATORY MEDICAL EQUIPMENT OF GA., INC.	301 FIRST AVENUE SE	MOULTRIE	Colquitt	GA	31768
RESPIRATORY MEDICAL EQUIPMENT OF GA., INC.	1416 HARBIN CIRCLE	VALDOSTA	Lowndes	GA	31601
RESPITECH HOME HEALTH CARE, INC.	310 W. 27th St	Scottsbluff	Scotts Bluff	NE	69361

RESPITECH HOME HEALTH CARE, INC.	5860 E. 2ND ST, STE 100	CASPER	Natrona	WY	82609
RESPITECH HOME HEALTH CARE, INC.	240 N. ELK (transfill only)	CASPER	Natrona	WY	82601
RESPITECH HOME HEALTH CARE, INC.	6002 US HWY 30, UNIT 1	CHEYENNE	Laramie	WY	82001
RESPITECH HOME HEALTH CARE, INC.	2900 GRAND AVE. UNIT 106	LARAMIE	Albany	WY	82070
RESPITECH HOME HEALTH CARE, INC.	1993 DEWAR DR., STE 4	ROCK SPRINGS	Sweetwater	WY	82901
RESPITECH HOME HEALTH CARE, INC.	614 NINTH ST.	WHEATLAND	Platte	WY	82201
RESPITECH HOME HEALTH CARE, INC.	1012 W BRIDGE ST, UNIT B	SARATOGA	Carbon	WY	82331
RESPONSIVE HOME HEALTH CARE, INC.	10071 S 76TH AVE	BRIDGEVIEW	Cook	IL	60455
RESPONSIVE HOME HEALTH CARE, INC.	901 WEST MORTON AVE. STE 16	JACKSONVILLE	Duval	IL	62650
RESPONSIVE HOME HEALTH CARE, INC.	7717 N. UNIVERSITY ST., STE B	PEORIA	PEIRIA	IL	61614
RESPONSIVE HOME HEALTH CARE, INC.	2439 BROADWAY ST.	QUINCY	ADAMS	IL	62301
RESPONSIVE HOME HEALTH CARE, INC.	3108A GREAT NORTHERN	SPRINGFIELD	Sangamon	IL	62711
RESPONSIVE HOME HEALTH CARE, INC.	1820 25TH ST.	COLUMBUS	Bartholomew	IN	47201
RESPONSIVE HOME HEALTH CARE, INC.	4482 FIRST AVE. #7	EVANSVILLE	Vanderburgh	IN	47724
RESPONSIVE HOME HEALTH CARE, INC.	4490b FIRST AVE #24	EVANSVILLE	Vanderburgh	IN	47724
RESPONSIVE HOME HEALTH CARE, INC.	1235 MAGNAVOX WAY	FT. WAYNE	Allen	IN	46804
RESPONSIVE HOME HEALTH CARE, INC.	5201 PARK EMERSON DR., STE G	INDIANAPOLIS	MARION	IN	46203
RESPONSIVE HOME HEALTH CARE, INC.	2501 N. WASHINGTON ST	KOKOMO	Howard	IN	46901
RESPONSIVE HOME HEALTH CARE, INC.	318 SAGAMORE PKWY	LAFAYETTE	Boulder	IN	47904
RESPONSIVE HOME HEALTH CARE, INC.	8858 LOUISIANA ST.	MERRILVILLE	Lake	IN	46304
RESPONSIVE HOME HEALTH CARE, INC.	413 W. 4TH ST.	MISHAWKA	Saint Joseph	IN	46544
RESPONSIVE HOME HEALTH CARE, INC.	17 SOUTHLAND SHOPPING CENTER	TERRE HAUTE	Vigo	IN	47802
RESPONSIVE HOME HEALTH CARE, INC.	727 & 731 SOUTHGATE PRKWY	CAMBRIDGE	Guernsey	OH	43725
RESPONSIVE HOME HEALTH CARE, INC.	606 TAYWOOD RD	ENGLEWOOD	Montgomery	OH	45322
RESPONSIVE HOME HEALTH CARE, INC.	950 TAYLOR STATION RD, SUITE N	GAHANNA	Franklin	OH	43230
RESPONSIVE HOME HEALTH CARE, INC.	2920 CINCINNATI-DAYTON RD.	MIDDLETON	Butler	OH	45044
RESPONSIVE HOME HEALTH CARE, INC.	603A BROOKLYN AVE	MILFORD	Hamilton	OH	45150
RESPONSIVE HOME HEALTH CARE, INC.	826 COOKSON AVE. SE	NEW PHILADELPHIA	Tuscanawas	OH	44663
RESPONSIVE HOME HEALTH CARE, INC.	1093 UPPER VALLEY PIKE	SPRINGFIELD	Sangamon	OH	45503
RESPONSIVE HOME HEALTH CARE, INC.	747 W. ELM ST.	WASHINGTON CH	Fayette	OH	43160
RESPONSIVE HOME HEATLH CARE, INC.	1056 S. DIXON RD	KOKOMO	Howard	IN	46902
RESPONSIVE HOME HEATLH CARE, INC.	3434 N. BROADWAY	MUNCIE	Delaware	IN	47303
RHEMA, INC.	401 NORTH RIDGEWAY	CLEBURNE	JOHNSON	TX	76033
RHEMA, INC.	2550 BECKLEYMEADE AVENUE	DALLAS	DALLAS	TX	75237
RHEMA, INC.	1108 DALLAS DRIVE STE 333	DENTON	Denton	TX	76205
RHEMA, INC.	1108 DALLAS DRIVE STE 390	DENTON	Denton	TX	76205
RHEMA, INC.	9665 CAMP BOWIE WEST	FORT WORTH	Tarrant	TX	76116
RHEMA, INC.	314 S. MORGAN	GRANBURY	HOOD	TX	76048
RHEMA, INC.	143 Taylor Plaza Dr.	GREENVILLE	Greenville	TX	75402
RHEMA, INC.	1511 PRUITT LANE	HILLSBORO	HILL	TX	76645
RHEMA, INC.	15031 WOODHAM DRIVE	HOUSTON	Chickasaw	TX	77073
RHEMA, INC.	2845 W. AIRPORT FREEWAY #120	IRVING	DALLAS	TX	75062
RHEMA, INC.	1201 N. PLANO ROAD	RICHARDSON	DALLAS	TX	75081
RHEMA, INC.	2001 LOY LAKE ROAD	SHERMAN	Grayson	TX	75090
RHEMA, INC.	100 E. NASA ROAD ONE	WEBSTER	Harris	TX	77598
RITT MEDICAL GROUP, INC.	18434 N. 99TH AVE., STE 3 & 4	SUN CITY	Maricopa	AZ	85373
RN HOME CARE MEDICAL EQUIPMENT COMPANY, INC.	319 N. MAIN ST.	AMORY	Monroe	MS	38821
RN HOME CARE MEDICAL EQUIPMENT COMPANY, INC.	2231 SOUTH COMMERCE STREET	GRENADA	Grenada	MS	38901
RN HOME CARE MEDICAL EQUIPMENT COMPANY, INC.	109 N JACKSON ST	HOUSTON	Chickasaw	MS	38851
ROSWELL HOME MEDICAL, INC.	4201 YALE BLVD. N.E., STE D	ALBUQUERQUE	Bernalillo	NM	87107
ROSWELL HOME MEDICAL, INC.	509 W MAHONE DR, STE B	ARTESIA	EDDY	NM	88210
ROSWELL HOME MEDICAL, INC.	3620 N. PRINCE ST, STE B	CLOVIS	CURRY	NM	88101
ROSWELL HOME MEDICAL, INC.	1227 N RAILROAD AVE STE A	ESPANOLA	Rio Arriba	NM	87532
ROSWELL HOME MEDICAL, INC.	814 S BOARDMAN AVE	GALLUP	McKinley	NM	87301

ROSWELL HOME MEDICAL, INC.	3920 N. LOVINGTON HWY STE 100	HOBBS	LEA	NM	88240
ROSWELL HOME MEDICAL, INC.	17 S. UNION ST.	ROSWELL	Chaves	NM	88201
ROSWELL HOME MEDICAL, INC.	1549 6TH ST., STE C	SANTA FE	SANTA FE	NM	87505
ROSWELL HOME MEDICAL, INC.	2950 Highway 180 E	SILVER CITY	GRANT	NM	88061
ROSWELL HOME MEDICAL, INC.	138 WEIMER RD., STE 200-202	TAOS	TAOS	NM	87571
ROTECH HOME MEDICAL CARE, INC.	1508 - 1510 N FRANKLIN ST	CHRISTIANSBURG	Montgomery	VA	24073
ROTECH HOME MEDICAL CARE, INC.	1095 PLAZA DR.	GRUNDY	Buchanan	VA	24614
ROTECH HOME MEDICAL CARE, INC.	509 MOUNTAIN LAKE AVE	PEARISBURG	Giles	VA	24134
ROTECH HOME MEDICAL CARE, INC.	4118 PLANTATION RD. NE	ROANOKE	Randolph	VA	24012
ROTECH HOME MEDICAL CARE, INC.	1308 PLANTATION RD. NE	ROANOKE	Randolph	VA	24012
ROTECH HOME MEDICAL CARE, INC.	106 ROWE RD., STE 102	STAUNTON	Augusta	VA	24401
ROTECH HOME MEDICAL CARE, INC.	257 VIRGINIA AVE	WELCH	McDowell	WV	24801
ROTECH HOME MEDICAL CARE, INC.	116 MAGNOLIA DR	DANVILLE	Pittsylvania	VA	24541
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	7931 W GULF TO LAKE HWY	CRYSTAL RIVER	Citrus	FL	34429
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	919 N. SPRING GARDEN AVENUE	DELAND	Volusia	FL	32720
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	34894 EMERALD COAST PKWY #99 & #112	DESTIN	OKALOOSA	FL	32540
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	12700 METRO PKWY	FT. MYERS	Lee	FL	33912
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	8400 BAYMEADOWS WAY	JACKSONVILLE	Duval	FL	32256
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	5315 Great Oak Dr.	LAKELAND	Polk	FL	33815
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	300 RICHEY ROAD	LEESBURG	Lake	FL	34748
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	2886-C JEFFERSON STREET	MARIANNA	Jackson	FL	32446
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	4450 W. EAU GALLIE BLVD	MELBOURNE	Brevard	FL	32934
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	2900 HORSESHOE DR. SOUTH, #300	NAPLES	Collier	FL	34104
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	2620 SW 17th Rd. Ste 100	OCALA	Marion	FL	34474
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	3600 VINELAND RD	ORLANDO	ORANGE	FL	32811
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	3216 CRILL AVE.	PALATKA	Putnam	FL	32177
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	2175 JENKS AVENUE	PANAMA CITY	Bay	FL	32405
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	1211 CREIGHTON ROAD	PENSACOLA	Escambia	FL	32504
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	115-B EAST DREW STREET	PERRY	Taylor	FL	32347
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	6741 WEST SUNRISE BLVD.	PLANTATION	Broward	FL	33313
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	8300 US HWY 19	PORT RICHEY	Pasco	FL	34668
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	9770 16TH STREET NORTH	SAINT PETERSBURG	Pinellas	FL	33716
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	1799 DESOTO ROAD	SARASOTA	Sarasota	FL	34234
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	7897 SW JACK JAMES DRIVE	STUART	Martin	FL	34997
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	3640 WEST CYPRESS STREET	TAMPA	Hillsborough	FL	33607
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	1122 E. WADE ST STE B	TRENTON	Gilchrist	FL	32693
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	1860 OLD OKEECHOBEE RD	WEST PALM BEACH	Palm Beach	FL	33409
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.	S. RT 19S, RT 1 BOX 780	CLARKSBURG	HARRISON	WV	26301
ROTH MEDICAL, INC.	215 CARSON AVE.	ALAMOSA	Alamosa	CO	81101
ROTH MEDICAL, INC.	4715 TOWN CENTER DR., STE AB	COLORADO SPRINGS	El Paso	CO	80916
ROTH MEDICAL, INC.	565 & 605 E 70TH STE 1	DENVER	Adams	CO	80229
ROTH MEDICAL, INC.	9540 E. JEWELL AVE, STE C	DENVER	Adams	CO	80247
ROTH MEDICAL, INC.	225 N LEMAY AVE	FT. COLLINS	Larimer	CO	80524
ROTH MEDICAL, INC.	1380 Overlook Dr. #105B	LAFAYETTE	Boulder	CO	80026
ROTH MEDICAL, INC.	109 W. LEE AVE., UNIT #8 & 9	LAMAR	Prowers	CO	81052
ROTH MEDICAL, INC.	729c FORTINO BLVD.	PUEBLO	Pueblo	CO	81008
ROTHERT'S HOSPITAL EQUIPMENT, INC.	1850 AUGUSTINE AVE. STE A & B	COVINGTON,	Kenton	KY	41014
ROTHERT'S HOSPITAL EQUIPMENT, INC.	103 Barnes Rd. Ste 1	WILLIAMSTOWN	Grant	KY	41097
SAMPSON CONVALESCENT MEDICAL SUPPLY, INC.	357 NORTH BLVD.	CLINTON	Sampson	NC	28328
SELECT HOME HEALTH CARE, INC.	136 Hospital Drive	BLAIRSVILLE	Union	GA	30512
SELECT HOME HEALTH CARE, INC.	116 Beasley Circle	BLAIRSVILLE	Union	GA	30512
SELECT HOME HEALTH CARE, INC.	118 PROFESSIONAL RD.	BLUE RIDGE	Fannin	GA	30513
SELECT HOME HEALTH CARE, INC.	547 DEPOT ST	FRANKLIN	MACON	NC	28734
SELECT HOME HEALTH CARE, INC.	4472 HIGHWAY 64 EAST	MURPHY	Cherokee	NC	28906

SELECT HOME HEALTH CARE, INC.	391 JACKSON PLAZA	SYLVA	JACKSON	NC	28779
SELECT HOME HEALTH CARE, INC.	59 HAYWOOD OFFICE PARK, BLDG D	WAYNESVILLE	Haywood	NC	28786
SELECT HOME HEALTH CARE, INC.	34 CREEKSIDE CIRCLE, STE 15	HAYESVILLE	CLAY	NC	28904
SIGMA MEDICAL EQUIPMENT, INC.	748 LIBERTY ST.	FRANKLIN	MACON	PA	16323
SIGMA MEDICAL EQUIPMENT, INC.	1464 N. MAIN ST., STE 3	PUNXSUTAWNEY	JEFFERSON	PA	15767
SIGMA MEDICAL EQUIPMENT, INC.	128 E CENTRAL AVE	TITUSVILLE	Crawford	PA	16354
SIGMA MEDICAL EQUIPMENT, INC.	120 N FRANKLIN ST	TITUSVILLE	Crawford	PA	16354
SOUTHEASTERN HOME HEALTH, INC.	1200 OCILLA ROAD	DOUGLAS	COCHISE	GA	31533
SOUTHEASTERN HOME HEALTH, INC.	908-B SW BOWEN MILL HWY	DOUGLAS	COCHISE	GA	31534
SUN MEDICAL SUPPLY, INC.	946-P WEST ANDREWS AVENUE	HENDERSON	VANCE	NC	27536
SUNSHINE HOME HEALTH CARE, INC.	1748 ROSS CLARK CIRCLE S.E.	DOTHAN	Houston	AL	36301
THE KILROY COMPANY	2732F INTERSTATE ST.	CHARLOTTE	Mecklenburg	NC	28208
THE KILROY COMPANY	914 MOOSE ST. UNITS A-C	GASTONIA	GASTON	NC	28056
THETA HOME HEALTH CARE, INC.	1649 HWY 22 WEST STE 2	ALEXANDER CITY	Tallapoosa	AL	35010
THETA HOME HEALTH CARE, INC.	931 HIGHWAY 80 WEST	DEMOPOLIS	Marengo	AL	36732
THETA HOME HEALTH CARE, INC.	4501 ATLANTA HWY	MONTGOMERY	Montgomery	AL	36109
THETA HOME HEALTH CARE, INC.	1309-B S. BRUNDIDGE ST.	TROY	Pike	AL	36081
THETA HOME HEALTH CARE, INC.	1500 A 14TH ST.	MERIDIAN	Lauderdale	MS	39301
THETA HOME HEALTH CARE, INC.	6043 HWY 63	MOSS POINT	JACKSON	MS	39563
TUPELO HOME HEALTH, INC.	611 GARFIELD	TUPELO	LEE	MS	38801
VALLEY MEDICAL EQUIPMENT, INC	1821 West 4000 South Ste 100	ROY	Davis	UT	84067
VALLEY MEDICAL EQUIPMENT, INC.	731 N MCCORMICK WAY #1	LAYTON	Davis	UT	84041
VALLEY MEDICAL EQUIPMENT, INC.	6973 SOUTH 300 WEST	MIDVALE	Salt Lake	UT	84047
VALLEY MEDICAL EQUIPMENT, INC.	538 S. COMMERCE DR.	OREM	Utah	UT	84058
VALLEY MEDICAL EQUIPMENT, INC.	395 VERNAL AVE.	VERNAL	Unitah	UT	84078
VALUE CARE, INC.	302 GILBERT ST	CHARLES CITY	Floyd	IA	50616
VALUE CARE, INC.	1800-1804 N. BALTIMORE	KIRKSVILLE	Adair	MO	63501
VALUE CARE, INC.	1282 NW MAIN ST	LEES SUMMIT	Macon	MO	64086
VALUE CARE, INC.	3160 WEST ARROW ST	MARSHALL	Saline	MO	65340
VITALCARE HEALTH SERVICES, INC.	1572 COLLEGE PKWY #162	CARSON CITY	CARSON	NV	89706
VITALCARE HEALTH SERVICES, INC.	1250 LAMOILLE HWY #517	ELKO	ELKO	NV	89801
VITALCARE HEALTH SERVICES, INC.	1826-1828 Grimes	FALLON	CHURCHILL	NV	89406
VITALCARE HEALTH SERVICES, INC.	1755 E PLUMB LANE STE 25	RENO	WASHOE	NV	89502
VITALCARE HEALTH SERVICES, INC.	5301 LONGLEY LN BLDG E	RENO	WASHOE	NV	89509
VITALCARE HEALTH SERVICES, INC.	5301 LONGLEY LN. BLDG F, UNIT 220	RENO	WASHOE	NV	89509
VITALCARE HEALTH SERVICES, INC.	1360 GREG ST., STE 103/104	SPARKS	WASHOE	NV	89431
VITALCARE HEALTH SERVICES, INC.	170 SHADY LANE	STATELINE	DOUGLAS	NV	89449
VITALCARE HEALTH SERVICES, INC.	750 GRASS VALLEY RD, STE F	WINNEMUCCA	Humboldt	NV	89445
VITALCARE OF TEXAS, INC.	151 N.E. 27TH STREET	PARIS	Lamar	TX	75460
WHITE'S MEDICAL RENTALS, INC.	1891 SAINT MATHEWS ROAD	ORANGEBURG	Orangeburg	SC	29118
WICHITA MEDICAL CARE, INC.	620 TURTLE CREEK BLVD	MANHATTAN	Pottawatomie	KS	66502
WICHITA MEDICAL CARE, INC.	3384 EXCELL RD	MANHATTAN	Pottawatomie	KS	66502
ZETA HOME HEALTH CARE, INC.	11944 CLOVERLAND COURT	BATON ROUGE	E. Baton Rouge	LA	70809
ZETA HOME HEALTH CARE, INC.	401 WEST 2ND STREET	BROUSSARD	Lafayette	LA	70518
ZETA HOME HEALTH CARE, INC.	4901 COMMON STREET	LAKE CHARLES	Calcasieu	LA	70607
ZETA HOME HEALTH CARE, INC.	203 N 16TH STREET	OAKDALE	Allen	LA	71463
ZETA HOME HEALTH CARE, INC.	2688 CALDER AVE	BEAUMONT	JEFFERSON	TX	77702
ZETA HOME HEALTH CARE, INC.	701 SOUTH BECKHAM STREET	TYLER	SMITH	TX	75701

SCHEDULE 4.02(a)
TO CREDIT AGREEMENT

Local Counsel

Proskauer Rose LLP
One Boca Place
2255 Glades Road
Suite 421 Atrium
Boca Raton, FL 33431

Greenberg Traurig
1200 17th Street
Suite 2400
Denver, CO 80202

McNair Law Firm, P.A.
100 Calhoun Street
Suite 400
Charleston, SC 29401

SCHEDULE 4.02(j)
TO CREDIT AGREEMENT

Indebtedness

1.	Capital leases between Borrower and IBM Credit LLC., for computer equipment and software in the amount of $347,201.48 as of August 31, 2010.

2.	Capital leases between Borrower and Canon Financial Services, Inc. for copiers in the amount of $148,820.43 as of August 31, 2010.

3.	Capital leases between Borrower and Oracle Corporation, for computer equipment and software in the amount of $200,203.93 as of August 31, 2010.

4.	Capital leases between Borrower and Cisco Systems Capital Corporation, for telephone equipment and software in the amount of $94,296.31 as of November 5, 2010.

5.	$8,765,486 Irrevocable Standby Letter of Credit No. 55103668 issued to beneficiary Pacific Employers Insurance Company by Regions Bank.

6.	Indebtedness related to Surety Bonds in favor of Florida Medicaid Contract Management and Medicare.

7.	The Borrower’s 9.5% Senior Subordinated Notes due 2012.

EXHIBIT A
ADMINISTRATIVE QUESTIONNAIRE

I.	General Information

Borrower Name:	Rotech Healthcare Inc.
Lender Institution’s Legal Name for Documentation Purposes:
Name, Phone and Fax Number of Individual(s) to Receive Draft(s):

Number of Signature Lines Required:

II.	Lender Contact Information

	Credit Contact	Closing Contact
Primary Contact Name:
Back-up Name:
Street Address (for courier purposes):
Primary Contact Phone Number:
Back-up Contact Phone Number:
Primary Contact Fax Number:
Back-up Contact Fax Number:
Primary Contact E-mail Address:
Back-up Contact E-mail Address:

Deal Administrator
Primary Contact Name:
Back-up Name:
Street Address (for courier purposes):
Primary Contact Phone Number:

Primary Contact Fax Number:

Primary Contact E-mail Address:

III.	Financial Information, Compliance, Intralinks, Executed Closing Documents, Etc.

Bank Name:
Address:
Department:
Contact Name:
Contact Phone:
Contact Fax:
Contact Email:

IV.	Lender Fed Payment Instructions*

Bank Name:
City and State:
ABA Routing Number:
Account Name:
Account Number:
Re:
Attention:
* Please list any additional or non-Fed payment instructions on a separate sheet.

V.	Tax Reporting Information[1]

TAX ID #:

1 Include tax from as applicable to lender

EXHIBIT B

Assignment and Acceptance

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.    Assignor:        ________________________________

2.	Assignee: ________________________________

[for each Assignee, indicate [Affiliate][Related Fund] of [identify Lender]

3.	Borrower: Rotech Healthcare Inc.

4.	Administrative Agent: Credit Suisse AG, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement dated as of March [•] 2011, among Rotech Healthcare Inc., the lenders from time to time party thereto and Credit Suisse AG, as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[1]
$10,000,000	$	%

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:    ______________________________
    Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:    ______________________________
Name:
Title:

Consented to and Accepted:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:    _________________________________
Name
    Title:
By:    _________________________________
    Name
    Title:

[ROTECH HEALTHCARE INC.]1

By:    _________________________________
    Name
    Title:

1 Pursuant to Section 9.04(b) of the Credit Agreement, Borrower consent is required for assignments of Commitments and Loans; provided that such consent of the Borrower shall (a) not be required (i) if such assignment is made to another Lender or an Affiliate of a Lender or a Related Fund or (ii) after the occurrence and during the continuance of an Event of Default and (b) be deemed given unless the Borrower shall have objected to such arrangement by written notice to the Administrative Agent within five Business Days after having received notice thereof.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or its Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or its Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and the Intercreditor Agreements, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) from and after the Effective Date, it shall be bound by the terms of the Intercreditor Agreements, (iii) it appoints and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. The parties hereto shall (a) execute and deliver to the Administrative Agent this Assignment and Acceptance via an electronic system acceptable to the Administrative Agent or (b) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[FORM OF]
BORROWING REQUEST

Credit Suisse AG
as Administrative Agent for the Lenders referred to below
Eleven Madison Avenue
New York, NY 10010

Attention: Agency Group

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March [•], 2011, among Rotech Healthcare Inc. (the “Borrower”), the Lenders party thereto, and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(A)    Date of Borrowing
(which is a Business Day)

(B)    Principal Amount of Borrowing

(C)    Type of Borrowing

(D)    Interest Period and the last day thereof
(in the case of a Eurodollar Borrowing)

(E)    Account Number and Location

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the Borrowing set forth herein, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall have been satisfied.

The Borrower hereby further represents and warrants to the Administrative Agent and the Lenders that, on the date of the Borrowing set forth herein, and immediately after giving effect thereto, the Borrower would be in Pro Forma Compliance. For purposes of such representation and warranty, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies that the following represent true and accurate calculations, as of the date of this Borrowing Request, to be used to determine whether the Borrower would be in Pro Forma Compliance, after giving effect to the Borrowing set forth herein:

Total Debt            =    [•]
EBITDA            =    [•]
Pro Forma Leverage Ratio    =    [•] to 1.00

Required Leverage Ratio    =    5.50 to 1.00

Supporting detail showing the calculation of Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of EBITDA is attached hereto as Schedule 2.

Rotech Healthcare Inc.,

By:

Name: Title:

Schedule 1

Calculation of Total Debt

Schedule 2

Calculation of EBITDA

EXHIBIT D
COLLATERAL AGREEMENT
made among
ROTECH HEALTHCARE INC.,
THE SUBSIDIARY GRANTORS
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent,
Dated as of October 6, 2010,
as amended and restated as of March 17, 2011

Page

SECTION	1.	DEFINED TERMS	1
	1.1	Definitions	1
	1.2	Other Definitional Provisions	10

SECTION	2.	RESERVED	10

SECTION	3.	GRANT OF SECURITY INTEREST	10

SECTION	4.	REPRESENTATIONS AND WARRANTIES	10
	4.1	Representations in the Purchase Agreement and the Credit Agreement	12
	4.2	Title; No Other Liens	12
	4.3	Perfected First Priority Liens	13
	4.4	Power and Authority	13
	4.5	Third-Party Approval	13
	4.6	Jurisdiction of Organization; Chief Executive Office	13
	4.7	Farm Products	14
	4.8	Investment Property	14
	4.9	Receivables	15
	4.10	Intellectual Property	15
	4.11	Inventory and Equipment	15
	4.12	Deposit Accounts; Securities Accounts; Commodity Accounts; Commercial Tort Claims	15
	4.13	Letter-of-Credit Rights	15

SECTION	5.	COVENANTS	16
	5.1	Covenants in Indenture, Purchase Agreement and Credit Agreement	16
	5.2	Delivery of Instruments and Chattel Paper	16
	5.3	Maintenance of Insurance	16
	5.4	Payment of Obligations	17
	5.5	Maintenance of Perfected Security Interest; Further Documentation and Information	17
	5.6	Changes in Locations, Name, etc.	19
	5.7	Investment Property	19
	5.8	Receivables	20
	5.9	Intellectual Property	20
	5.10	Notices	22
	5.11	Impairment of Collateral	22
	5.12	Pledged Notes	22
	5.13	Schedules	22
	5.14	Commercial Tort Claims	22
	5.15	Landlord Lien Waivers and Warehouseman Letters	22
	5.16	Encumbrances	23
	5.17	Warehouse Receipts Non-Negotiable	23
	5.18	Limitations of Dispositions of Collateral	23
	5.19	Letter of Credit Rights	23
	5.20	Leasehold Mortgages	23

SECTION	6.	REMEDIAL PROVISIONS	23
	6.1	Certain Matters Relating to Receivables	23
	6.2	Communications with Obligors; Grantors Remain Liable	24
	6.3	Pledged Securities	25
	6.4	Proceeds to be Turned Over To Collateral Agent	25
	6.5	Application of Proceeds	26
	6.6	NY USS and Other Remedies	26
	6.7	Registration Rights	27
	6.8	Deficiency	27
	6.9	Sales on Credit	28
	6.10	Intellectual Property	28

SECTION	7.	THE COLLATERAL AGENT	28
	7.1	Collateral Agent's Appointment as Attorney-in-Fact, etc.	28
	7.2	Duty of Collateral Agent	29
	7.3	Financing Statements	30
	7.4	Authority of Collateral Agent	30
	7.5	Certain Rights of Collateral Agent	30

SECTION	8.	MISCELLANEOUS	32
	8.1	Amendments in Writing	32
	8.2	Notices	32
	8.3	No Waiver by Course of Conduct; Cumulative Remedies	32
	8.4	Enforcement Expenses; Indemnification	32
	8.5	Subrogation	33
	8.6	Successors and Assigns	33
	8.7	Setoff	33
	8.8	Counterparts	33
	8.9	Severability	33
	8.10	Section Headings	33
	8.11	Integration	33
	8.12	GOVERNING LAW	34
	8.13	Submission To Jurisdiction; Waivers	34
	8.14	Acknowledgments	34
	8.15	Additional Grantors	34
	8.16	Releases	34
	8.17	WAIVER OF JURY TRIAL	35
	8.18	Reinstatement	35
	8.19	Pari Passu Indebtedness; Junior Lien Indebtedness; Intercreditor Agreements	35
	8.20	Bank of America Deposit Accounts	36
	8.21	Confirmation of Appointment of Collateral Agent	36

Schedules
Schedule 1        Notice Addresses of Subsidiary Grantors
Schedule 2        Description of Pledged Securities
Schedule 3        Filings and Other Actions Required to Perfect Security Interest
Schedule 3.1        Commercial Tort Claims
Schedule 4        Jurisdiction of Organization and Identification Number
Schedule 4.9        Locations of Inventory and Equipment
Schedule 4.10        Deposit Accounts, Securities Accounts, Commodity Accounts
Schedule 4.11        Letters of Credit
Schedule 5        Intellectual Property
Annexes
Annex I            Assumption Agreement
Annex II        Copyright Security Agreement
Annex III        Patent Security Agreement
Annex IV        Trademark Security Agreement
Annex V        Deposit Account Control Agreement
Annex VI        Collection Account Agreement
Annex VII        Acknowledgment of Pledge
Annex VIII        Landlord’s Waiver and Consent
Annex IX        Bailee Letter
Annex X        Perfection Certificate

COLLATERAL AGREEMENT, dated as of October 6, 2010 (the “Original Collateral Agreement”), as amended and restated as of March 17, 2011, made among Rotech Healthcare Inc. (the “Issuer”), each of the other signatories party hereto (together with the Issuer and any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the ratable benefit of the Secured Parties (as defined below).
W I T N E S S E T H:
Reference is made to (a) the Indenture, dated as of October 6, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, each Subsidiary Grantor (as defined below) party to the Original Collateral Agreement (the “Initial Subsidiary Grantors”) and the Trustee and (b) the Purchase Agreement dated as of September 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer, the Initial Subsidiary Grantors and Credit Suisse Securities (USA) LLC, as initial purchaser (the “Initial Purchaser”). The Trustee entered into the Indenture and the Initial Purchaser purchased the the securities issued under the Indenture (the “Notes”), in each case on the terms and subject to the conditions set forth in the Purchase Agreement.
Reference is made to the Credit Agreement dated as of March 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Issuer, the Lenders (as defined in the Credit Agreement) and Credit Suisse AG, as administrative agent for the Lenders, pursuant to which the Lenders agreed to make loans to the Issuer on the terms and subject to the conditions set forth in the Credit Agreement.
The obligations of the Initial Purchaser to purchase the Notes were conditioned upon, among other things, the execution and delivery of the Original Collateral Agreement. The obligations of the Lenders to make loans to the Issuer are conditioned upon, among other things, the execution and delivery of this Agreement by the Issuer and each Subsidiary Grantor. Each Subsidiary Grantor is an affiliate of the Issuer, derived substantial benefits from the purchase of the Notes from the Issuer by the Initial Purchaser pursuant to the Purchase Agreement, and will derive substantial benefits from the funding of loans to the Issuer under the Credit Agreement. Each Grantor is willing to execute and deliver this Agreement in order to induce the Lenders to make loans to the Issuer under the Credit Agreement.
Accordingly, the parties hereto agree as follows:

SECTION 1.	DEFINED TERMS
1.1    Definitions. •Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Indenture or in the New York UCC is used in this Agreement with the same meaning; provided that, if the definition given to such term in the Indenture conflicts with the definition given to such term in the New York UCC, the Indenture definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the New York UCC conflicts with the definition given to such term in any other chapter of the New York UCC, the Chapter 9 definition shall prevail. The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Intermediary, Control, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Securities Accounts, Securities Intermediary, Security Entitlement and Supporting Obligations.
(a)    The following terms shall have the following meanings:
“Administrative Agent”: Credit Suisse AG, acting through one or more of its branches or affiliates, in its capacity as administrative agent for the Lenders under the Credit Agreement (and any successor thereto acting in such capacity).

“Agreement”: this Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 among the Issuer, the other Grantors and the Collateral Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.
“Applicable Authorized Representative”: (a) prior to the discharge of the Notes Documents Obligations and the Loan Document Obligations, the Applicable Authorized Representative (as defined in the Credit Agreement Pari Passu Intercreditor Agreement), (b) prior to the discharge of the Notes Documents Obligations, but after the discharge of the Loan Document Obligations, the Required Holders or (c) prior to the discharge of the Loan Document Obligations, but after the discharge of the Notes Documents Obligations, the Required Lenders.
“Bailee Letter”: a bailee letter, substantially in the form of Annex IX, executed by a bailee holding Inventory or Equipment owned by any Grantor, delivered by such Grantor to the Collateral Agent.
“CHAMPUS”: collectively, the Civilian Health and Medical Program of the Uniformed Services, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, which is now known as TRICARE, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 10 U.S.C. §§1071-1107 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. §§199.1-199.22), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“CHAMPUS Receivable”: an Account payable pursuant to CHAMPUS.
“CHAMPVA”: collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 38 U.S.C. §1713 or elsewhere) affecting such program; (b) to the extent applicable to CHAMPVA, the CHAMPUS regulations; and (c) all rules, regulations (including 38 C.F.R. §§17.270-17.278), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“CHAMPVA Receivable”: an Account payable pursuant to CHAMPVA.
“Closing Date”: means March 17, 2011.
“Collateral”: as defined in Section 3.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.
“Collection Account Agreement”: any agreement in respect of any Government Receivables Account substantially in the form of Annex VI.
“Commitment”: as defined in the Credit Agreement.

“Copyrights”: (i) All copyrights (whether arising under statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, Copyright Licenses, and copyright applications of any Grantor, including all of any Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights set forth on Schedule 5; (ii) all renewals, extensions and modifications thereof; (iii) all income, licenses, royalties, damages, profits and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.
“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 5), granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Credit Agreement”: as defined in the recitals to this Agreement.
“Credit Agreement Guarantee”: the guarantee by each Grantor (other than the Issuer) pursuant to the Guarantee Agreement dated as of March 17, 2011, as amended, restated, supplemented or otherwise modified from time to time, among each Grantor (other than the Issuer) and Credit Suisse AG, as administrative agent, of the Issuer’s Loan Documents Obligations.
“Credit Agreement Pari Passu Intercreditor Agreement”: the Pari Passu Intercreditor Agreement dated as of March 17, 2011, as amended, restated, supplemented or otherwise modified from time to time, among the Issuer, the other Grantors, the Collateral Agent, The Bank of New York Mellon Trust Company, N.A. as the Authorized Representative for the Indenture Secured Parties (each as defined therein), Credit Suisse AG, as the Initial Authorized Representative (as defined therein) and each Additional Authorized Representative (as defined therein) from time to time party thereto.
“Defaulting Lender”: as defined in the Credit Agreement.
“Deposit Account”: any and all deposit accounts (as defined in Chapter 9 of the New York UCC), bank accounts, investment accounts or Securities Accounts, now owned or hereafter acquired or opened by any Grantor, including any such accounts set forth on Schedule 4.10, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts and other property deposited therein and all balances therein.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disregarded Subsidiary”: any Subsidiary that is disregarded as an entity separate from its sole owner under Treasury Regulation Sections 301, 7701-2(c)(2) or -3(b).
“Event of Default”: an “Event of Default” under and as defined in the Indenture or the Credit Agreement.
“Excluded Assets”: (i) Excluded Equipment; (ii) Excluded L/C Collateral; (iii) Excluded Real Property, (iv) any Intangible Assets or any Retained Rights, in each case, to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset or Retained Right, as the case may be, (a) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset or Retained Right, as applicable, provided, however, such Intangible Asset or Retained Right shall cease to be an Excluded Asset immediately at such time as the condition causing such prohibition shall be remedied, (b) would terminate such contract, agreement, instrument or indenture or give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (c) is permitted only with the consent of another party, if such consent has not been obtained; provided, however any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; and provided however, to the extent severable, any portion of such contract, agreement, instrument or indenture that does not result in any of the consequences specified in (a), (b) or (c) of this paragraph shall not be an Excluded Asset; and (v) with respect to the Equity Interests described herein, (a) an amount in excess of 65% of the Foreign Corporation Voting Stock of any Foreign Corporation that is “first tier” Subsidiary of the Issuer or any Subsidiary Grantor, (b) any Capital Stock of any “second-tier” or lower tier Subsidiary that is a Foreign Corporation; or (c) an amount in excess of 65% of the Capital Stock in any Disregarded Subsidiary substantially all of the assets of which constitute Equity Interests in Foreign Corporations.
“Excluded Equipment”: any equipment or other asset of any Grantor that is subject to a Permitted Lien referred to in clause (18) of the definition thereof in the Indenture to the extent the documents relating to such Permitted Lien would not permit such asset to be subject to the Liens created under the Notes Documents or under the Loan Documents; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such restriction, such asset shall cease to be an “Excluded Asset”.
“Excluded L/C Collateral”: any Cash Equivalents of any Grantor that are subject to a Permitted Lien referred to in clause (4) or (17) of the definition thereof in the Indenture that cash collateralize letters of credit, surety bonds or similar arrangements, in each case to the extent the documents relating to such Permitted Lien would not permit such Cash Equivalents to be subject to the Liens created under the Notes Documents or under the Loan Documents; provided, however, that immediately upon the cancellation or other termination of the related letters of credit, surety bonds or similar arrangements, or the ineffectiveness, lapse or termination of any such restriction, such Cash Equivalents shall cease to be an “Excluded Asset”.
“Excluded Real Property”: any fee interest in real property if the greater of the cost and the book value of such fee interest is less than $1,000,000 for any individual parcel and improvements thereto and less than $5,000,000 in the aggregate for all such parcels and improvements thereto.
“Foreign Corporation”: any Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.
“Foreign Corporation Voting Stock”: the voting Capital Stock of any Foreign Corporation.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Government Receivable Account”: means any deposit account or other account into which any payment under Government Receivables is directly paid by the Governmental Authority, but, for the avoidance of doubt, shall not include any other deposit account or other account into which such funds are subsequently transferred.
“Government Receivables”: means, collectively, any and all Accounts which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPUS Receivables, (e) CHAMPVA Receivables, (f) payable by the Veterans Administration and (g) any other Accounts payable by any Governmental Authority.

“Guaranteed Obligations”: as defined in the Credit Agreement Guarantee.
“Holders”: means the holders of the Notes.
“Indenture”: as defined in the recitals to this Agreement.
“Intangible Assets”: any contract, General Intangible, Copyright License, Patent License or Trademark License.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Issuer or any of its Subsidiaries.
“Intercreditor Agreements”: the collective reference to the Credit Agreement Pari Passu Intercreditor Agreement and the Junior Notes Intercreditor Agreement.
“Investment Property” means all (i) “investment property”, as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Corporation Voting Stock excluded from the definition of “Pledged Stock”), now owned or hereafter acquired by any Grantor, and, in any event, shall include each of the following, whether now owned or hereafter acquired by any Grantor: (a) any security, whether certificated or uncertificated; (b) any Security Entitlement; (c) any Securities Account; (d) any commodity contract; and (e) any Commodity Account and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.
“Investment Property Issuers”: the collective reference to each issuer of any Investment Property.
“Junior Notes Intercreditor Agreement”: the Junior Lien Intercreditor Agreement dated as of March 17, 2011, as amended, restated, supplemented or otherwise modified from time to time, among the Issuer, the other Grantors, the Collateral Agent, as first priority representative, and The Bank of New York Mellon Trust Company, N.A., as junior priority representative.
“Landlord Waiver”: a landlord agreement, substantially in the form of Annex VIII to the Indenture, executed by a landlord of a location leased by any Person at which Inventory or Equipment of any Grantor is held or stored, delivered by such Grantor to the Collateral Agent.
“Lender”: as defined in the Credit Agreement.
“Loans”: as defined in the Credit Agreement.
“Loan Documents”: means (a) the Credit Agreement, the Credit Agreement Guarantee, this Agreement, any deposit account control agreement, any Collection Account Agreement, other applicable security documents and any applicable intercreditor agreement entered into on or after the date hereof, including the Credit Agreement Pari Passu Intercreditor Agreement, and (b) any other related document or instrument executed and delivered pursuant to any Loan Document described in clause (a) evidencing or governing any Loan Document Obligations.

“Loan Documents Obligations”: has the meaning assigned to the term “Guaranteed Obligations” in the Credit Agreement Guarantee.
“Material Adverse Effect”: a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Issuer and its Subsidiaries, taken as a whole, (b) the prospects of the Issuer and its Subsidiaries taken as a whole, or (c) the validity or enforceability of the Indenture, any other Notes Document, the Credit Agreement, or any other Loan Document or the rights or remedies of the Secured Parties hereunder or thereunder.
“Medicaid”: collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.), as amended, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program and all Federal rules and regulations promulgated in connection with such program; (b) all state statutes and regulations promulgated thereunder in connection with individual state programs, as well as state plans submitted to and approved by the Centers for Medicare and Medicaid Services; and (c) all Federal and state manuals, orders and administrative guidelines and requirements issued in connection with Medicaid programs (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicaid Receivable”: an Account payable pursuant to a claim filed under a valid Medicaid provider or supplier number.
“Medicare”: collectively, the health insurance program for the qualified aged, disabled, and persons with end stage renal disease established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.), as amended, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including (a) all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative guidelines and requirements issued in connected with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare Receivable”: an Account payable pursuant to a claim filed under a valid Medicare provider or supplier number.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Notes”: as defined in the recitals to this Agreement.
“Notes Documents”: means (a) the Notes, the Notes Guarantees, the Indenture, this Agreement, any deposit account control agreement, any Collection Account Agreement, any other applicable security documents and any applicable intercreditor agreement entered into on or after the date hereof, including the Credit Agreement Pari Passu Intercreditor Agreement, and (b) any other related document or instrument executed and delivered pursuant to any Notes Document described in clause (a) evidencing or governing any Obligations thereunder.
“Notes Documents Obligations”: means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by any Grantor pursuant to any Notes Document.
“Notes Guarantees”: means the guarantee pursuant to the Indenture by each Grantor (other than the

Issuer) of the Issuer’s Notes Documents Obligations.
“Obligations”: means (a) the Notes Documents Obligations and (b) the Loan Documents Obligations.
“Original Collateral Agreement”: as defined in the recitals to this Agreement.
“Other Collateral”: means any personal and fixture property of any Grantor not included within the defined terms Accounts, Chattel Paper, Collateral Accounts, Documents, Equipment, General Intangibles, Goods, Financial Assets, Intellectual Property, Instruments, Letter-of-Credit Rights, Commercial Tort Claims, Inventory, Investment Property, Vehicles and Deposit Accounts, it being intended that the Collateral include all property of any Grantor other than Excluded Assets.
“Patents”: (i) All patents, patent applications, Patent Licenses and patentable inventions of any Grantor, including registrations, recordings and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.
“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.
“Patient Receivable”: with respect to the Issuer or any applicable Subsidiary, the patient accounts of such Subsidiary existing or hereinafter created, any and all rights to receive payments due on such accounts from any obligor or other third-party payor under or in respect of such accounts (including all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including all interest, finance charges and other amounts payable by an obligor in respect thereof).
“Perfection Certificate”: means a certificate substantially in the form of Annex X.
“Pledged Equity”: means, collectively, the Pledged Stock, the Pledged Partnership Interests and the Pledged LLC Interests.
“Pledged LLC Interests”: means all of any Grantor’s right, title and interest as a member of any limited liability company and all of such Grantor’s right, title and interest in, to and under any LLC Agreement to which it is a party, including those set forth on Schedule 2.
“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor, all other promissory notes issued to or held by any Grantor, and all rights, titles, interests and liens any Grantor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees or other documents assuring or securing payment of or otherwise evidencing the Pledged Notes (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests”: shall mean all right, title and interest of any Grantor in any partnership or joint venture and all right, title and interest of any Grantor in, to and under any partnership or joint venture agreements to which it is a party, including those set forth on Schedule 2.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Equity.
“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than sixty-five percent (65%) of the total outstanding Foreign Corporation Voting Stock of any Foreign Corporation be required to be pledged hereunder.
“Proceeds”: means any and all “proceeds”, as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, including all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
“Receivable”: any right to payment for goods, merchandise or inventory sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).
“Required Holders”: means, at any time, Holders of a majority in principal amount of the outstanding Notes at such time.
“Required Lenders”: means, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time; provided that (a) at any time there are two or more Lenders which are not Defaulting Lenders, “Required Lenders” shall mean at least two such Lenders, and (b) in any event, the Loans and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Retained Rights”: with respect to any Patient Receivable owing from any Governmental Authority, the right of the Issuer or any applicable Subsidiary, to the extent mandated by applicable law, to have unfettered control over such Patient Receivable, including the collection thereof and discretion over the transfer thereof to any party (including the Collateral Agent) and to enforce the claim giving rise to such Patient Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated under 42 U.S.C. §1395 and applicable state law.
“Secured Parties”: shall mean (a) the Holders, (b) the Collateral Agent, (c) the Trustee, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Notes Document or any Loan Document, (e) the Lenders, (f) the Administrative Agent (g) each counterparty to any Hedging Agreement that constitutes a Guaranteed Obligation and (h) the permitted successors and assigns of each of the foregoing.
“Securities Act”: the Securities Act of 1933, as amended.

“Subsidiary Grantors”: the collective reference to each Grantor other than the Issuer.
“Trademarks”: (i) all trademarks, Trademark Licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings and applications thereof, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5; (ii) all reissues, extensions and renewals thereof; (iii) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by any Grantor.
“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.
“TRICARE”: means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as CHAMPUS, and all laws, rules, regulations, manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“TRICARE Receivable”: an Account payable pursuant to TRICARE.
“Vehicles”: means all vehicles covered by a certificate of title law of any state.
1.2    Other Definitional Provisions. •The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(a)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(b)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.	RESERVED

SECTION 3.	GRANT OF SECURITY INTEREST
Each Grantor hereby collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent (and confirms its original collateral arrangement and grant under the Original Collateral Agreement), for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)    all Accounts;

(b)    all Chattel Paper;
(c)    all Commercial Tort Claims, including those listed on Schedule 3.1;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all Equipment;
(g)    all General Intangibles, including all Payment Intangibles;
(h)    all Instruments;
(i)    all Intellectual Property;
(j)    all Inventory;
(k)    all Investment Property;
(l)    all Letter-of-Credit Rights;
(m)    all Goods;
(n)    all Collateral Accounts;
(o)    all Vehicles;
(p)    all property of any Grantor held by the Trustee, the Collateral Agent, any Holder, the Administrative Agent or any Lender, including all property of every description, in the possession or custody of or in transit to the Trustee, the Collateral Agent, any Holder, the Administrative Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;
(q)    all Other Collateral;
(r)    all books and records pertaining to the Collateral; and
(s)    to the extent not otherwise included, (i) all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; (ii) all present and future distributions, income, increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above; and (iii) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise;
provided that the Collateral shall not include the Excluded Assets.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to, nor shall “Collateral” include, any contract, agreement, instrument or indenture to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of the Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach, termination or default shall be remedied; provided, however, that any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; and provided, however, to the extent severable, such security interest shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in (i) or (ii) including any proceeds of such contract, agreement, instrument or indenture.
Notwithstanding the foregoing, the capital stock and securities of any Subsidiary Grantor will constitute Collateral with respect to the Notes only to the extent that the securing of the Notes with such capital stock and securities would not require such Subsidiary Grantor to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X under the Securities Act. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Subsidiary Grantor due to the fact that such Subsidiary Grantor’s capital stock and securities secure the Notes, then the capital stock and securities of such Subsidiary Grantor shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Subsidiary Grantor to not be subject to such requirement to provide separate financial statements) and such excluded portion of the capital stock and securities is referred to as the “Excluded Stock Collateral”. In such event, the Notes Documents may be amended, modified or supplemented, without the consent of any Secured Party, to the extent necessary to release the security interests on the Excluded Stock Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Subsidiary Grantor’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary Grantor, then the capital stock and securities of such Subsidiary Grantor shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Subsidiary Grantor becoming subject to any such filing requirement). In such event, the Notes Documents may be amended or modified, without the consent of any Secured Party, to the extent necessary to subject to the Liens under the Notes Documents such additional capital stock and securities.

SECTION 4.	REPRESENTATIONS AND WARRANTIES
Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the applicable Secured Parties, that:
4.1    Representations in the Purchase Agreement and the Credit Agreement. (a) in the case of the Secured Parties (other than the Lenders, the Administrative Agent, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and the permitted successors and assigns of each of the foregoing), the representations and warranties set forth in Section 4 of the Purchase Agreement as they relate to the Issuer and such Subsidiary Grantor of the Notes Documents to which the Issuer and such Subsidiary Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Issuer’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Issuer’s or such Subsidiary Grantor’s knowledge, as applicable; and (b) in the case of the Secured Parties (other than the Holders, the Trustee, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Notes Document and the permitted successors and assigns of each of the foregoing), the representations and warranties set forth in Article III of the Credit Agreement as they relate to the Issuer and such Subsidiary Grantor of the Loan Documents to which the Issuer and such Subsidiary Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Issuer’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Issuer’s or such Subsidiary Grantor’s knowledge, as applicable.
4.2    Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture and the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture or by the Credit Agreement or for which authorization to terminate has been provided by the secured party of record on or prior to the date hereof. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement, the other Notes Documents and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Secured Parties understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
4.3    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3, (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if and to the extent applicable, duly executed form) will constitute valid and continuing perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Indenture or the Credit Agreement which have priority over the Liens on the Collateral by operation of law; provided however that no representation is made in this Section 4.3 as to the perfection of the security interests in (i) Vehicles, (ii) Deposit Accounts for which control agreements are not required pursuant to the terms hereof (including Government Receivable Accounts), (iii) Commercial Tort Claims, but only to the extent that such Commercial Tort Claims do not constitute Additional Commercial Tort Claims (as defined in Section 5.14) or (iv) Letter of Credit Rights, but only to the extent that the proceeds of the applicable letter of credit are not required to have been assigned to the Collateral Agent or for which the Collateral Agent is not required to have become the transferee beneficiary of such letter of credit, in each case pursuant to Section 5.19.
4.4    Power and Authority. Each Grantor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Notes Documents or the Loan Documents), however arising, of all persons whomsoever.
4.5    Third-Party Approval. No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained by such Grantor and are in full force and effect).
4.6    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a charter, certificate of incorporation or other organizational document certified by the corporate secretary of such Grantor and a good standing certificate as of a date which is recent to the date hereof.
4.7    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
4.8    Investment Property. •The Pledged Stock, Pledged LLC Interests, and Pledged

Partnership Interests pledged by such Grantor hereunder are set forth on Schedule 2 and constitute (i) all the issued and outstanding shares of all classes of the Capital Stock or other equity interest of each Investment Property Issuer owned by such Subsidiary Grantor or (ii) in the case of Foreign Corporation Voting Stock, if less, sixty-five percent (65%) of the outstanding Foreign Corporation Voting Stock of each relevant Investment Property Issuer.
(a)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable and are not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws. Each Grantor has delivered to the Collateral Agent (i) all stock certificates, or other instruments representing or evidencing the Pledged Equity together with corresponding assignment or transfer powers duly executed in blank by the relevant Grantor, and such powers have been duly and validly executed and are binding and enforceable against each such Grantor in accordance with their terms or (ii) to the extent such Pledged Equity is uncertificated and held by a Securities Intermediary in a Securities Account, an executed securities account control agreement in form and substance satisfactory to the Collateral Agent with respect to such Pledged Stock.
(b)    Each partnership, joint venture and limited liability company issuing the Pledged Partnership Interests and Pledged LLC Interests is duly organized, currently existing and in good standing under all applicable laws; there have been no amendments, modifications or supplements to any agreement or certificate creating any partnership, joint venture or limited liability company or any material contract relating to the partnerships, joint ventures or limited liability companies, of which the Collateral Agent has not been advised in writing; no default or breach or potential default or breach has occurred and is continuing under any partnership, joint venture or limited liability company agreement and no approval or consent of the partners, joint venturers or members, as the case may be, of any partnership, joint venture or limited liability company is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by the relevant Grantor. All capital contributions required to be made by the terms of the partnership, joint venture and limited liability company agreements for each partnership, joint venture and limited liability company have been made.
(c)    Each of the Pledged Notes are set forth on Schedule 2 and (i) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (ii) have been delivered to the Collateral Agent together with corresponding endorsements duly executed by the relevant Grantor in favor of Collateral Agent, and such endorsements have been duly and validly executed and are binding and enforceable against the relevant Grantor in accordance with their terms. Each of the Pledged Notes and the documents evidencing the Pledged Notes are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which the Collateral Agent has not been advised in writing; and no “default” or “potential default” has occurred and is continuing under any such Pledged Note or documents evidencing the Pledged Note. Such Grantor has good title to the Pledged Notes, and such Pledged Notes are free from any claim for credit, deduction or allowance and free from any defense, condition, dispute, setoff or counterclaim, and there is no extension or indulgence with respect thereto.
(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Indenture or the Credit Agreement. No Person other than the Collateral Agent has Control over any Investment Property of such Grantor (other than any Securities Intermediary or Commodities Intermediary having automatic Control).
4.9    Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 5.2. All Collateral that is Accounts, contract rights, Chattel Paper, Instruments, Payment Intangibles or General Intangibles is free from any claim for credit, deduction or allowance of an obligor and free from any defense, condition, dispute, setoff or counterclaim, and there is no extension or indulgence with respect thereto, in each case that could reasonably be expected to have a Material Adverse Effect.

4.10    Intellectual Property.
(a)    Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.
(b)    On the date hereof, such Grantor owns, or is licensed to use, all Intellectual Property described on Schedule 5 necessary for the conduct of its business as currently conducted.
(c)    No material claim has been asserted and is pending by any Person challenging or questioning such Grantor’s use of any Intellectual Property or the validity or effectiveness of any of such Grantor’s Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does such Grantor know of any basis for any such claim.
(d)    To the best knowledge of such Grantor, the use of such Intellectual Property by such Grantor does not infringe on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.
(e)    Grantors have performed and will continue to perform all acts and have paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property in full force and effect throughout the world, as applicable.
4.11    Inventory and Equipment. On the date hereof, Schedule 4.9 sets forth all locations in the United States where the aggregate value of Inventory and Equipment of the Grantors exceeds $250,000.
4.12    Deposit Accounts; Securities Accounts; Commodity Accounts; Commercial Tort Claims. The only Deposit Accounts, Collateral Accounts, Securities Accounts or Commodity Accounts maintained by any Grantor on the Issue Date are those listed on Schedule 4.10, which sets forth such information separately for each Grantor. On the Closing Date, no Grantor holds any Commercial Tort Claims having a face value individually or in the aggregate in excess of $500,000, except as specified on Schedule 3.1.
4.13    Letter-of-Credit Rights. Such Grantor is not a beneficiary or assignee under any letter of credit as of the Closing Date other than the letters of credit described on Schedule 4.11. Each letter of credit listed on Schedule 4.11 constitutes a Supporting Obligation for another item of the Collateral.
The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to the Collateral Agent in the future by any Grantor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

SECTION 5.	COVENANTS
Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:
5.1    Covenants in Indenture, Purchase Agreement and Credit Agreement. Each Grantor shall comply with, perform, and be bound by all covenants and agreements in the Indenture, the Purchase Agreement and the Credit Agreement that are applicable to it, its assets or its operations, each of which is hereby ratified and confirmed (including the indemnification and related provisions in Section 8 of the Purchase Agreement, in the Indenture and in the Credit Agreement).
5.2    Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed and accompanied by undated stock powers duly executed in blank or other undated instruments of transfer duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request, to be held as Collateral pursuant to this Agreement; provided that the Grantors shall not be obligated to deliver to the Collateral Agent any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $500,000.
5.3    Maintenance of Insurance. •Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as is customary for similarly situated businesses and (ii) insuring such Grantor, the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as is customary for similarly situated businesses.
(a)    All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (10 days in the case of nonpayment of premiums) after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as insured party or additional loss payee.
5.4    Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or to the extent that the failure to discharge or satisfy such obligations could not, in the aggregate, reasonably be expected to result in a material adverse effect on the Collateral.
5.5    Maintenance of Perfected Security Interest; Further Documentation and Information. §Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except as provided in Section 4.3) having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(a)    At any time and from time to time, at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions (i) as are necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (A) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby; provided however that the Grantors shall not be required to note the security interest in any vehicles on such vehicle’s certificate of title and (B) in the case of Investment Property, Deposit Accounts (other than Government Receivables Accounts) and any other relevant Collateral, delivering a deposit account control agreement substantially in the form attached hereto as Annex V or an executed securities account control agreement, in form and substance sufficient to enable the Collateral Agent to obtain Control with respect to such accounts, and taking any other actions necessary to enable the Collateral Agent to obtain Control with respect thereto, except for (x) Deposit Accounts into which Government Receivables are deposited by payors to the extent applicable law and regulations prohibit the Collateral Agent from obtaining Control over such Deposit Accounts and (y) subject to Section 8.20, the Deposit Accounts listed on Schedule 4.10 that are maintained with Bank of America, N.A. or (ii) as the Collateral Agent may reasonably request from time to time, including the delivery of landlord lien waivers and warehouseman letters pursuant to Section 5.15.
(b)    Maintain, at the place where each Grantor is entitled to receive notices under the Notes Documents and the Loan Documents, a current record of where all its Collateral is located, permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records, and furnish to the Collateral Agent such documents, lists, descriptions, certificates and other information as may be reasonably necessary or proper to keep the Collateral Agent informed with respect to the identity, location, status, condition and value of the Collateral. In addition, from time to time at the request of the Collateral Agent, deliver to the Collateral Agent such information regarding each such Grantor as the Collateral Agent may reasonably request.

(c)    On each October 1 of each calendar year, the Issuer shall deliver to the Collateral Agent a certificate executed by an Officer of the Issuer:
(i)    setting forth the information required in the Perfection Certificate or confirming that there has been no change in any such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section;
(ii)    identifying any Restricted Subsidiary that has been created or acquired since the date of the most recent certificate delivered pursuant to this Section 5.5;
(iii)    certifying that all notices and information required to be given prior to the date of such certificate by this Section 5 have been given; and
(iv)    certifying that the Grantors have complied with their obligations under this Section 5 with respect to the creation and maintenance of the validity, perfection and priority of the security interest required by this Agreement.
(d)    The Grantors shall establish (or cause to be established), and shall at all times during the term of this Agreement maintain (or cause to be maintained), in accordance with all applicable laws and regulations, Government Receivables Accounts into which Government Receivables shall be initially deposited. The Grantors, the applicable depository bank maintaining the Government Receivables Accounts and the Collateral Agent shall execute and deliver on or prior to the Closing Date in respect of each Government Receivables Account in existence on the Closing Date, and with respect to any Government Receivables Account created after the Closing Date, on or prior to the creation of such Government Receivables Account, a Collection Account Agreement wherein the applicable Grantor shall direct each such depositary bank to transfer all amounts received in each Government Receivables Account, within 48 hours of the receipt thereof, to a deposit account established by the applicable Grantor to satisfy the requirements set forth in this clause and any additional or replacement deposit account otherwise satisfying the requirements set forth in this clause (the “Concentration Account”). Each Grantor agrees that (a) the Concentration Account shall at all times be subject to a deposit account control agreement in favor of the Collateral Agent, for the ratable benefit of the Secured Parties and (b) no Collection Account Agreement described in the previous sentence shall, at any time during the term of the Indenture or the Credit Agreement, be revoked, amended, withdrawn or otherwise modified in a manner adverse to the Secured Parties without the prior written consent of the Collateral Agent, acting at the direction of the Applicable Authorized Representative.
(e)    In the event that the Issuer or any other Grantor is merged or consolidated with the Issuer or any other Grantor, as applicable;
(i)    the surviving Person will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the perfected security interest on the Collateral (with the same priority described in Section 4.3) owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
(ii)    the Collateral owned by or transferred to the surviving Person, as applicable, shall
(A) continue to constitute Collateral under the Notes Documents and the Loan Documents;
(B) be subject to the Lien in favor of the Collateral Agent; and
(C) not be subject to any Lien other than Permitted Liens;
(iii)    the assets of the Person which is merged or consolidated with or into the relevant surviving Person, to the extent that they are assets of the types which would constitute Collateral under the Notes Documents and the Loan Documents and which would be required to be pledged thereunder, shall be treated as after acquired property and such surviving Person shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Notes Documents and the Loan Documents in the manner and to the extent required in the Notes Documents, including the Indenture, and the Loan Documents, including the Credit Agreement (in each case with the same priority described in Section 4.3).
5.6    Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent and the filing of all additional financing statements and other documents required to maintain the validity, perfection and priority of the security interests provided for herein:
(i)    change its jurisdiction of organization from that referred to in Section 4.3;
(ii)    change its legal name; or
(iii)    change its identity or corporate structure.
5.7    Investment Property. §If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Investment Property of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Collateral Agent, for the ratable benefit of the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other undated instruments of transfer reasonably satisfactory to the Collateral Agent, covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that in no event shall more than sixty five percent 65% of the total outstanding Foreign Corporation Voting Stock of any Foreign Corporation that is an Investment Property Issuer be pledged as collateral security hereunder. Any sums paid upon or in respect of the Investment Property of any Investment Property Issuer upon the liquidation or dissolution of such Investment Property Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Collateral Agent or deliver to the Collateral Agent as Collateral any proceeds of any liquidation or dissolution of any Investment Property Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Investment Property Issuer, would be permitted by the Indenture and (ii) the proceeds thereof are applied toward prepayment of the Obligations to the extent required under the Indenture and the Credit Agreement.
(a)    Without the prior written consent of the Collateral Agent, acting at the direction of the Applicable Authorized Representative, and unless such is permitted under the Indenture and the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Investment Property Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Investment Property

Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral (except in the case of any Investment Property Issuer which is a joint venture, provided that (x) the percentage of such joint venture owned by such Grantor remains the same after giving effect to such issuance and (y) any such securities are delivered to the Collateral Agent, currently with the issuance thereof, to be held by the Collateral Agent as Collateral), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted under the Indenture and the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Indenture and the Credit Agreement or (iv) except as otherwise permitted under the Indenture and the Credit Agreement, enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
(b)    In the case of each Grantor that is an Investment Property Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.
(c)    Each Investment Property Issuer that is a partnership, joint venture or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest without the prior written consent of the Collateral Agent acting at the direction of the Applicable Authorized Representative, (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Investment Property Issuer will (and the Grantor that holds such equity interest hereby instructs such Investment Property Issuer to) comply with instructions originated by the Collateral Agent without further consent by such Grantor and (v) shall deliver to the Collateral Agent a fully-executed Acknowledgment of Pledge, substantially in the form of Annex VII for each Pledged Partnership Interest and Pledged LLC Interest.
5.8    Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, except where such grant, compromise, release, credit, discount, settlement, allowance, amendment, supplement or modification in the aggregate could not be reasonably expected to have a material adverse effect on the value of the Receivables.
5.9    Intellectual Property. To the extent the failure to do so would be reasonably likely to result in a material adverse effect on the value of the Collateral:
(a)    such Grantor (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way;

(b)    such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public;
(c)    such Grantor (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any portion of the Copyrights may fall into the public domain;
(d)    such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person;
(e)    such Grantor will notify the Collateral Agent, the Holders, the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same;
(f)    whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Unless otherwise agreed to by the Collateral Agent, such Grantor will execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement substantially in the form attached hereto as Annex II, (ii) the United States Patent and Trademark Office a short-form patent security agreement substantially in the form attached hereto as Annex III and (iii) the United States Patent and Trademark Office a short-form trademark security agreement substantially in the form attached hereto as Annex IV (in each case with such changes as may be agreed to by the Collateral Agent). Such Grantor shall execute and deliver, and have recorded, any and all additional agreements, instruments, documents and papers as may be necessary to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(g)    such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability; and
(h)    in the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
5.10    Notices. (a) Except as may be otherwise expressly permitted under the Indenture and the Credit Agreement, each relevant Grantor shall promptly notify the Collateral Agent of (i) any change in any fact or circumstances represented or warranted by such Grantor with respect to any of the Collateral or Obligations, (ii) any claim, action or proceeding affecting title to all or any of the Collateral or the security interest created hereunder and appear in and defend, at the Grantors’ expense, any such action or proceeding, (iii) any material change in the nature of the Collateral, (iv) any material damage to or loss of Collateral and (v) the occurrence of any other event or condition (including matters as to Lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the security interest created hereunder and (b) give the Collateral Agent thirty (30) days written notice before any proposed relocation of its principal place of business or chief executive office.
5.11    Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.
5.12    Pledged Notes. Without the prior written consent of the Collateral Agent not materially modify, or permit the material modification of, any Pledged Note or release any collateral with respect to any Pledged Note unless specifically required by the terms thereof.
5.13    Schedules. Promptly update all schedules hereto if any information therein shall become inaccurate or incomplete in any material respect. Notwithstanding any other provision herein, any Grantor’s failure to describe any Collateral required to be listed on any schedule hereto shall not impair the security interest in the Collateral
5.14    Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim other than or in addition to those set forth on Schedule 3.1 relating to any of the Collateral and having a face value individually or in the aggregate in excess of $1,000,000 (each such Commercial Tort Claim, an “Additional Commercial Tort Claim”), such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor of the brief details of such Additional Commercial Tort Claim. Such Grantor shall grant to the Collateral Agent in such writing a security interest in such Additional Commercial Tort Claim and in the Proceeds thereof, all in accordance with and subject to the terms of this Agreement and such writing shall be in form and substance satisfactory to create a valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, under the New York UCC. Each Grantor hereby agrees to execute and deliver any additional documents or instruments, including any financing statements or amendments to any then existing financing statements, that the Collateral Agent reasonably deems necessary to create, perfect and protect the Collateral Agent’s Lien on and security interest in such Additional Commercial Tort Claim.
5.15    Landlord Lien Waivers and Warehouseman Letters. Upon the request of the Collateral Agent, acting at the direction of the Applicable Authorized Representative, with respect to locations where the aggregate value of Inventory, Equipment or other tangible personal property of the Grantors on hand exceeds $1,000,000, Grantors shall use their commercially reasonable efforts to deliver to Collateral Agent: (i) Landlord Waivers for leased locations, (ii) acknowledged Bailee Letters for locations where Inventory or Equipment is stored with a bailee and (iii) mortgagee waivers for locations subject to a mortgage in favor of a Secured Party other than the Collateral Agent.
5.16    Encumbrances. No Grantor shall create, permit or suffer to exist, and each such Grantor shall defend the Collateral against, any lien or other encumbrance on the Collateral, and shall defend such Grantor’s rights in the Collateral and the Collateral Agent’s security interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Liens permitted under the Indenture and the Credit Agreement. Such Grantor shall do nothing to impair the rights of the Collateral Agent in the Collateral.
5.17    Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, each Grantor agrees that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is use in Section 7-104 of the New York UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to the Collateral Agent.
5.18    Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of the Collateral, or attempt, offer or contract to do so except as expressly permitted under the Indenture and the Credit Agreement.
5.19    Letter of Credit Rights. If any Grantor is at any time a beneficiary of a letter of credit that has a face amount individually or in the aggregate in excess of $100,000 now or hereafter issued in favor of such

Grantor, such Grantor shall promptly notify the Collateral Agent in a writing authenticated by such Grantor. Such Grantor shall either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.
5.20    Leasehold Mortgages. Upon the request of the Collateral Agent, acting at the direction of the Applicable Authorized Representative, each Grantor shall execute and deliver a mortgage, deed of trust, assignment of leases and rents, or other security document (a “Leasehold Mortgage”) granting a Lien on each parcel of real property and the improvements thereto leased by any Grantor (a “Leasehold Mortgaged Property”) under the laws of the applicable jurisdiction to cause such Leasehold Mortgaged Property to be subjected to a Lien having at least the priority described in Section 4.3 securing the Obligations and will take all such actions as shall be and customary in a transaction of this nature to grant and perfect such Lien, including to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including (i) the filing and recording of financing statements, fixture filings, the Leasehold Mortgage and other documents, (ii) conducting lien searches and providing title insurance insuring the first priority Lien of the Mortgage subject only to Permitted Liens and including such endorsements as are customarily issued in connection with transactions of this nature, (iii) providing legal opinions and (iv) obtaining landlords’ consents). Notwithstanding the foregoing, the Grantors shall not be required to execute and deliver a Leasehold Mortgage with respect to any Leasehold Mortgaged Property if such Grantor shall have determined in good faith that the higher of (a) the book value or (b) the fair market value of the requested Leasehold Mortgage is less than $3,000,000 and provided evidence of such determination to the Collateral Agent.

SECTION 6.	REMEDIAL PROVISIONS
6.1    Certain Matters Relating to Receivables. §At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, at the direction of the Applicable Authorized Representative, and at the expense of the relevant Grantor, such Grantor shall cause nationally recognized independent registered public accountants or other appropriately qualified experts to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
(a)    Each Grantor is hereby authorized to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, at the direction of the Applicable Authorized Representative, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor; provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)    Each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables (except for any such original documents of which it is necessary or advisable for such Grantor to maintain possession in compliance with any Requirement of Law, in which case, a copy of such document shall be delivered), including all original orders, invoices and shipping receipts.

6.2    Communications with Obligors; Grantors Remain Liable. §The Collateral Agent in its own name or in the name of others shall at the direction of the Applicable Authorized Representative at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.
(a)    Upon the request of the Collateral Agent, at the direction of the Applicable Authorized Representative, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent; provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations.
(b)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3    Pledged Securities. §Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b) (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 6.01(7) or 6.01(8) of the Indenture or under paragraphs (g) or (h) of Article VII of the Credit Agreement), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes and to exercise all voting and corporate rights with respect to the Pledged Securities; provided however that no vote shall be cast or corporate right exercised or other action taken which could reasonably be expected to impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement, any other Notes Document, the Credit Agreement or any other Loan Document.
(a)    If an Event of Default shall occur and be continuing and the Collateral Agent, at the direction of the Applicable Authorized Representative, gives notice (or shall be deemed to have given notice pursuant to Section 6.3(a)) of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5 and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Investment Property Issuer or Investment Property Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)    Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer shall be fully protected in so complying and (ii) pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent, to the extent such dividend or payment to the relevant Grantor is prohibited under this Agreement, the Indenture or the Credit Agreement.
6.4    Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, at the written request of the Collateral Agent, at the direction of the Applicable Authorized Representative, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required); provided however that insofar as the foregoing applies to Government Receivables, such actions shall be required only to the extent permitted by law and in a manner consistent with applicable law and regulations. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent, for the ratable benefit of the Secured Parties), shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
6.5    Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, at the direction of the Applicable Authorized Representative, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee, in payment of the Obligations in the following order:
1,    to pay all costs and expenses incurred by the Trustee and the Collateral Agent (if not the Trustee) in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Indenture, the other Notes Documents, the Credit Agreement and the other Loan Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee and the Collateral Agent (if not the Trustee) on behalf of the Issuer or any other Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the Holders and the Lenders and such other Obligations;
2,    to the Trustee and the Administrative Agent, as their interests may appear, for application by each of them towards payment of the Notes and the Loans, any accrued and unpaid interest thereon and such other Obligations on a pro rata basis based on the respective amount of the Notes, the Loans and other Obligations then outstanding as determined in accordance with Article III of the Credit Agreement Pari Passu Intercreditor Agreement; and
3,    to the extent of any balance of such Proceeds after application in accordance with the foregoing, to the Issuer or such other Grantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
6.6    NY UCC and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may, whether or not at the direction of the Applicable Authorized Representative, and shall at the direction of the Applicable Authorized Representative, exercise all remedies, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith enter upon the premises of any Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, acting at the direction of the Applicable Authorized Representative, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7    Registration Rights. §Each Grantor agrees to cause such Investment Property Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions applicable to any sale or disposition of Pledged Equity pursuant to this Agreement, and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Investment Property Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Investment Property Issuer would agree to do so.
(a)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law; provided that no registration under the Securities Act shall be required. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture or the Credit Agreement, as applicable.
6.8    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
6.9    Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.
6.10    Intellectual Property. For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Agreement and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Intellectual Property. Each Grantor shall provide the Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of the Collateral Agent. Upon the occurrence of an Event of Default, the Collateral Agent may require that each Grantor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to the Collateral Agent or such other Person as the Collateral Agent may designate pursuant to documents satisfactory to the Collateral Agent. If no Event of Default exists, each Grantor shall have the exclusive, non-transferable right and license to use its Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

SECTION 7.	THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. §Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Sections 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not be entitled to exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on interest payments past due under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2    Duty of Collateral Agent. §Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
(a)    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(b)    The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
7.3    Financing Statements. Each Grantor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Collateral, and to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. The Collateral Agent shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC hereunder.
7.4    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture, the Credit Agreement and the Credit Agreement Pari Passu Intercreditor Agreement, as applicable, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5    Certain Rights of Collateral Agent. §The Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(a)    The Collateral Agent may consult with counsel of its selection and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(b)    The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Required Holders or Required Lenders pursuant to this Agreement, unless such Holders or Lenders shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(c)    The Collateral Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and the Collateral Agent shall not be responsible for any misconduct on the part of any of them.
(d)    The Collateral Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.
(e)    In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(f)    The Collateral Agent shall not be deemed to have notice of any Event of Default unless a responsible officer of the Collateral Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Collateral Agent at its corporate trust office, and such notice references this Agreement.
(g)    In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture and to the Administrative Agent under the Credit Agreement, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent hereunder, and by each agent, custodian and other Person employed to act hereunder.
(i)    The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the other Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith.
(j)    Not withstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of the Applicable Authorized Representative appoint a Person or Persons selected by the Applicable Authorized Representative to act on behalf of the Secured Parties with respect to such Foreign Collateral. Such qualified Person or Persons and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement to enforce rights with respect to Foreign Collateral and such Person or Persons shall exercise the rights and remedies of the Collateral Agent and the Secured Parties in the Foreign Collateral for their respective benefit. The duties and responsibilities of the Collateral Agent with respect to any Person or Persons and any Collateral are limited to those set forth in this Section.

SECTION 8.	MISCELLANEOUS
8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Indenture and the Credit Agreement; provided that any waiver, amendment, supplement or modification of this Agreement that by its terms affects only the Indenture or the Credit Agreement may be waived, amended, supplemented or modified in accordance with the Indenture or the Credit Agreement, as applicable.
8.2    Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for under the Indenture and the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule 1.
8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay,

indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4    Enforcement Expenses; Indemnification. §Each Subsidiary Grantor agrees to pay, or reimburse each Secured Party for, all its costs and expenses incurred in collecting against such Subsidiary Grantor under the guarantee contained in the Indenture, the Credit Agreement Guarantee or otherwise enforcing or preserving any rights under this Agreement, the other Notes Documents and the other Loan Documents to which such Subsidiary Grantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.
(a)    Except to the extent otherwise provided in the Indenture or the Credit Agreement, each Subsidiary Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(b)    Each Grantor, jointly and severally, agrees to indemnify, and to save the Secured Parties harmless from, any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent such Grantor would be required to do so under the Indenture or the Credit Agreement.
(c)    The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture, the other Notes Documents, the Credit Agreement and the other Loan Documents.
8.5    Subrogation. If any Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, the Collateral Agent shall be, and is hereby, subrogated to all of the rights, titles, interests and Liens securing the indebtedness so renewed, extended or paid.
8.6    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent acting at the direction of the Applicable Authorized Representative.
8.7    Setoff. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Notes Document, the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such setoff and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 8.7 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
8.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.9    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.10    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.11    Integration. This Agreement, the other Notes Documents and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, the other Notes Documents or the other Loan Documents.
8.12    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.13    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, the other Notes Documents and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.13 any special, exemplary, punitive or consequential damages.
8.14    Acknowledgments. Each party hereto hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Notes Documents and the other Loan Documents to which it is a party;

(b)    none of the Collateral Agent or any other Secured Party in its respective capacity as such has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Notes Documents or any other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby, by the other Notes Documents, by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.15    Additional Grantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement under the Indenture or the Credit Agreement shall become a Subsidiary Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
8.16    Releases. §At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.
(a)    If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted under the Indenture and the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Issuer, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted under the Indenture and the Credit Agreement; provided that the Issuer shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor and a summary of the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture, the other Notes Documents and the other Loan Documents. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.
(b)    The Collateral shall be released in whole or in part from the Liens created hereby upon the occurrence of any event described in Section 11.02 of the Indenture. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Any release of Collateral pursuant hereto shall be without recourse to, or warranty by, the Collateral Agent.
(c)    Upon certification by any Grantor to the Collateral Agent that the maker of any Pledged Note has satisfied such maker’s obligations under such Pledged Note in full, the Collateral Agent shall promptly return such Pledged Note to the address specified by such Grantor for return.
8.17    WAIVER OF JURY TRIAL. THE COLLATERAL AGENT, EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.19    Pari Passu Indebtedness; Junior Lien Indebtedness; Intercreditor Agreements. §The Issuer may from time to time designate Indebtedness, to the extent then permitted by the Indenture and the Credit Agreement, to be secured by a Lien on the Collateral, in which case the Grantors shall (i) cause any representatives for such Indebtedness to enter into a Pari Passu Intercreditor Agreement (as defined in the Indenture) or Junior Lien Intercreditor Agreement (as defined in the Indenture), as applicable, and (ii) enter into and file such other agreements, amendments, financing statements or other documents as are necessary in order to comply with the requirements of this Agreement, the Indenture and the Credit Agreement. Each representative for such Indebtedness agrees to the appointment of the Collateral Agent as agent for the holders of such Indebtedness and such representative for such Indebtedness shall, on behalf of itself and each holder of such Indebtedness it represents, be bound by this Agreement.
(a)    Upon receipt of an Officers’ Certificate certifying compliance with the terms of the Note Documents and the Loan Documents, the Collateral Agent shall enter into a Pari Passu Intercreditor Agreement (as defined in the Indenture), including the Credit Agreement Pari Passu Intercreditor Agreement, or a Junior Lien Intercreditor Agreement (as defined in the Indenture), including the Junior Notes Intercreditor Agreement, as applicable, as contemplated by the definition of “Permitted Liens” set forth in the Indenture.
(b)    Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to any Notes Document and any Loan Documents (including, without limitation, this Agreement) and the exercise of any right or remedy by the Collateral Agent hereunder, under any other Notes Document or under any other Loan Document are subject to the provisions of each Intercreditor Agreement, as applicable, including, in the case of this Agreement, the Credit Agreement Pari Passu Intercreditor Agreement and the Junior Notes Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement, this Agreement, any Notes Document and any Loan Document, the terms of the applicable Intercreditor Agreement, including, in the case of this Agreement, the Credit Agreement Pari Passu Intercreditor Agreement and the Junior Notes Intercreditor Agreement, shall govern and control with respect to any right or remedy (except for the rights of the Collateral Agent under Section 7 hereof).
8.20    Bank of America Deposit Accounts. Each Grantor covenants and agrees that, as promptly as possible, but in any event no later than 45 days after the Issue Date, such Grantor shall (a) terminate each Deposit Account maintained with Bank of America, N.A. listed on Schedule 4.10 and any other Deposit Account maintained with Bank of America, N.A. with respect to which a deposit account control agreement in the form of Annex V has not been executed and delivered to the Collateral Agent and the Collateral Agent has not obtained Control (collectively, the “BofA Accounts”) and (b) deliver to the Collateral Agent evidence of each such termination. Notwithstanding the foregoing, the Grantors shall not be required to close such accounts and deliver such a deposit account control agreement with respect to (i) any single Deposit Account having less than $50,000 deposited therein on any day or (ii) Deposit Accounts having less than $250,000 in the aggregate deposited therein on any day. The failure of any Grantor to comply with this Section 8.20 if such failure shall continue for 5 Business Days (without giving effect to any other grace period that may be provided for in any other Notes Document) shall constitute an Event of Default.
8.21    Confirmation of Appointment of Collateral Agent. Each of the Secured Parties, by acceptance of the benefits conferred by this Agreement, hereby irrevocably confirms its appointment of The Bank of New York Mellon Trust Company, N.A. to act, and The Bank of New York Mellon Trust Company, N.A. hereby agrees to act, as the Collateral Agent for the Secured Parties pursuant to the terms of this Agreement, the other Notes Documents and the other Loan Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such rights, powers and discretions as are delegated to the Collateral Agent by the terms of this Agreement, the other Notes Documents and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the other Notes Documents and the other Loan Documents.
[Signatures begin on the Following Page]

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.
ROTECH HEALTHCARE INC.
By:
Printed Name:
Title:
A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care,
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Cynthiana Home Medical Equipment, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated,

Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lawrence Medical Equipment, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.

Rotech Employee Benefits Corporation,
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
White’s Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.
By:
Printed Name:
Title:

Acknowledged and agreed:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent
By:__________________________ Printed Name:
Title

EXHIBIT E
GUARANTEE AGREEMENT
This GUARANTEE AGREEMENT (this “Guarantee”), dated as of March 17, 2011, is made by the subsidiaries of ROTECH HEALTHCARE INC. (the “Borrower”) identified on the signature pages hereto and any Additional Subsidiary Guarantor (as defined below) who may become a party to this Guarantee (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), in favor of CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the Guaranteed Parties identified below.
PRELIMINARY STATEMENTS
Pursuant to the terms of the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders (as defined in the Credit Agreement), and the Administrative Agent, the Lenders have agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein.
Each Subsidiary Guarantor will benefit from the funding of loans made and to be made to the Borrower under the Credit Agreement.
Each Subsidiary Guarantor is required to enter into this Guarantee pursuant to the terms of the Credit Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make loans under the Credit Agreement to the Borrower thereunder, the Subsidiary Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as follows:
SECTION 1.Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:
“Additional Subsidiary Guarantor” means each subsidiary of the Borrower which hereafter becomes a Subsidiary Guarantor pursuant to Section 19 hereof and Section 5.12 of the Credit Agreement.
“Guaranteed Obligations” means (a) the full and punctual payment by the Borrower of (i) the principal of and interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) the Loans, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations of the Borrower under the Credit Agreement or any other Loan Document, including obligations to pay Commitment Fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the full and punctual payment and performance by the Borrower of all obligations under each Hedging Agreement that is an interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates and that is with a counterparty that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender and (c) the full and punctual performance within applicable grace periods of all obligations of the Borrower under or pursuant to each Loan Document (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Guaranteed Parties” means (a) each Lender, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) each counterparty to any Hedging Agreement that constitutes a Guaranteed Obligation and (e) the permitted successors and assigns of each of the foregoing.
SECTION 2.    Guarantee. Each Subsidiary Guarantor unconditionally and irrevocably guarantees to each of the Guaranteed Parties, jointly and severally on a senior secured basis, with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the full and punctual payment and performance of the Guaranteed Obligations. Anything contained herein to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law affecting the rights of creditors generally.
SECTION 3.    No Setoff or Deductions; Taxes; Payments. Each Subsidiary Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Subsidiary Guarantor is compelled by law to make such deduction or withholding (other than Excluded Taxes). If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon each Subsidiary Guarantor with respect to any amount payable by it hereunder, such Subsidiary Guarantor will pay to the applicable Guaranteed Party, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable such Guaranteed Party to receive the same net amount which such Guaranteed Party would have received on such due date had no such obligation been imposed upon such Subsidiary Guarantor. Each Subsidiary Guarantor will deliver promptly to such Guaranteed Party certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Subsidiary Guarantor hereunder. The obligations of each Subsidiary Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.
SECTION 4.    Rights of Guaranteed Parties. Each Subsidiary Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, such

Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Subsidiary Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of such Subsidiary Guarantor.
SECTION 5.    Certain Waivers. Each Subsidiary Guarantor waives, to the fullest extent permitted under applicable law, (a) any defense arising by reason of any disability or other defense of the Borrower or any other Subsidiary Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower other than indefeasible payment and performance in full of the Guaranteed Obligations, (b) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder, (c) any right to require any Guaranteed Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever, (d) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party and (e) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
SECTION 6.    Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Subsidiary Guarantor, and a separate action may be brought against such Subsidiary Guarantor to enforce this Guarantee whether or not the Borrower or any other person or entity is joined as a party.
SECTION 7.    Subrogation. Each Subsidiary Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until all of the Guaranteed Obligations and any amounts payable under this Guarantee have been indefeasibly paid and performed in full and any commitments of each Guaranteed Party or facilities provided by each Guaranteed Party with respect to the Guaranteed Obligations are terminated or repaid in full, as applicable (other than, in each case, Guaranteed Obligations in respect of contingent indemnification or expense reimbursement obligations for which no claim has been made). If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent (for the ratable benefit of itself and the other Guaranteed Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
SECTION 8.    Contribution. Subject to Section 7, each Subsidiary Guarantor that makes a payment under this Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Guarantee to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP. The payment obligations of any Subsidiary Guarantor under this Section shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, and no Subsidiary Guarantor shall exercise any right or remedy under this Section against any other Subsidiary Guarantor until such Guaranteed Obligations have been indefeasibly paid and performed in full. Each Subsidiary Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Subsidiary Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.
SECTION 9.    Termination; Reinstatement. This Guarantee is a continuing and irrevocable Guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash and any commitments of each Guaranteed Party or facilities provided by each Guaranteed Party with respect to the Guaranteed Obligations are terminated or repaid in full, as applicable (other than, in each case, Guaranteed Obligations in respect of contingent indemnification or expense reimbursement obligations for which no claim has been made). Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Subsidiary Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency, receivership or similar law or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Guaranteed Party is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Guarantee.
SECTION 10.    Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and Indebtedness of the Borrower owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Subsidiary Guarantor as subrogee of any Guaranteed Party or resulting from such Subsidiary Guarantor’s performance under this Guarantee, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests when an Event of Default has occurred and is continuing, any such obligation or Indebtedness of the Borrower to any Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Administrative Agent and the proceeds thereof, as well as any other amounts received by such Subsidiary Guarantor in violation of this Section, shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guarantee.
SECTION 11.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any Subsidiary Guarantor under any bankruptcy, insolvency, receivership or similar law, or otherwise, all such amounts shall nonetheless be payable by such Subsidiary Guarantor immediately upon demand by the Administrative Agent, to the fullest extent permitted by applicable law.
SECTION 12.    Condition of Borrower. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Subsidiary Guarantor requires, and that no Guaranteed Party has a duty, and such Subsidiary Guarantor is not relying on any Guaranteed Party at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Subsidiary Guarantor (such Subsidiary Guarantor waiving any duty on the part of any Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).
SECTION 13.    Representations and Warranties. Each Subsidiary Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guarantee, and all necessary authority has been obtained, (b) this Guarantee constitutes its legal, valid and binding obligation enforceable against such Subsidiary Guarantor in accordance with its terms, (c) the making and performance of this Guarantee does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except in each case any violation, breach, default or consent that could not reasonably be expected to have a Material Adverse Effect and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guarantee have been obtained or made and are in full force and effect, except for such consents, approvals, licenses, authorizations, filings or registrations which the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect.
SECTION 14.    Amendments, Waivers and Consents. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 9.08 of the Credit Agreement.
SECTION 15.    Notices. All notices and communications hereunder or under any Guarantee Joinder Agreement (as defined in Section 19) shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications to the Subsidiary Guarantors shall be directed to the Subsidiary Guarantors, at the address of the Borrower set forth in Section 9.01 of the Credit Agreement.
SECTION 16.    Indemnity. 1.Each Subsidiary Guarantor agrees to indemnify the Administrative Agent, each Guaranteed Party and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Guarantee or any agreement or instrument contemplated hereby, the performance by the Subsidiary Guarantors of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by such Subsidiary Guarantor or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(a)    To the extent permitted by applicable law, each Subsidiary Guarantor shall not assert, and each Subsidiary Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages)

arising out of, in connection with, or as a result of, this Guarantee or any agreement or instrument contemplated hereby.
SECTION 17.    Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS GUARANTEE AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Guarantee and the parties hereto, the terms of Sections 9.06, 9.11 and 9.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” (whether express or by reference to the Borrower as a “party” thereto) therein being a reference to the Subsidiary Guarantors, and the parties hereto agree to such terms.
SECTION 18.    Counterparts; Electronic Execution. This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guarantee by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guarantee.
SECTION 19.    Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 5.12 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a supplement substantially in the form of Exhibit A (each, a “Guarantee Joinder Agreement”).
SECTION 20.    Miscellaneous. No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guarantee shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Subsidiary Guarantor in writing, this Guarantee is not intended to supersede or otherwise affect any other Guarantee now or hereafter given by any Subsidiary Guarantor or any other guarantor for the benefit of the Guaranteed Parties or any term or provision thereof.
SECTION 21.    Release of Subsidiary Guarantors. A Subsidiary Guarantor will be released from its obligations under this Guarantee (other than any obligation that may have arisen under Section 8):

(1)
upon the sale (including any sale pursuant to any exercise of remedies by or for the benefit of a Guaranteed Party) or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor (including the sale or disposition of equity interests of such Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a subsidiary of the Borrower;

(2)	upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary (as defined under and to the extent permitted by the Senior Secured Notes Indenture); or

(4)	upon the indefeasible payment in full in cash of the Guaranteed Obligations;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a person other than the Borrower or a subsidiary of the Borrower, (ii) such sale or disposition is permitted by the Credit Agreement and (iii) the Borrower provides a certificate of a Responsible Officer to the Administrative Agent to the foregoing effect.
At the request of the Borrower, the Administrative Agent shall execute and deliver an appropriate instrument evidencing such release.
SECTION 22.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee shall be considered to have been relied upon by the Guaranteed Parties, regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as any Guaranteed Obligation or any other amount payable under this Guarantee is outstanding and unpaid. The provisions of Section 16 shall remain operative and in full force and effect regardless of the termination of this Guarantee or the invalidity or unenforceability of any term or provision of this Guarantee.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantee to be duly executed as of the date first above written.
A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care,
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Cynthiana Home Medical Equipment, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated,
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.

LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lawrence Medical Equipment, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation,
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.

Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
White’s Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.
By:
Printed Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, on behalf of itself and the other Guaranteed Parties, by:

Name:
Title:

by:

Name:
Title:

EXHIBIT A
Form of Joinder Agreement
This JOINDER AGREEMENT, dated as of __________, 20__ (this “Agreement”), is by and between __________, a __________ (the “New Subsidiary”), and CREDIT SUISSE AG, in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement dated as of March 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) from time to time party thereto and the Administrative Agent. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.
The Loan Parties are required by Section 5.12 of the Credit Agreement to cause the New Subsidiary to become a “Subsidiary Guarantor”.
Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
SECTION 1.    The New Subsidiary hereby agrees that by execution of this Agreement it is a Subsidiary Guarantor (as defined in the Guarantee Agreement) under the Guarantee Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Guarantee Agreement and (b) hereby makes each representation and warranty set forth in the Guarantee Agreement. The New Subsidiary hereby agrees that (i) each reference to a “Subsidiary Guarantor” or the “Subsidiary Guarantors” in the Guarantee Agreement and the other Loan Documents shall include the New Subsidiary and (ii) each reference to the “Guarantee” as used therein shall mean the Guarantee Agreement as supplemented hereby. Without limiting the generality of the foregoing terms of this Section 1, the New Subsidiary hereby, jointly and severally together with the other Subsidiary Guarantors, guarantees to each Guaranteed Party (as defined in the Guarantee Agreement), as provided in the Guarantee Agreement, the prompt payment and performance of the Guaranteed Obligations (as defined in the Guarantee Agreement) strictly in accordance with the terms thereof.
SECTION 2.    All notices and communications to the New Subsidiary shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications shall be directed to the New Subsidiary, at the address of the Borrower set forth in Section 9.01 of the Credit Agreement.
SECTION 3.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the other Guaranteed Parties of the guarantee by the New Subsidiary under the Guarantee Agreement upon the execution of this Agreement by the New Subsidiary.
SECTION 4.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5.    This Agreement and all claims and controversies in connection herewith shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of itself and the other Guaranteed Parties, has caused the same to be accepted by its authorized officers, as of the day and year first above written.

[____________], as New Subsidiary
By:
Name:
Title:

Acknowledged and accepted: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

March 17, 2011

The lenders listed on Exhibit A hereto

and

Credit Suisse AG, as administrative agent for the lenders listed on Exhibit A hereto
Eleven Madison Avenue
New York, New York 10010

Re:    Rotech Healthcare Inc. Revolving Credit Agreement

Ladies and Gentlemen:

We have acted as special counsel to Rotech Healthcare Inc., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A-1 hereto (the “California Guarantors”), each of the subsidiaries of the Borrower listed on Annex A-2 hereto (the “Delaware Guarantors”), each of the subsidiaries of the Borrower listed on Annex A-3 hereto (the “Illinois Guarantors”), the subsidiary of the Borrower listed on Annex A-4 hereto (the “New York Guarantor”), each of the subsidiaries of the Borrower listed on Annex A-5 hereto (the “Texas Guarantors” and, together with the California Guarantors, the Delaware Guarantors, the Illinois Guarantors and the New York Guarantor, the “Specified Guarantors”) and each of the subsidiaries of the Borrower listed on Annex A-6 hereto (together with the Specified Guarantors, the “Guarantors”), in connection with (i) that certain Credit Agreement dated as of March 17, 2011 (the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (the “Administrative Agent”) for the Lenders and (ii) the other Loan Documents (as defined below).
This letter is being delivered to you pursuant to Section 4.02(a) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement. As used herein, “Loan Parties” means the Borrower and the Guarantors, collectively.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Credit Agreement;

(b)	The Guarantee Agreement dated as of March 17, 2011 (the “Guarantee Agreement”), by the Guarantors in favor of the Administrative Agent;

(c)
The Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Collateral Agreement”), among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”);

(d)	The Deposit Account Control Agreement dated as of October 6, 2010, as amended and restated

as of March 17, 2011 (the “Deposit Account Control Agreement”), among the Borrower, the Collateral Agent, as first lien collateral agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and Regions Bank (the “Depositary Bank”);

(e)
The Collection Account Control Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Collection Account Control Agreement”), among the Borrower, the Collateral Agent, as first lien collateral agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and the Depositary Bank;

(f)
The Securities Account Control Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Securities Account Control Agreement”), among the Borrower, the Collateral Agent, as first lien collateral agent, The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent, and Regions Morgan Keegan Trust (the “Securities Intermediary”);

(g)	The Trademark Security Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Trademark Security Agreement”), by the Borrower in favor of the Collateral Agent;

(h)	The Pari Passu Intercreditor Agreement dated as of March 17, 2011 (the “Pari Passu Intercreditor Agreement”), among the Borrower, the Guarantors, the Collateral Agent and the Administrative Agent;

(i)
The Junior Lien Intercreditor Agreement dated as of March 17, 2011 (the “Junior Lien Intercreditor Agreement” and, together with the Pari Passu Intercreditor Agreement, the “Intercreditor Agreements”), among the Borrower, the Guarantors, the Collateral Agent, as first priority representative, and The Bank of New York Mellon Trust Company, N.A, as junior priority representative;

(j)	The indentures identified to us by an officer of the Borrower as material to the Borrower and listed in Exhibit B hereto (the “Specified Agreements”);

(k)
The Certificate of Incorporation and Bylaws of the Borrower, the Delaware Guarantors and the New York Guarantor, the Articles of Incorporation and Bylaws of the California Guarantors, Illinois Guarantors and the Texas Guarantors (collectively, the “Governing Documents”) and certain resolutions of the Board of Directors of each and the Pricing Committee of the Board of Directors of the Borrower; and

(l)
a photocopy of the UCC-1 financing statements naming the Borrower and the Specified Guarantors as debtors and the Collateral Agent as secured party, together with all schedules and exhibits to such financing statements, which we have assumed will be filed (i) in the case of each California Guarantor, in the Office of the Secretary of State of California (the “California Filing Office”), copies of which are attached hereto as Exhibit C (collectively, the “California Financing Statements”); (ii) in the case of the Borrower and each Delaware Guarantor, in the Office of the Secretary of State of Delaware (the “Delaware Filing Office”), copies of which are attached hereto as Exhibit D (collectively, the “Delaware Financing Statements”); (iii) in the case of each Illinois Guarantor, in the Office of the Secretary of State of Illinois (the “Illinois Filing Office”), copies of which are attached hereto as Exhibit E

(collectively, the “Illinois Financing Statements”); (iv) in the case of the New York Guarantor, in the Office of the Secretary of State of New York (the “New York Filing Office”), a copy of which is attached hereto as Exhibit F (the “New York Financing Statement”); and (v) in the case of each Texas Guarantor, in the Office of the Secretary of State of Texas (the “Texas Filing Office”), copies of which are attached hereto as Exhibit G (collectively, the “Texas Financing Statements” and, together with the California Financing Statements, the Delaware Financing Statements, the Illinois Financing Statements and the New York Financing Statement, the “Financing Statements”).
The documents described in subsections (a) - (i) above are referred to herein collectively as the “Loan Documents”. The documents described in subsections (a) – (f) above are referred to herein collectively as the “Opinion Documents”. As used in this letter, the “California UCC” shall mean the Uniform Commercial Code as now in effect in the State of California, “Illinois UCC” shall mean the Uniform Commercial Code as now in effect in the State of Illinois, “New York UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York and “Texas UCC” shall mean the Uniform Commercial Code as now in effect in the State of Texas. As used in this letter, “Applicable UCC” shall mean the California UCC and/or the Delaware UCC (as defined below) and/or the Illinois UCC and/or the New York UCC and/or the Texas UCC, as applicable.
Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Borrower, the Guarantors and others, including the representations and warranties of the Borrower and the Guarantors in the Loan Documents. We have not independently verified such factual matters.
Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of (A) the federal laws of the United States; (B) the internal laws of the State of New York; (C) with respect to numbered paragraphs 1(a), 2, 3, 4 and 5 of this letter, the Delaware General Corporation Law (the “DGCL”); (D) with respect to numbered paragraphs 1(b), 2, 3, 4 and 5 of this letter, the California Corporations Code (the “CCC”); (E) with respect to numbered paragraphs 1(c), 2, 3, 4 and 5 of this letter, the Illinois Business Corporation Act (the “IBCA”); (F) with respect to numbered paragraphs 1(e), 2, 3, 4 and 5 of this letter, the Texas Business Organizations Code (the “TBOC”); (G) with respect to numbered paragraph 8(b) of this letter, the California UCC; (H) with respect to numbered paragraph 8(a) of this letter, the Delaware UCC (as defined below); (I) with respect to numbered paragraph 8(c) of this letter, the Illinois UCC; (J) with respect to numbered paragraphs 7, 8(d), 9, 10 and 11 of this letter, the New York UCC; (K) with respect to numbered paragraph 8(e) of this letter, the Texas UCC and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. With your permission, we have based our opinions set forth in paragraph 8(a) exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the CCH Secured Transactions Guide without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware (the “Delaware UCC”).
Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Loan Documents or the legal or regulatory status of any of their affiliates. Various matters concerning the internal laws of the States of Colorado, Florida and South Carolina are respectively addressed in the opinions of Greenberg Traurig,

LLP, Proskauer Rose LLP and the McNair Law Firm, P.A., which have been separately provided to you. We express no opinion with respect to those matters herein and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
Subject to the foregoing and the other matters set forth herein, as of the date hereof:
1.    (a)    The Borrower and each of the Delaware Guarantors is a corporation under the DGCL with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the Borrower and each of the Delaware Guarantors is validly existing and in good standing under the laws of the State of Delaware. The Borrower is qualified to do business in the states listed opposite its name on Exhibit H attached hereto.
(b)     Each of the California Guarantors is a corporation under the CCC with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that each of the California Guarantors is validly existing and in good standing under the laws of the State of California.
(c)    Each of the Illinois Guarantors is a corporation under the IBCA with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that each of the Illinois Guarantors is validly existing and in good standing under the laws of the State of Illinois.
(d)     The New York Guarantor is a corporation under the general corporation law of the State of New York with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the New York Guarantor is validly existing and in good standing under the laws of the State of New York.
(e)    Each of the Texas Guarantors is a corporation under the TBOC with corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that each of the Texas Guarantors is validly existing and in good standing under the laws of the State of Texas.
2.    The execution, delivery and performance of the Credit Agreement has been duly authorized by all necessary corporate action of the Borrower, and the Credit Agreement has been duly executed and delivered by the Borrower. The Credit Agreement is the legally valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with its terms.
3.    The Guarantee Agreement has been duly authorized by all necessary corporate action of each of the Specified Guarantors, has been duly executed and delivered by each of the Specified Guarantors, and is the legally valid and binding agreement of each of the Specified Guarantors, enforceable against each such Specified Guarantor in accordance with its terms.
4.    The Collateral Agreement has been duly authorized by all necessary corporate action of the Borrower and each of the Specified Guarantors, and has been duly executed and delivered by the Borrower and each of the Specified Guarantors. The Collateral Agreement is the legally valid and binding agreement of the Borrower and each of the Guarantors, enforceable against each of them in accordance with its terms.

5.    The execution and delivery of the Opinion Documents by the Borrower and the Specified Guarantors, the borrowing of the loans by the Borrower pursuant to the Credit Agreement, the making of the guarantees by the Specified Guarantors pursuant to the Guarantee Agreement and the granting of liens by the Borrower and the Specified Guarantors pursuant to the Opinion Documents do not on the date hereof:

(i)	violate the Governing Documents; or

(ii)	result in the breach of or a default under any of the Specified Agreements; or

(iii)
violate any federal or New York statute, rule or regulation applicable to the Borrower (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, assuming the Borrower complies with the provisions of the Loan Documents relating to the use of proceeds) or the Specified Guarantors, the DGCL, the CCC, the IBCA or the TBOC; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Borrower or the Specified Guarantors from, or any registrations, declarations or filings to be made by the Borrower or the Specified Guarantors with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Borrower or the Specified Guarantors or the DGCL, the CCC, the IBCA or the TBOC, in each case, on or prior to the date hereof that have not been obtained or made.

6.    The Borrower is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
7.    The Collateral Agreement creates a valid security interest in favor of the Collateral Agent in that portion of the collateral described in Section 3 of the Collateral Agreement in which the Borrower and the Guarantors have rights and a valid security interest may be created under Article 9 of the New York UCC (the “UCC Collateral”), which security interest secures, among other things, the Loan Documents Obligations (as defined in the Collateral Agreement).
8.    (a)    The Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office. Upon the proper filing of the Delaware Financing Statements in the Delaware Filing Office, the security interest in favor of the Collateral Agent in the Borrower’s and the Delaware Guarantors’ rights in the UCC Collateral described in the Delaware Financing Statements will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.
(b)     The California Financing Statements are in appropriate form for filing in the California Filing Office. Upon the proper filing of the California Financing Statements in the California Filing Office, the security interest in favor of the Collateral Agent in the California Guarantors’ rights in the UCC Collateral described in the California Financing Statements will be perfected to the extent a security interest in such UCC Collateral can be perfected under the California UCC by the filing of a financing statement in that office.
(c)    The Illinois Financing Statements are in appropriate form for filing in the Illinois Filing Office. Upon the proper filing of the Illinois Financing Statements in the Illinois Filing Office, the security interest in favor of the Collateral Agent in the Illinois Guarantors’ rights in the UCC Collateral described in the Illinois

Financing Statements will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Illinois UCC by the filing of a financing statement in that office.
(d)    The New York Financing Statement is in appropriate form for filing in the New York Filing Office. Upon the proper filing of the New York Financing Statement in the New York Filing Office, the security interest in favor of the Collateral Agent in the New York Guarantor’s rights in the UCC Collateral described in the New York Financing Statement will be perfected to the extent a security interest in such UCC Collateral can be perfected under the New York UCC by the filing of a financing statement in that office.
(e)    The Texas Financing Statements are in appropriate form for filing in the Texas Filing Office. Upon the proper filing of the Texas Financing Statements in the Texas Filing Office, the security interest in favor of the Collateral Agent in the Texas Guarantors’ rights in the UCC Collateral described in the Texas Financing Statements will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Texas UCC by the filing of a financing statement in that office.
9.    Assuming that the Collateral Agent has and retains continuous possession of that portion of the UCC Collateral that constitutes “certificated securities” within the meaning of Section 8-102(a)(4) of the New York UCC (the “Pledged Securities”) in, and while located in, the State of New York, pursuant to the Collateral Agreement and the Intercreditor Agreements, indorsed to the Collateral Agent or in blank, in each case, by an effective endorsement, or accompanied by stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest in favor of the Collateral Agent in the Pledged Securities is perfected.
10.    The Deposit Account Control Agreement has been duly authorized, executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower. The provisions of the Deposit Account Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Collateral Agent in that portion of the UCC Collateral consisting of the deposit accounts maintained with the Depositary Bank and described in the Deposit Account Control Agreement (the “Deposit Accounts”), assuming that (a) the Deposit Account Control Agreement has been duly authorized, executed and delivered by each of the parties thereto other than the Borrower and is the legally valid and binding obligation of such parties, (b) the Depositary Bank’s jurisdiction (determined in accordance with Section 9-304(b) of the New York UCC) is the State of New York and (c) the Deposit Accounts constitute “deposit accounts” (as defined in Section 9-102(a)(29) of the New York UCC).
11.    The Securities Account Control Agreement has been duly authorized, executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower. The provisions of the Securities Account Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Collateral Agent in that portion of the UCC Collateral consisting of security entitlements (as defined in Section 8-102(a)(17) of the New York UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the New York UCC) credited to the securities account maintained with the Securities Intermediary and described in the Securities Account Control Agreement (the “Securities Account”), assuming (a) the Securities Account Control Agreement has been duly authorized, executed and delivered by each of the parties thereto other than the Borrower and is the legally valid and binding obligation of such parties, (b) the Securities Intermediary’s jurisdiction (determined in accordance with Section 8-110(e) of the New York UCC) is the State of New York, (c) the Securities Account constitutes a “securities account” within the meaning of Section 8-501 of the New York UCC and (d) the Securities Intermediary, with respect to the Securities Account, is acting in its capacity as a “securities intermediary” as defined in Section 8-102(a)(14)

of the New York UCC.
12.    The Collection Account Agreement has been duly authorized, executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower.
13.    The Trademark Security Agreement has been duly authorized, executed and delivered by the Borrower.
Except as expressly set forth in paragraphs 7, 8, 9, 10 and 11 we do not express any opinion with respect to the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. The opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.
Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of broadly or vaguely stated rights and restrictions upon non-written modifications and waivers; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy and we call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorneys’ fees; (j) proxies, powers and trusts; (k) except as set forth in paragraph 5(ii) of this letter, provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or collection of any premium due upon acceleration; and (n) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraph 6 as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations (except as expressly set forth in paragraph 5(iii)), FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).
The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC; (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction; (iii) the effect of provisions of the Applicable UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner; and (iv) the effect of Sections 9-406, 9‑407, 9-408 and 9-409 of the Applicable UCC (or Sections 9406, 9407, 9408, and 9409 of the California UCC) on any provision of any Loan Document or Financing Statement that purports to prohibit, restrict, require consent for or otherwise condition the assignment of rights under such Loan Document or Financing Statement. Additionally, we express no opinion with respect to California Civil Code Section 711 on any provisions of the Loan Documents or Financing Statements which could be a restraint on alienation of property.
With your consent, we have assumed that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Borrower and each of the Specified Guarantors; (ii) the Loan Documents constitute legally valid and binding obligations of the parties thereto other than the Borrower and each of the Guarantors, enforceable against each of them in accordance with their respective terms; and (iii) the status of the Loan Documents as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments; (b) violations of statutes, rules, regulations or court or governmental orders; or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Borrower and the Specified Guarantors herein.
Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning; (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from the State of New York; (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency; and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.
Our opinions in paragraphs 7, 8(d) and 10 above are limited to Article 9 of the New York UCC, our opinions in paragraph 8(a) are limited to Article 9 of the Delaware UCC, our opinions in paragraph 8(b) are limited to Division 9 of the California UCC, our opinions in paragraph 8(c) are limited to Article 9 of the Illinois UCC, our opinions in paragraph 8(e) are limited to Article 9 of the Texas UCC, and our opinions in paragraph 9 and 11 are limited to Articles 8 and 9 of the New York UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Articles 8 and 9, as the case may be, of the Applicable UCC.
Additionally,
(i)    We express no opinion with respect to the priority of any security interest or lien.
(ii)    We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, or as-extracted collateral or cooperative interests.
(iii)    We assume the descriptions of collateral contained in, or attached as schedules to, the Loan

Documents and any Financing Statements accurately and sufficiently describe the collateral intended to be covered by the Loan Documents or such Financing Statements. Additionally, we express no opinion as to whether the phrases “all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral; however, we note that pursuant to Section 9-504 of the Applicable UCC (or Section 9504 of the California UCC) the phrases “all assets” or “all personal property” can be a sufficient description of collateral for purposes of perfection by the filing of a financing statement.
(iv)    We have assumed that each grantor of any security interest has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that each such grantor has received value, and express no opinion as to the nature or extent of any grantor’s rights in any of the collateral and we note that with respect to any after-acquired property, the security interest will not attach until the applicable grantor acquires such rights or power.
(v)    We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 9-315 of the Applicable UCC (or Section 9315 of the California UCC).
(vi)    We have assumed that the exact legal name of the Borrower and the Specified Guarantors is as set forth in the copy of the organizational documents certified by the Borrower’s and the Specified Guarantors’ Secretary of State in its jurisdiction of incorporation, and we have also assumed the accuracy of the other factual information set forth on the Financing Statements.
(vii)    Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
(viii)    We express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Applicable UCC (or Section 9310(a) of the California UCC).
(ix)    We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC (or Section 9335 or 9336 of the California UCC).
(x)    We call to your attention that a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property which are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC (or Sections 9406, 9407, 9408 or 9409 of the California UCC), as applicable, and we note that the extent of any security interest created in reliance on such UCC provisions may be limited. In addition, we call to your attention that your rights under the Loan Documents and Financing Statements as secured parties may be subject to the provisions of the organizational and governing documents of any entity in which any equity interests (or other rights of equity holders or investors) are pledged and the provisions of the applicable laws under which any such entity is organized.

(xi)    We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, or any license or sublicense thereof or the proceeds of any of the foregoing except to the extent Article 9 of the Applicable UCC (or Division 9 of the California UCC) may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein. In addition, we call to your attention that any license or sublicense of copyrights, patents, trademarks or other intellectual property may not be assignable unless such license or sublicense affirmatively permits the creation, perfection and enforcement of a security interest therein.
(xii)    We express no opinion as to the enforceability of any provision of any Loan Document or Financing Statement purporting to agree to the classification or type of any property for purposes of the Applicable UCC.
(xiii) We express no opinion as to the security interest of the Collateral Agent in any deposit accounts into which Government Receivables (as defined in the Collateral Agreement) are directly deposited by any Governmental Authority (as defined in the Collateral Agreement).
(xiv)    We call to your attention that our opinion with respect to the perfection of the security interest in any Deposit Account is limited to the funds actually credited to such Deposit Accounts and we express no opinion as to the perfection of the security interest in any funds not so credited. In addition, we call to your attention that a transferee of funds from a deposit account takes the funds free of a security interest therein to the extent provided in Section 9-332 of the New York UCC.
(xv)    We express no opinion with respect to the security interest of the Collateral Agent for your benefit in any of the following types of property: (a) any commodity contract; (b) an ownership interest evidenced by certificates, stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; or (c) any property credited to a securities account which property is of a type not subject to Article 9 of the New York UCC regardless of whether the securities intermediary has agreed to treat such property as a financial asset.
(xvi)    We express no opinion with respect to any property or assets now or hereafter credited to any Securities Account that is a securities account except to the extent that (a) a “security entitlement” (as such term is defined in Section 8-102(a)(17) of the New York UCC) has been created and (b) such asset is a “financial asset” (as such term is defined in Section 8-102(a)(9) of the New York UCC). Furthermore, we express no opinion with respect to the nature or extent of the Securities Intermediary’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to a securities account. We note that to the extent the Securities Intermediary maintains any financial asset in a “clearing corporation” (as defined in Section 8-102(5) of the New York UCC), pursuant to Section 8-111 of the New York UCC, the rules of such clearing corporation may affect the rights of the Securities Intermediary.
(xviii)    We express no opinion with respect to the security interest of the Collateral Agent for the benefit of any secured party except to the extent that the Collateral Agent has been duly appointed as collateral agent for such persons.
We advise you of California statutory provisions and case law to the effect that a guarantor may be discharged, in whole or in part, if the beneficiary of the guaranty alters the obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair either the subrogation or reimbursement rights of the guarantor against the principal or the value of any collateral, fails to accord the guarantor the protections afforded a debtor under Division 9 of the California UCC or otherwise takes any action that prejudices the guarantor, unless, in any such case, the guarantor has effectively waived such rights or the consequences of such action or has consented to such action. While California Civil Code Section 2856 and case law provide that express waivers of a guarantor’s right to be discharged, such as those contained in the Guarantee Agreement executed by the California Guarantors, are generally enforceable under California law, we express no opinion with respect to the effectiveness of the waivers in the Guarantee Agreement executed by the California Guarantors.
We note that the enforceability of the “Environmental Provisions” (as hereinafter defined) within the Loan Documents may be limited by California’s anti-deficiency and one-form-of-action rules (as set forth in Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure) and judicial decisions interpreting such rules, notwithstanding that by the terms of the Loan Documents all or part of such Environmental Provisions purport to be obligations that are not secured by an interest in real property or obligations that will survive repayment of the secured borrowings and/or foreclosure of the Collateral. We further note that Sections 726.5 and 736 of the California Code of Civil Procedure establish certain additional limitations and procedural requirements with respect to the enforcement of Environmental Provisions. For purposes of the foregoing, the term “Environmental Provision” means (i) any provision within the Loan Documents which falls within the definition of “environmental provision” as set forth in Section 736 of the California Code of Civil Procedure; or (ii) any other provision set forth in the Loan Documents which purports to, or the effect of which could be to, (a) obligate the Borrower or any other person or entity to take any action (or to refrain from taking any action) with respect to environmental matters, or to indemnify the Collateral Agent against costs, claims, actions, expenses, damages, obligations, losses or any other matters arising out of environmental matters; or (b) guaranty or secure any such obligations; or (c) afford the Collateral Agent any additional rights, remedies or recoveries with respect to environmental matters.
We express no opinions with respect to the effect of California Code of Civil Procedure Section 564 on the enforceability of Section 8.18 of the Collateral Agreement.
Illinois case law calls into question the enforceability under certain circumstances of contractual provisions of the Loan Documents providing for the compounding of interest or the payment of interest on interest.
We note the effect of New York law and court decisions which provide that certain suretyship rights and defenses are available to a party that encumbers its property to secure the obligations of another.
This letter is furnished only to you and the Lenders listed on Schedule A hereto and is solely for your and their benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or the Lenders listed on Schedule A hereto for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose without our prior written consent, which may be granted or withheld in our sole discretion. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the commitments and loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP

ANNEX A-1

California Guarantors

Peterson’s Home Care, Inc.
R.C.P.S., Inc.

ANNEX A-2

Delaware Guarantors

IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.

ANNEX A-3

Illinois Guarantors

Care Medical Supplies, Inc.
Neumann’s Home Medical Equipment, Inc.

ANNEX A-4

New York Guarantor

First Community Care of Niagara, Inc.

ANNEX A-5

Texas Guarantors

Intensive Home Care Services, Inc.
LAMS, Inc.
Major Medical Supply, Inc.
Oxygen Therapy Associates, Inc.
Rhema, Inc.
VitalCare of Texas, Inc.

ANNEX A-6

Other Guarantors

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Cynthiana Home Medical Equipment, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
Lawrence Medical Equipment, Inc.
Lovejoy Medical, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.

Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Quality Home Health Care, Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
Rotech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
White's Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

EXHIBIT A

Lenders

Credit Suisse AG, Cayman Islands Branch
Jefferies Finance LLC

EXHIBIT B

Specified Agreements

Indenture dated as of October 6, 2010 by and among Rotech Healthcare Inc., each of the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A..

Indenture dated as of March 17, 2011 by and among Rotech Healthcare Inc., each of the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A..

EXHIBIT C

California Financing Statements

EXHIBIT D

Delaware Financing Statements

EXHIBIT E

Illinois Financing Statements

EXHIBIT F

New York Financing Statement

EXHIBIT G

Texas Financing Statements

EXHIBIT H

Foreign Jurisdictions

Entity Name	Foreign Qualification
Rotech Healthcare Inc. (DE)	All states of the United States (except Delaware) and the District of Columbia.

March 17, 2011
Credit Suisse AG
as Administrative Agent under the Credit Agreement
Eleven Madison Avenue
New York, New York 10010

Credit Suisse AG
Jefferies Finance LLC
as Lenders under the Credit Agreement
c/o Credit Suisse AG
Eleven Madison Avenue
New York, New York 10010

Re:    Credit Agreement dated as of March 17, 2011 among Rotech Healthcare Inc., a Delaware corporation (the “Borrower”) and Credit Suisse AG and Jefferies Finance LLC, as lenders (each a “Lender” and collectively, the “Lenders”), with Credit Suisse AG acting as administrative agent (the "Administrative Agent") thereunder, pursuant to which the Borrower will obtain $10,000,000 in revolving commitments (the “Credit Agreement”), with such obligations to be (i) guaranteed by certain subsidiaries of the Borrower (the "Guarantors"), as described in and pursuant to the Guarantee Agreement (the "Guarantee Agreement") dated as of March 17, 2011, among the Borrower, the Guarantors and the Administrative Agent and (ii) secured, together with the Borrower’s existing 10.75% Senior Secured Notes due 2015 (the “Existing First Lien Notes”), on a first-priority lien basis by substantially all of the existing and future assets (subject to certain exceptions and Permitted Collateral Liens (as defined in the Indenture with respect to the Existing First Lien Notes (the "Indenture") dated as of October 6, 2010, among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee) of the Borrower and the Guarantors (the “Collateral”), as described in and pursuant to the Collateral Agreement (the “Collateral Agreement”) dated as of October 6, 2010, as amended and restated as of March 17, 2011, among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, the “First Lien Collateral Agent”); with the relative rights between the Secured Parties (as defined in the Credit Agreement) and the holders of the Existing First Lien Notes with respect to the Collateral set forth under a first lien Pari Passu Intercreditor Agreement (the “First Lien Intercreditor Agreement”) dated as of March 17, 2011 among the Borrower, the Guarantors, the First Lien Collateral Agent, Credit Suisse AG, as initial additional authorized representative, and each additional authorized representative from time to time party thereto; and the relative rights between the First Priority Secured Parties (as defined in the Junior Lien Intercreditor Agreement described below), on the one hand, and the holders of the Borrower’s 10.5% Senior Second Lien Notes due 2018 (the “Second Lien Notes”) secured on a second-priority lien basis on the Collateral, on the other hand, to be set forth in a Junior Lien Intercreditor Agreement dated as of March 17, 2011 (the “Junior Lien Intercreditor Agreement”, and together with the First Lien Intercreditor Agreement, the “Intercreditor Agreements”) among the Borrower, the Guarantors, the First Lien Collateral Agent, as first priority representative of the First Priority Secured Parties (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as junior priority representative for the holders of the Second Lien Notes (the “Second Lien Collateral Agent”).
Ladies and Gentlemen:
We have acted as special Colorado counsel to the Borrower, in connection with its commitments under the

Credit Agreement (the “Transaction”) for the limited purposes of reviewing the corporate records of five (5) wholly-owned subsidiaries of the Borrower that are incorporated in the State of Colorado (each a “Subsidiary” and collectively, the “Subsidiaries”) set forth in Schedule I attached to this letter (the “Schedule”) and the Documents (defined below), and providing the opinions set forth herein. We are providing this opinion in accordance with Section 4.02(a) of the Credit Agreement. This opinion does not cover the sale of the Borrower’s Second Lien Notes or the concurrent private placement with certain individual accredited investors of U.S. $6,500,000 in principal amount of the Borrower’s 10.5% Senior Second Lien Notes due 2018 (the “Accredited Investor Securities”, together with the Second Lien Notes, the “Securities”). Any term that is not otherwise defined in this letter will have the meaning ascribed to that term in the Credit Agreement. For purposes of the opinion letter, the following terms shall have the following meanings:
1.    “UCC” means the Colorado Uniform Commercial Code.
2.    “Filing Office” means the Secretary of State of the State of Colorado (the “Colorado Secretary of State”).
While certain members of this firm are admitted to practice in other states, we have not examined the laws of any state other than the laws of the State of Colorado, or consulted with members of this firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions. Accordingly, the opinions contained herein apply only with respect to the present laws of the State of Colorado or the federal laws of the United States of America (“Applicable Law”) and we express no opinion with respect to the laws of any other jurisdiction.
A.    Basis of Opinion and Documents Examined
In rendering the opinions contained in this letter we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of the Documents (as defined below), and have made no independent examination or investigation to verify the accuracy or completeness of facts or other matters asserted to be true and correct in such Documents.

1.	The Credit Agreement.

2.	The Guarantee Agreement.

3.	The Collateral Agreement.

4.	The Intercreditor Agreements.

5.
Unfiled copies of the UCC-1 financing statements listed on Schedule II hereto (individually, a “Financing Statement” and collectively, the “Financing Statements”) naming the Subsidiaries as debtors and the First Lien Collateral Agent as secured party.

6.
The Omnibus Unanimous Written Consents of the Board of Directors of each of the Subsidiaries, dated March 1, 2011 and March 10, 2011 approving, by omnibus resolutions, the Credit Agreement, the Collateral Agreement and the other Security Documents, the Intercreditor Agreements and the filing of the Financing Statements.

7.	A good standing certificate from the Colorado Secretary of State for each of the Subsidiaries regarding the good standing of each Subsidiary, dated March 15, 2011.

8.	An Officer’s Certificate in Support of Legal Opinion issued by the President of each of the Subsidiaries (the “Certificate”).

9.	Such other documents, matters of law and fact as we have considered necessary or appropriate for the expression of the opinions contained herein.
For the purposes of this opinion, the Credit Agreement, the Collateral Agreement, the Guarantee Agreement and the Intercreditor Agreements shall be referred to as the “Transaction Documents” and collectively with the other documents and information referred to above are sometimes herein collectively referred to as the “Documents.”
B.    Assumptions
In rendering the opinions set forth in Section C below, we have assumed with your consent and without investigation: the genuineness of all signatures; the legal capacity of all individuals who have executed any of the Documents reviewed by us; the authenticity of all Documents submitted to us as originals, the conformity to the originals of all Documents submitted to us as certified, photostatic, facsimile, reproduced or conformed copies, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete; the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any Document encompassed within the due diligence review undertaken by us; the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents; there have been no undisclosed oral or written modifications of any provision of any Document reviewed by us in connection with the rendering of the opinions, all terms and conditions of, or relating to, the transactions contemplated by the Transaction Documents are correctly and completely embodied in the Transaction Documents; that all parties have complied with any requirement of good faith, fair dealing and conscionability; that each Subsidiary is solvent; that each Subsidiary has received adequate consideration for entering into the Transaction Documents; that (i) the Articles of Incorporation or Bylaws of each Subsidiary has not been amended and that no such amendment is pending or has been proposed, (ii) each Subsidiary is organized solely under the laws of the State of Colorado, (iii) there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any Subsidiary, or (B) any Subsidiary’s transfer to or domestication in any other jurisdiction and (iv) each Subsidiary has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, within the last four (4) months.
Since we have not represented any of the Subsidiaries with regard to their respective corporate formalities, for purposes of the opinions rendered below, we rely on the presumption of regularity and continuity (a) for all stock issuances, and cancellations thereof where applicable, and (b) with the exception of the written consent referenced under Section A.6. and the Certificate reference under Section A.8. above, for all of the minutes of the meetings and written consents of the Subsidiaries’ Board of Directors and shareholders, and as to any such meetings or consents, that they were properly noticed or notice was properly waived.
C.    Opinions
Based on our examination and consideration of the Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in Sections B and D hereof, we are of the opinion, with respect to each of the Subsidiaries, that:
1.    Each Subsidiary has been incorporated and organized under the Colorado Business Corporation Act or its predecessor, as applicable, is in good standing, and its status is active.
2.    Each Subsidiary has the corporate power to: (a) own, lease and operate its property and conduct its business, (b) execute and deliver the Transaction Documents and to perform its obligations thereunder, and (c) grant the security interests to be granted by it pursuant to the Transaction Documents to which the Subsidiaries are a party.
3.    Each Subsidiary has authorized by all necessary corporate action (a) the execution, delivery and performance of the Transaction Documents to which the Subsidiaries are a party, and (b) the filing of the Financing Statements being filed against it.
4.    The Transaction Documents to which the Subsidiaries are a party have been executed and delivered by each Subsidiary.
5.    The Financing Statements are in proper form for filing with the Filing Office, and upon the filing in such office of the Financing Statements, the First Lien Collateral Agent will have a perfected security interest in that portion of the Collateral described in the Collateral Agreement in which a security interest may be perfected under Article 9 of the UCC by the filing of a Financing Statement with the Filing Office. The filing of the Financing Statements in the Filing Office are the only filings necessary to perfect by filing the security interest in those items of the Collateral covered by Article 9 of the UCC where filing is the method of perfection as under Article 9 of the UCC as described in such Filing Statements, which is owned by the Subsidiary.
6.    The execution and delivery by each Subsidiary of the Transaction Documents to which the Subsidiaries are a party, the performance of their payment and other obligations thereunder and the granting of the security interests to be granted pursuant to the Collateral Agreement do not violate: (a) any provisions of Colorado law, rule or regulation, which in our experience, are typically applicable to transactions of the nature contemplated by the Transaction Documents to which the Subsidiaries are a party; (b) the Articles of Incorporation or Bylaws, as either may have been amended, of each such Subsidiary, or (c) to our knowledge, any order, writ, injunction or decree of any court or governmental authority or any arbitral award.
7.    No consent, approval, authorization, license or exemption by, or other order of, or registration, recording or filing with, any court or other governmental or regulatory authority or agency of the State of Colorado, which, in our experience, is typically applicable to transactions of the nature contemplated by the Transaction Documents to which the Subsidiaries are a party, is required for the execution and delivery by any Subsidiary of the Transaction Documents to which the Subsidiaries are a party, including the grant of security interests pursuant to the Collateral Agreement, except for the filing of the Financing Statements required for the perfection of security interests.
8.    The Collateral Agreement creates in favor of the First Lien Collateral Agent a security interest under Article 9 of the UCC as in effect on the date hereof in all right, title and interest of each Subsidiary in the Collateral in which a security interest can be created under Article 9 of the UCC to secure the Obligations (as defined in the Collateral Agreement).
D.    Comments, Assumptions, Limitations, Qualifications and Exceptions
The opinions expressed above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions as set forth below:
1.    We express no opinion with respect to perfection of a security interest in any portion of the Collateral: (a) that is subject to federal statutes or treaty of the United States that provide for national or international registration or filing of security interests (e.g., Intellectual Property and civil aircraft (including engines, propellers, appliances, and spare parts) under the Federal Aviation Act of 1958)), (b) that is subject to a certificate of title; (c) farm products, fixtures, timber to be cut or as-extracted collateral; (d) consumer goods or manufactured homes; (e) commercial tort claims; (f) Deposit Accounts, money, cash or cash equivalents; (g) non-negotiable Documents or Goods covered by non-negotiable Documents; (h) Letter-of Credit Rights; or (i) property excluded from coverage under Article 9 of the UCC.
2.    We express no opinion with respect to the effect of any provision of the Transaction Documents which is intended to establish any standard other than a standard set forth in the UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities. We have also assumed that the First Lien Collateral Agent will enforce the respective Transaction Documents in compliance with the provisions of the UCC and any other provision of applicable law.
3.    We have not made any investigation of and express no opinion as to the title of any party to property described in the Collateral Agreement, whether real or personal, tangible or intangible, or mixed, the accuracy or inadequacy of the description of any of the property described in the Collateral Agreement, whether real or personal, tangible or intangible, or mixed.
4.    We express no opinion as to the effectiveness of the Lenders’ security as to any rights (including rights of payment) under any right, account or other obligation for which the United States government or any other government or agency, department or subdivision thereof is an obligor.
5.    We note that perfection of a security interest in the Collateral also perfects a security interest in a supporting obligation for such Collateral and that a security interest in a right to payment or performance also perfects a security interest in a security, mortgage or other lien in personal or real property securing that right. We render no opinion regarding the validity or enforceability of any such supporting obligation or such supporting lien.
6.    We express no opinion as to priority of perfection of the security interests of the First Lien Collateral Agent filed on behalf of the Lenders, nor do we express an opinion on the validity, binding effect or the enforceability of the Transaction Documents. We have not made any investigation of, and do not express any opinion as to priority of any liens created by the Transaction Documents.
7.    Our security interest opinions in Sections C.5. and C.6. of this opinion letter are limited to Title 4, Article 9 of the UCC. We express no opinion with respect to (I) the effect of section 4-9-315 of the UCC with respect to any proceeds of any Collateral that are not identifiable, or (ii) any Article 9 Collateral of a type that is or may become fixtures (as defined in section 4-9-102(a)(41) and (44) of the UCC). We express no opinion with respect to transactions excluded from Article 9 of the UCC by section 4-9‑109 thereof. Except as expressly set forth in Sections C.5., C.6. and C.8. of this opinion letter, we express no opinion as to the perfection, the effect of perfection or non-perfection and the priority of any security interest that is perfected by any means other than filing a financing statement under the UCC. Our security interest opinions in Sections C.5. and C.6. of this opinion letter are also subject to the following exceptions: that with respect to (I) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974, which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Collateral Agreement or as to whether such liens may be adverse claims; and (II) any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Collateral Agreement or as to whether such liens may be adverse claims.
8.    We express no opinion herein with respect to Healthcare Laws. “Healthcare Laws” means laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers, including, without limitation, (i) any provision of federal or state laws governing Medicare or any state Medicaid programs, (ii) Sections 1877, 1128, 1128A or 1128B of the Social Security Act, (iii) any prohibition on the making of any false statement or misrepresentations of material facts to any governmental agency that administers a Federal or State Health Care Program (including, but not limited to Medicare and Medicaid), (iv) the licensure, certification or registration requirements of health care facilities, services or equipment, (v) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures, (vi) any state law relating to fee-splitting or the corporate practice of medicine, (vii) any physician self-referral prohibition or state anti-kickback law, (viii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any Federal or Sate Health Care Program, (ix) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense, (x) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance, and (xi) any laws relating to health or medical insurance.
9.    We assume that the Transaction Documents and Financing Statements fall within the scope of the provisions of Section 7-108-501(1)(b) of Colorado Business Corporation Act and, as a result thereof, the remaining provisions of Section 7-108-501 of the Colorado Business Corporation Act and any similar provisions of the Articles of Incorporation or Bylaws of the Subsidiaries relating to interested transactions do not apply to the Transaction Documents or the Financing Statements.

10.    Our opinions are limited solely to laws of the State of Colorado, and the rules and regulations adopted thereunder, that, in our experience, are normally and directly applicable to transactions of the same nature as those contemplated by the Transaction Documents between unregulated parties, provided that, such laws do not include, and we express no opinion with regard to any state laws relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational safety and health or other similar matters; (iv) labor and employee rights and benefits; (v) the regulation of utilities; (vi) antitrust and trade regulation; (vii) tax; (viii) securities; (ix) copyrights, patents and trademarks; (x) banking and insurance; (xi) bankruptcy; (xii) health care and safety laws; (xiii) laws and policies concerning emergencies and criminal and civil forfeiture laws; (xiv) state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (xv) any laws, rules, regulations or ordinances of any county, town, municipality or similar political subdivision or any agency or other instrumentality of the State of Colorado; and (xvi) in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.
11.    We have assumed that the transactions contemplated by the Transaction Documents comply with any lending limitations and restrictions and securities laws applicable to the Lenders or the First Lien Collateral Agent, that there are no other oral or written agreements to which the Subsidiaries are parties except the Transaction Documents, and that each of the Subsidiaries has “rights” in the Collateral within the meaning of the UCC consistent with and sufficient for purposes of the Transaction Documents. We express no opinion as to the effect of the Lenders’ or the First Lien Collateral Agent’s compliance or non-compliance with any federal or state laws or regulations applicable to any of them because of the Lenders’ or First Lien Collateral Agent’s legal or regulatory status or the nature of their respective businesses. We also expressly disclaim any opinion relating to consents, approvals, authorizations, orders, registrations or filings as may be required to be made or obtained by the Lenders or the First Lien Collateral Agent as a result of their respective involvement in the transactions contemplated by the Transaction Documents.
12.    We caution you, and express no opinion, regarding the following: (i) to the extent any Collateral consists of contractual rights of any of the Subsidiaries or pursuant to certain governmental permits and licenses, the transfer of certain contractual rights of any of the Subsidiaries included within the Collateral might be subject to the consent or approval of the other parties to such contracts; and (ii) the transfer of certain governmental permits and licenses of any of the Subsidiaries included within the Collateral might require the approval of the applicable governmental authority or might require the purported transferee to apply to such authority for a license or permit in the transferee's own name.
13.    Our opinions are limited solely to the Transaction as contemplated by the Transaction Documents and we express no opinion with regard to the sale or issuance of any of the Securities.
14.    The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. Further the opinions expressed herein are based on the Documents as of the date hereof and we express no opinion with respect to such Documents as they may be corrected, amended, modified or restated even if such correction, amendment, modification or restatement relates back to the date of this letter.
15.    Our opinions herein regarding the execution and deliver of the Transaction Documents to which the Subsidiaries are a party are based upon our review of copies of executed signature pages for such documents provided to us by others; we did not witness the execution or delivery of any of the Transaction Documents.
16.    For purposes of this opinion letter we further advise you that the term “knowledge” means the current actual knowledge of the lawyers who are participating in drafting this opinion letter and in handling the transaction described herein, but does not include, except as specifically provided hereafter, constructive knowledge or inquiry knowledge.
17.    The opinions are furnished to the Administrative Agent and the Lenders by us as counsel for the Borrower and are solely for the benefit of the Borrower, the Administrative Agent and the Lenders, and are rendered solely in connection with the Transaction Documents to which the opinions relate; provided however, that Cravath, Swaine & Moore LLP may refer to this opinion letter for the purposes of fulfilling the condition precedent under Section 4.02(a) of the Credit Agreement. No opinions may be implied or inferred beyond the matters expressly stated herein. The opinions may be relied upon by the Administrative Agent, the Lenders and the First Lien Collateral Agent, only in connection with the Transaction Documents and may not be relied upon by any other person or for any other purpose without our prior express written consent in each such instance; provided that a copy of this opinion letter may be delivered by you to such financial institution that may become a Lender under the Credit Agreement, and such persons may rely on this opinion to the same extent as the addressees. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity, except to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be disclosed as provided herein, or as otherwise required by law.
 Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP

Schedule I

Don Paul Respiratory Services, Inc., a Colorado corporation

G&G Medical, Inc., a Colorado corporation

Medco Professional Services, Corp., a Colorado corporation

Oxygen Plus, Inc., a Colorado corporation

Roth Medical, Inc., a Colorado corporation

Schedule II

Financing Statements

Copies of the Financing Statements follow this Schedule II

March 17, 2011
Stuart T. Kapp, Partner
d 561.995.4730
f 561.241.7145

www.proskauer.com

The lenders listed on Schedule 1 hereto (the “Lenders”)

and

Credit Suisse AG, as administrative agent for the Lenders (“Administrative Agent”)
Eleven Madison Avenue
New York, New York 10010

Re:    Rotech Healthcare Inc.
Ladies and Gentlemen:
We have acted as special Florida counsel to Rotech Healthcare Inc., a Delaware corporation (the “Borrower”) for the limited purpose of: (i) reviewing the corporate records of the 51 wholly-owned subsidiaries of the Borrower that are incorporated in the State of Florida (each a “Subsidiary and collectively, the “Subsidiaries”), as set forth in Schedule 2 attached hereto; (ii) reviewing the Documents (as defined in Exhibit “A”); and (iii) providing the opinions set forth herein. This opinion is being furnished to you pursuant to Section 4.02(a) of the Credit Agreement, dated as of March 17, 2011 (the “Credit Agreement”), among the Administrative Agent, the Lenders party thereto and the Borrower. Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Credit Agreement. This opinion letter is furnished to you at your request, and is given with the consent of the Subsidiaries.
We have examined the UCC financing statements (collectively, the “Financing Statements”) attached hereto as Schedule 3 naming the respective Subsidiaries as debtor and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), as secured party, filed or to be filed with the Florida Secured Transaction Registry (the “Recording Office”).
In rendering the opinions expressed below, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such company records, agreements and instruments of the Subsidiaries, certificates of public officials and of officers of the Subsidiaries, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

In rendering the opinions set forth below, we have relied, with your approval, as to factual and other matters that affect our opinions, solely on our examination of the Documents and of the Certificate of the Subsidiaries (the “Certificate”), attached hereto as Exhibit “B”, and have made no independent verification of the facts or other matters asserted to be true or correct therein. Nothing has come to our attention, however, to cause us to question any of such facts or matters.

We have not made any investigation of and do not express any opinion as to, any matters of title or as to priority of any liens created by the Documents.

For purposes of this opinion letter, we are licensed to practice law only in the State of Florida and express no opinion with respect to the effect of any law other than the law of the State of Florida, and the federal law of the United States (collectively, “Applicable Law”). As used in this letter, the “Florida UCC” shall mean the Uniform Commercial Code as now in effect in the State of Florida.

This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of the Florida Bar, as amended and supplemented (the “Report”), including, in particular, Section VIII thereof, and the Legal Opinion Principles of the Section of Business Law of the American Bar Association, 53 The Business Lawyer 830 (May 1998). The Report is incorporated by reference into this opinion letter.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated in this letter and in the Report, we are of the opinion that:

1.Each Subsidiary is a corporation, duly organized, validly existing under the Florida Corporation Act and their status is active with full corporate power to own, lease and operate its property, if any, and transact its business in the State of Florida.
2.    Each Subsidiary has all requisite corporate power and authority to execute and deliver the Documents to which they are a party and all documents and instruments required in connection therewith, and to perform their obligations thereunder.
3.     The execution and delivery of the Documents to which each Subsidiary is a party, and the performance of their obligations thereunder, have been duly authorized by all necessary corporate action.
4.    The Documents have been duly executed and delivered by each Subsidiary.
5.    The execution, delivery and performance by each Subsidiary of the Documents to which they are, respectively, a party, and the consummation by each Subsidiary of the transactions contemplated thereby, do not: (a) (i) violate their respective Articles of Incorporation or Bylaws; or (ii) violate any statute, rule or regulation of the State of Florida which, in our experience, is typically applicable to transactions of the nature contemplated by the Documents; or (b) to our knowledge, violate any order, writ, injunction or decree of any court or governmental authority or any arbitral award in the State of Florida.
6.    No approval, order, authorization, consent, license, exemption by, or other action by, or filing, declaration, registration or recording with the State of Florida is required to authorize, or is required in connection with the execution, delivery or consummation by the Subsidiaries of any Documents under the statutes, rules or regulations of the State of Florida, which, in our experience, is typically applicable to transactions of the nature contemplated by the Documents.
7.    Pursuant to the Collateral Agreement (as defined in Exhibit “A”), the Subsidiaries have each granted a security interest in favor of the Collateral Agent in the Collateral described in the Collateral Agreement securing the performance of the obligations purported to be secured thereby (the “Security Interest”) to the extent a security interest in the Collateral can be created therein under Article 9 of the Florida UCC.
8.    The Financing Statements attached hereto as Schedule 2 are in proper form for filing in the Recording Office. Upon the filing of the Financing Statements in the Recording Office, describing the applicable collateral in which the Collateral Agent has a security interest, the Security Interest in the Collateral will be perfected to the extent security interests therein can be perfected by the filing of a UCC-1 financing statements under the Florida UCC in the Recording Office. The filing of the Financing Statements in the Recording Office are the only filings necessary to perfect, by filing, the Security Interest in those items of the Collateral covered by Article 9 of the Florida UCC, to the extent security interests therein can be perfected by the filing of a UCC-1 financing statements under the Florida UCC.
The foregoing opinions are subject to the following comments and qualifications:
a.We express no opinion as to the title of any party to property described in the Collateral Agreement, whether real or personal, the accuracy or inadequacy of the description of any of the property described in the Collateral Agreement, whether real or personal.
b.We express no opinion with respect to the effect of any provision of the Documents which is intended to establish any standard other than a standard set forth in the Florida UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities. We have also assumed that the Collateral Agent will enforce the respective Documents in compliance with the provisions of the Florida UCC and any other provision of applicable law.
c.Our security interest opinions in paragraphs 7 and 8 are limited to Article 9 of the Florida UCC. We express no opinion with respect to (A) the effect of section 9-315 of the Florida UCC with respect to any proceeds of any Collateral that are not identifiable or (ii) any Article 9 Collateral of a type that is or may become fixtures (as defined in section 102(a)(44) of the Florida UCC). We express no opinion with respect to transactions excluded from Article 9 of the Florida UCC by section 9‑109 thereof. Except as expressly set forth in paragraphs 7 and 8, we express no opinion as to the perfection, the effect of perfection or non-perfection and the priority of any security interest that is perfected by any means other than filing a financing statement under the Florida UCC. Our security interest opinions in paragraphs 7 and 8 are also subject to the following exceptions: that with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Collateral Agreement or as to whether such liens may be adverse claims; and (B) any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Collateral Agreement or as to whether such liens may be adverse claims.
For purposes of the opinions expressed herein, we have assumed with your consent that:

i.The factual statements and information contained in each of the Documents and other documents executed by each Subsidiary in connection with the Documents are accurate and complete.
ii.All signatures by parties to the Documents other than those by or on behalf of each Subsidiary are genuine; all documents that have been submitted to us as originals are authentic; and all documents submitted to us as certified, conformed or photostatic copies conform to authentic, original documents.
iii.All terms and conditions of, or relating to, the transactions contemplated by the Documents are correctly and completely embodied in the Documents.
iv.The Documents, and the transactions evidenced thereby, are valid, binding and enforceable against each Subsidiary to the extent that such validity, binding effect and enforceability affect the opinions herein expressed.
v.Each individual executing the Documents had sufficient legal capacity to execute such documents and perform their obligations thereunder (provided, however, we have no actual knowledge that any such individual lacks legal capacity to do so).
vi.All parties have complied with any requirement of good faith, fair dealing and conscionability.
vii.Each Subsidiary is solvent.
viii.Each Subsidiary has received adequate consideration for entering into the Documents.
xi.The execution and delivery by each Subsidiary of, and the performance by each Subsidiary of their obligations under, the Documents to which they are, respectively, a party do not and will not violate, breach or constitute a default under, or require any consent under: (i) any statute, rule, law or regulation to which each Subsidiary is subject (other than statutes, rules and regulations as to which we express our opinion in clause (a) of paragraph 5 above); or (ii) any order, writ, injunction or decree of any governmental authority or any arbitral award (other than those as to which we express our opinion in clause (b) of paragraph 5 above).

xii.That (i) the Articles of Incorporation or Bylaws of each Subsidiary has not been amended and that no such amendment is pending or has been proposed, (ii) each Subsidiary is organized solely under the laws of the State of Florida, (iii) there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any Subsidiary, or (B) any Subsidiary’s transfer to or domestication in any other jurisdiction and (iv) each Subsidiary has not changed its name whether by amendment of its Articles of Incorporation, by reorganization or otherwise, within the last four months.
xiii.The Collateral does not include “as-extracted collateral” and “timber to be cut” as used in the Florida UCC.
This opinion letter is subject to the following limitations:

a.    We express no opinion with respect to the priority of the lien and security interest created by the Documents
b.    We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein.
c.    For purposes of this opinion letter we further advise you that the term “knowledge” means the current actual knowledge, without any independent verification, of the lawyers who are participating in drafting this opinion letter and in handling the transaction described herein, but does not include, except as specifically provided hereafter, constructive knowledge or inquiry knowledge.
This opinion is rendered solely for the benefit of the addressees, their successors and assigns, any applicable rating agency, the Collateral Agent and each parties’ respective counsel and only as to the matters specifically set forth herein and may not be relied upon by any other person or entity without our prior written consent.
Very truly yours,
PROSKAUER ROSE LLP

/s/ Stuart T. Kapp
Name: Stuart T. Kapp
Title: Partner

EXHIBIT “A”
DOCUMENTS
All terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement:

1.
The Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Collateral Agreement”), among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent; and

2.	The Guarantee Agreement dated as of March 17, 2011, by the Guarantors in favor of the Administrative Agent;

3.
The Pari Passu Intercreditor Agreement dated as of March 17, 2011 among the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent, as initial additional authorized representative and each additional authorized representative from time to time party thereto; and

4.
The Junior Lien Intercreditor Agreement dated as of March 17, 2011, among the Borrower, the Guarantors, the Collateral Agent, as first priority representative, and The Bank of New York Mellon Trust Company, N.A, as junior priority representative.

EXHIBIT “B”

CERTIFICATE OF THE SUBSIDIARIES

Philip L. Carter, as President of Rotech Healthcare Inc., a Delaware corporation (the “Company”), the sole shareholder of each of the Subsidiaries set forth on Exhibit A, attached hereto does hereby certify to the law firm of Proskauer Rose LLP (“Proskauer”) for the express purpose of Proskauer relying on the accuracy of the facts contained in this Certificate of the Subsidiaries (this “Certificate”) in order for Proskauer to execute and deliver its opinion letter as to certain matters to Credit Suisse AG, as administrative agent for the lenders, under the “Documents” (as defined in said opinion letter), to wit:

1.    Philip L. Carter, as President of the Company, has full knowledge of about the status of the Subsidiaries and the facts contained in the Certificate.
2.    The terms contained in this Certificate shall have the same meaning given such terms in the opinion letter of Proskauer.
3.    The Articles of Incorporation, together with all amendments thereto, of each Subsidiary, previously delivered to Proskauer in October, 2010 are unchanged as of the date hereof and remain in full force and effect on the date hereof.
4.     The By-Laws of each Subsidiary, together with all amendments thereto, previously delivered to Proskauer in October, 2010 are unchanged as of the date hereof and remain in full force and effect on the date hereof.
5.    Attached hereto as Exhibit B is a true and complete copy of a written consent of the Company and the Subsidiaries authorizing the execution, delivery and performance by the Subsidiaries of the Documents to which each Subsidiary is a party (collectively, the “Consent”). The resolutions set forth in the Consent are in full force and effect.
6.    Each Document to which the Subsidiaries are a party has been executed and delivered by either Philip L. Carter, in his capacity as Chief Executive Officer, Steven P. Alsene, in his capacity as Treasurer & Chief Financial Officer, and/or Rebecca L. Myers in her capacity as Secretary (and for Rotech Healthcare Inc. as Chief Legal Officer) of each Subsidiary.

7.    There has not been any mistake of fact or fraud, duress or undue influence on or with respect to each Subsidiary in connection with the execution of the Documents.

8.    Each Subsidiary is solvent.

9.    Each Subsidiary has received adequate consideration for entering into the Documents.

Dated as of the ______ day of March, 2011

_______________________________________
Philip L. Carter, as President of Rotech Healthcare Inc., a Delaware corporation, the sole shareholder of each of the Subsidiaries

Exhibit A to Certificate

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Always Medical Equipment, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Contour Medical Supply, Inc.
Cynthiana Home Medical Equipment, Inc.
Distinct Home Health Care, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Gate City Medical Equipment, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
National Medical Equipment Centers, Inc.
Nightingale Home Health Care, Inc.
Northeast Medical Equipment, Inc.
OMICRON Medical Equipment, Inc.
Oxygen Plus Medical Equipment, Inc.
PHI Medical Equipment, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Respiratory Home Healthcare, Inc.
Pulmo-Dose, Inc.
Quality Home Health Care, Inc.
RCG Information Services Corporation
Regency Medical Equipment, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Responsive Home Health Care, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sunshine Home Health Care, Inc.
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Value Care, Inc.

VitalCare Health Services, Inc.
Zeta Home Health Care, Inc.

Exhibit B to the Certificate

Consent

Schedule 1
Lenders
Credit Suisse AG, Cayman Islands Branch
Jefferies Finance LLC

Schedule 2
Subsidiaries

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Always Medical Equipment, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Contour Medical Supply, Inc.
Cynthiana Home Medical Equipment, Inc.
Distinct Home Health Care, Inc.
East Tennessee Infusion & Respiratory, Inc.
Encore Home Health Care, Inc.
Gate City Medical Equipment, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
National Medical Equipment Centers, Inc.
Nightingale Home Health Care, Inc.
Northeast Medical Equipment, Inc.
OMICRON Medical Equipment, Inc.
Oxygen Plus Medical Equipment, Inc.
PHI Medical Equipment, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Respiratory Home Healthcare, Inc.
Pulmo-Dose, Inc.
Quality Home Health Care, Inc.
RCG Information Services Corporation
Regency Medical Equipment, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Responsive Home Health Care, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sunshine Home Health Care, Inc.
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Value Care, Inc.

VitalCare Health Services, Inc.
Zeta Home Health Care, Inc.

Schedule3
Financing Statements

March 17, 2011

Credit Suisse AG, as administrative agent for the Lenders
Eleven Madison Avenue
New York, New York 10010

The Lenders to the Credit Agreement (as defined herein)
c/o Credit Suisse AG, as Administrative Agent
Eleven Madison Avenue
New York, New York 10010

Re:	$10,000,000 Credit Facility for Rotech Healthcare Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as local South Carolina counsel to Home Medical Systems, Inc., a South Carolina corporation (“HMS”), and White’s Medical Rentals, Inc., a South Carolina corporation (“WMR; HMS and WMR are collectively referred to herein as the “Guarantors” and individually as a “Guarantor”), as Guarantors in connection with the above-referenced transaction. As such counsel, for purposes of rendering our opinions set forth herein, we have reviewed (i) the Credit Agreement dated as of March 17, 2011 (the “Credit Agreement”), among the Company, the Lenders party thereto (the “Lenders”) and Credit Suisse AG (the “Administrative Agent”), (ii) the Guarantee Agreement dated as of March 17, 2011 (the “Guaranty”), by the Guarantors (among others) in favor of the Administrative Agent, (iii) the Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011 (the “Collateral Agreement”), among the Company, subsidiaries of the Company named therein, including the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), (iv) the Pari Passu Intercreditor Agreement dated as of March 17, 2011 (the “Pari Passu Intercreditor”), among the Company, subsidiaries of the Company named therein, including the Guarantors, The Bank of New York Mellon Trust Company, N.A., in its capacity as the Collateral Agent and Authorized Representative for the Indenture Secured Parties, Credit Suisse AG, as the Initial Additional Authorized Representative, and each Additional Authorized Representative from time to time party thereto, and (v) the Junior Lien Intercreditor Agreement dated as of March 17, 2011 (the “Junior Lien Intercreditor”), among the Company, subsidiaries of the Company named therein, including the Guarantors, The Bank of New York Mellon Trust Company, N.A., as First Priority Representative, and The Bank of New York Mellon Trust Company, N.A., as Junior Priority Representative. This opinion letter is furnished to Credit Suisse AG, in its capacity as Administrative Agent and the Lenders pursuant to the requirement set forth in Section 4.02(a) of the Credit Agreement in connection with the closing thereunder on the date hereof.

Terms not otherwise defined herein shall have the meaning set forth in the Collateral Agreement. The Credit Agreement, the Guaranty, the Collateral Agreement, the Pari Passu Intercreditor and the Junior Lien Intercreditor are collectively referred to herein as the “Transaction Documents.”

We have also examined copies of the UCC-1 financing statements naming the respective Guarantors as debtor and the Collateral Agent as secured party (the “Financing Statements”), filed or to be filed with the South Carolina Secretary of State’s Office (the “Filing Office”).

As such counsel to the Guarantors, we have also examined and relied on copies of the following organizational and authority documents with respect to the Guarantors (collectively, the “Organizational Documents”): (1) the Articles of Incorporation of HMS filed with the South Carolina Secretary of State on

November 30, 1992, as amended March 3, 1998 (changing its registered agent and registered office); (2) the Amended Bylaws of HMS certified by the secretary of HMS as of March 17, 2011; (3) the Articles of Incorporation of WMR filed with the South Carolina Secretary of State on December 29, 1988; (4) the Amended Bylaws of WMR certified by the secretary of WMR as of March 17, 2011; and (5) the Certificates of Existence for each of HMS and WMR issued by the South Carolina Secretary of State dated March 14, 2011 (each a “Certificate of Existence”). We have also reviewed the resolutions of the Guarantors pursuant to the “Omnibus Unanimous Written Consent of the Board of Directors of Each of the Companies Listed on Exhibit A Hereto Constituting Direct or Indirect Subsidiaries of Rotech Healthcare, Inc.” dated as of March 17, 2011 (the “Written Consent”).

Where we have considered it appropriate as to certain facts, we have relied, without investigation or analysis of any underlying data contained therein, upon statements, representations and certificates of public officials, of general counsel to the Company and Guarantors in this transaction, and of other appropriate representatives of the Guarantors, including, without limitation, the representations of the Guarantors in the Transaction Documents. Other than the Transaction Documents, we have not examined any other agreements or documents to which the Guarantor is a party or by which any of its assets are bound, nor conducted any other search or investigation for purposes of this opinion, and no knowledge of any such documents or other matters may be inferred or implied. With respect to the opinion set forth in opinion paragraph 7(iii), we have relied solely on the Certificate of the Guarantors attached hereto as Schedule 1 and have assumed, without independent verification, that such Certificate is true and correct.

With respect to (i) the organization, power and authority of the Company and any other guarantors and subsidiaries of the Company (other than HMS and WMR), (ii) the execution, validity and enforceability of the Transaction Documents, (iii) matters relating to the Company, any other guarantors and subsidiaries of the Company, and the transaction in general, and (iv) other matters relating to the Guarantors, it is our understanding that you are relying on the opinions of other counsel for the Company, the Guarantors and various related parties to the transaction, including, without limitation, the opinion of Latham & Watkins LLP of even date herewith. We express no opinion as to the accuracy of the statements and opinions contained therein and have assumed that all matters contained therein are true and correct.

This opinion is limited to the laws of the State of South Carolina (sometimes referred to herein as the “State”), and we express no opinion as to the law of any other jurisdiction, including, without limitation, the states of Delaware and New York. The opinions set forth herein assume that the laws of the State would govern, but no opinions are given regarding or with respect to any choice of law. All references to the “UCC” shall mean the South Carolina Uniform Commercial Code in effect as of the date hereof. All references herein to the “Code” shall mean the Code of Laws of South Carolina, 1976, as amended. In rendering this opinion, our examination of matters of law has been limited to matters of state corporate law under Title 33 of the Code and perfection by filing in the State under Article 9 of the UCC, Title 36 of the Code.

In rendering this opinion, we have assumed, with your permission and without independent verification or investigation, each of the following:

(i)    All natural persons executing documents are legally competent to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; all documents submitted to us as copies conform to the original documents, which themselves are authentic; and all certificates, permits, authorizations and approvals of or issued by any governmental authority are in full force and are valid, binding and enforceable;

(ii)    All parties (other than the Guarantors) have duly authorized the execution, delivery and performance of the documents to which any one of them is a party by all necessary action and have duly executed and delivered each of the documents to which any one of them is a party;

(iii)    All documents are valid and binding obligations of the parties thereto, enforceable in accordance with their terms; and

(iv)    All documents fully state the agreement between the parties with respect thereto, there are no other agreements between the parties that would supplement, modify or amend the agreements therein, and all exhibits and schedules to be attached to the documents are true, accurate and complete and are attached to the documents.

Based upon the foregoing, and subject to the additional assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    Based on the Certificate of Existence for HMS issued by the South Carolina Secretary of State, HMS is validly existing as a corporation under the laws of the State as of the date of the Certificate of Existence for HMS.

2.    Based on the Certificate of Existence for WMR issued by the South Carolina Secretary of State, WMR is validly existing as a corporation under the laws of the State as of the date of the Certificate of Existence for WMR.

3.    Each Guarantor has the corporate power to: (a) conduct its current business and to own, lease and operate their current properties as described in the Final Offering Circular with respect to the Company's $290,000,000 10.5% Senior Second Lien Notes due 2018 to be issued on the date hereof; (b) execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder; and (c) grant the security interests to be granted by it pursuant to the Collateral Agreement.

4.    Each Guarantor has duly authorized the execution, delivery and performance of the Guaranty and the Collateral Agreement and the filing of the Financing Statements.

5.    To the extent State law governs the execution and delivery of the Transaction Documents, the Transaction Documents to which it is a party have been executed and delivered by each Guarantor, as applicable; provided, however, as to signatures, we have relied on facsimile copies of any signature pages signed by officer(s) of the Guarantors.

6.    The Financing Statements are in appropriate form for filing with the Filing Office. Upon the filing of the Financing Statements in the Filing Office, the security interests in that portion of the Collateral (as defined in the Collateral Agreement) of the Guarantors described in the Collateral Agreement and the Financing Statements in which a security interest may be created and perfected under Article 9 of the UCC by the filing of a financing statement with the Filing Office will be perfected in favor the Collateral Agent to the extent that such security interest may be perfected by the filing of a financing statement with the Filing Office under Article 9 of the UCC (such collateral being referred to herein as the “UCC Filing Collateral”).

7.    The execution and delivery of the Transaction Documents to which it is a party by the Guarantors and consummation of the transactions set forth therein by each Guarantor, as applicable, will not (i) conflict with the Guarantors’ Organizational Documents, (ii) violate any state law applicable to the Guarantors in this transaction, or (iii) based solely on the Certificate attached hereto as Schedule 1, violate any judgment, order or decree of any State court or regulatory authority filed in the State in which either Guarantor is named as a party.

8.    Except for the filing of the Financing Statements and except as may be disclosed in the

Transaction Documents, there are no consents or approvals of, license or exemption by, recording, registration or filings with, or notice to, any State governmental agencies required to have been obtained for the execution and delivery by the Guarantor of any of the Transaction Documents to which it is a party by the Guarantors and the consummation of the transactions set forth therein by the Guarantors that have not been obtained or made.

The opinions set forth in this letter are subject to the following qualifications, limitations, exceptions and additional assumptions:

A.    We note that a certificate of existence does not address filing with State tax authorities nor does it disclose other grounds that may exist for bringing dissolution proceedings.

B.    We have not made any investigation of, and do not express an opinion as to, matters of title to any property (whether real or personal, tangible or intangible, or mixed) or as to matters of priority of any lien or security interest. Furthermore, we express no opinion as to whether any collateral exists or the nature or extent of any Guarantor’s rights therein.

C.    The perfection opinion set forth in opinion paragraph 6 is limited to UCC Filing Collateral of the Guarantors and is further qualified and limited as set forth herein. We express no opinion as to any security interest in any collateral: (a) which is perfected upon attachment pursuant to Section 9-309 of the UCC; (b) which requires possession or delivery for perfection under Section 9-313 of the UCC; (c) which requires control for perfection under Section 9-314 of the UCC; (d) which requires filing in the office where real property mortgage records are maintained pursuant to Section 9-501(a)(1); or (e) which is not subject to Article 9 of the UCC pursuant to Section 9-109 of the UCC. Furthermore, we express no opinion as to any security interest in collateral constituting: (i) federally registered trademarks, service marks, copyrights, patents or other intellectual property rights; (ii) farm products, timber, oil, gas, minerals or other natural resources; (iii) real property and rights and interests related thereto; (iv) vehicles, airplanes, boats, vessels, or goods that are subject to a certificate of title; (v) consumer goods or collateral subject to a consumer transaction; (vi) money, cash or cash equivalents; (vii) letter-of-credit rights; (viii) commercial tort claims; (ix) deposit accounts; (x) insurance proceeds, condemnation awards or tax refunds; (xi) rights under or to any governmental obligation, contract or claim; (xii) non-negotiable documents, goods covered thereby, or goods in the possession of a bailee; (xiii) any restricted or excluded assets; or (xiv) Other Collateral (as defined in the Collateral Agreement). We express no opinion as to proceeds to the extent that under certain circumstances described in Sections 9-315, 9-322 and 9-334 of the UCC, the rights of a secured party to enforce a perfected security interest in proceeds of collateral may be limited. We express no opinion as to the continued perfection of any perfected security interest in the UCC Filing Collateral following a change in governing law pursuant to Section 9-316 of the UCC.

D.    With respect to the collateral, we have further assumed: (i) that the Guarantors have rights in the Collateral; (ii) that the Collateral Agreement creates a security interest in the Collateral of the Guarantors in favor of the Collateral Agent; (iii) that the Collateral consists of all or substantially all of the assets of the Guarantors within the meaning and for the purposes of Section 9-504 of the UCC; (iv) that the descriptions of the collateral in the Collateral Agreement and the Financing Statements reasonably describe the property intended to be described as the collateral; and (v) that the Financing Statement collateral description is substantially similar to the collateral description authorized by the Guarantors pursuant to Section 7.3 of the Collateral Agreement.

E.    We have assumed that the Financing Statements will be properly filed in the Filing Office, that all applicable fees will be paid, and that upon recording, such filings will be properly indexed by the Filing Office. With respect to the Financing Statements, we note that: (i) the effectiveness of a financing statement under the UCC terminates five years after the filing unless a continuation statement is filed prior to such termination in accordance with Section 9-515 of the UCC, and (ii) Sections 9-507(c) and 9-508(b) of the UCC provide that if the debtor so changes its name, identity or corporate structure or a new debtor’s name is so different that a filed financing statement becomes seriously misleading under Section 9-506 of the UCC, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after the change unless an appropriate amendment under Section 9-507(c)(2) of the UCC or a new initial financing statement under Section 9-508(b)(2) of the UCC, as the case may be, is filed before the expiration of that period. For purposes of this opinion, we have assumed that each Guarantor will remain the debtor and will not change its name, identity, jurisdiction of business organization or corporate structure during the term of the Collateral Agreement and that the Guarantors will remain subject to the jurisdiction of the State.

F.    We express no opinion as to compliance by any parties to the transaction with any federal, state or local laws or regulations applicable to the subject transactions because of the nature of their business or the nature of the transaction, including, without limitation, any environmental, health and safety, healthcare, building and construction, land use, land sales, zoning, doing business, consumer, privacy, labor and employment, intellectual property, criminal, anti-discrimination, anti-terrorism, anti-trust, anti-tying, tax, and securities or “blue sky” laws of any jurisdiction or laws governing and regulating financial institutions.

G.    The Transaction Documents choose the internal laws of the State of New York to govern such documents. The law on the interpretation and enforceability of contractual selection of choice of laws in the State is limited. In that regard, unless a particular statute governs the choice of law (e.g., the UCC, arbitration, property conveyances and mortgage lien statutes), we advise you that the courts of the State follow the general conflict of laws rule that a contract provision choosing the law of a particular state to govern the contract will be given effect in the State as to the substantive laws (but not the procedural laws) of such state regarding the validity, nature and interpretation of the contract, provided that the state whose laws are chosen bears a sufficient relationship to the transaction and provided that the law of the chosen state is not contrary to the fundamental public policy of the State. However, any agreement that relates to or is secured by an interest in real estate located in the State and the effect of certain security interests created under the UCC would be subject to the internal laws of the State. We assume that the chosen law does not violate the public policy of the State; however, we express no opinion as to the enforceability of such choice of law provisions.

This opinion letter is rendered solely to its addressee in connection with the Credit Agreement. It may not be relied upon by any other party or for any other purpose other than the purposes herein stated without our prior written consent in each instance; provided, however, that a copy of this opinion letter may be delivered by you to the Eligible Assignee of a Lender under the Credit Agreement, and such Eligible Assignee may rely on this opinion letter, but only to the same extent as the addressee. Any such reliance by an Eligible Assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. This letter speaks only as of the date hereof, and we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person (including any assignee) other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Yours very truly,

/s/ McNair Law Firm, P.A

McNAIR LAW FIRM, P.A.

Schedule 1
CERTIFICATE
STATE OF FLORIDA                            March 17, 2011
COUNTY OF ORANGE

The undersigned officer of Home Medical Systems, Inc., a South Carolina corporation (“HMS”), and officer of White’s Medical Rentals, Inc., a South Carolina corporation (“WMR”), hereby certifies to McNair Law Firm, P.A., in connection with the issuance by McNair Law Firm, P.A. of its legal opinion letter dated as of March 17, 2011 (the “Opinion”), that:

1.    The undersigned is an officer of each of HMS and WMR, with knowledge of the matters set forth herein.

2.    The execution and delivery by HMS and WMR of the Transaction Documents to which they are a party, and the consummation by each of them of the transactions contemplated thereby, do not violate any judgment, order or decree of any court or regulatory authority naming and applicable to either HMS or WMR (or both).

The undersigned acknowledges that McNair Law Firm, P.A. is relying on this Certificate in issuing its Opinion.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of March 17, 2011.

_______________________________
Name:
Title:

EXHIBIT G
[FORM OF]
COMPLIANCE CERTIFICATE
Reference is made to the Credit Agreement dated as of March [•], 2011, among Rotech Healthcare Inc. (the “Borrower”), the Lenders party thereto, and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 5.04(d) of the Credit Agreement, the undersigned, in his/her capacity as a Financial Officer of the Borrower, certifies as follows:

1.
At no time during the period between [●] and [●] (the “Certificate Period”) did a Default or an Event of Default occur. [If unable to provide the foregoing certification, fully describe the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

2.
The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine the Leverage Ratio as of such date [and whether the Borrower is in compliance with the covenant set forth in Section 6.03 of the Credit Agreement][1]:

Maximum Leverage Ratio.

Total Debt    =    [●]
EBITDA    =    [●]
Actual Ratio    =    [●] to 1.00
[Required Leverage Ratio    =    5.50 to 1.00]2
Supporting detail showing the calculation of Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of EBITDA is attached hereto as Schedule 2.

1 Include only if there were Loans outstanding during the immediately preceding fiscal quarter.
2 Include only if there were Loans outstanding during the immediately preceding fiscal quarter.

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Financial Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this ________ day of __________.

ROTECH HEALTHCARE INC.,
by

Name:
Title:

[ANNEX A]
[Information Relating to Default or Event of Default]

Schedule 1

Calculation of Total Debt

Schedule 2

Calculation of EBITDA